                                                                    EXHIBIT 4.02


                                                                  EXECUTION COPY



                                CREDIT AGREEMENT

                            Dated as of May 18, 2000

                                     among

                            ROPER INDUSTRIES, INC.,
                                as the Borrower

                        ROPER CAPITAL DEUTSCHLAND GmbH,
                       as an Alternate Currency Borrower

       THE ALTERNATE CURRENCY BORROWERS FROM TIME TO TIME PARTIES HERETO

          THE INSTITUTIONS FROM TIME TO TIME PARTIES HERETO AS LENDERS

                                  BANK ONE, NA
              (having its principal office in Chicago, Illinois),
                            as Administrative Agent

                              WACHOVIA BANK, N.A.
                              as Syndication Agent

                           FIRST UNION NATIONAL BANK
                             as Documentation Agent

                                      and

                        BANC ONE CAPITAL MARKETS, INC.,
                     as Lead Arranger and Sole Book Runner



                                SIDLEY & AUSTIN
                                ---------------
                                 Bank One Plaza
                            10 South Dearborn Street
                            Chicago, Illinois  60603

                               TABLE OF CONTENTS
                               -----------------

Section                                                                                                              Page
-------                                                                                                              ----
ARTICLE  I:  DEFINITIONS...........................................................................................     1
  1.1.  Certain Defined Terms......................................................................................     1
  1.2.  References.................................................................................................    28
  1.3.  Rounding and Other Consequential Changes...................................................................    28

ARTICLE  II:  REVOLVING LOAN FACILITIES............................................................................    28
  2.1.  Revolving Loans............................................................................................    28
  2.2.  Swing Line Loans...........................................................................................    29
  2.3.  Rate Options for all Advances; Maximum Interest Periods....................................................    31
  2.4.  Optional Payments; Mandatory Prepayments...................................................................    31
  2.5.  Reduction of Commitments...................................................................................    34
  2.6.  Method of Borrowing........................................................................................    34
  2.7.  Method of Selecting Types, Currency and Interest Periods for Advances......................................    35
  2.8.  Minimum Amount of Each Advance.............................................................................    35
  2.9.  Method of Selecting Types, Currency and Interest Periods for Conversion and Continuation of Advances.......    36
  2.10.  Default Rate..............................................................................................    37
  2.11.  Method of Payment.........................................................................................    37
  2.12.  Evidence of Debt..........................................................................................    38
  2.13.  Telephonic Notices........................................................................................    39
  2.14.  Promise to Pay; Interest and Commitment Fees; Interest Payment Dates; Interest and Fee Basis; Taxes.......    39
  2.15.  Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions..    45
  2.16.  Lending Installations.....................................................................................    45
  2.17.  Non-Receipt of Funds by the Administrative Agent..........................................................    45
  2.18.  Termination Date..........................................................................................    45
  2.19.  Replacement of Certain Lenders............................................................................    45
  2.20.  Alternate Currency Loans..................................................................................    46
  2.21.  Judgment Currency.........................................................................................    48
  2.22.  Market Disruption; Denomination of Amounts in Dollars; Dollar Equivalent of Reimbursement Obligations.....    49
  2.23.  Additional Alternate Currency Borrowers...................................................................    50

ARTICLE  III:  THE LETTER OF CREDIT FACILITY.......................................................................    51
  3.1.  Obligation to Issue Letters of Credit......................................................................    51
  3.2.  [Reserved].................................................................................................    51
  3.3.  Types and Amounts..........................................................................................    51
  3.4.  Conditions.................................................................................................    51
  3.5.  Procedure for Issuance of Letters of Credit................................................................    52
  3.6.  Letter of Credit Participation.............................................................................    52
  3.7.  Reimbursement Obligation...................................................................................    52
  3.8.  Letter of Credit Fees......................................................................................    53
  3.9.  Issuing Bank Reporting Requirements........................................................................    53
  3.10.  Indemnification; Exoneration..............................................................................    54
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                                       i
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  3.11.  Cash Collateral...........................................................................................    55

ARTICLE  IV:  CHANGE IN CIRCUMSTANCES..............................................................................    55
  4.1.  Yield Protection...........................................................................................    55
  4.2.  Changes in Capital Adequacy Regulations....................................................................    56
  4.3.  Availability of Types of Advances..........................................................................    57
  4.4.  Funding Indemnification....................................................................................    57
  4.5.  Lender Statements; Survival of Indemnity...................................................................    57

ARTICLE  V:  CONDITIONS PRECEDENT..................................................................................    58
  5.1.  Initial Advances and Letters of Credit.....................................................................    58
  5.2.  Each Advance and Letter of Credit..........................................................................    59
  5.3.  Initial Advance to Each New Alternate Currency Borrower....................................................    60

ARTICLE  VI:  REPRESENTATIONS AND WARRANTIES.......................................................................    60
  6.1.  Organization; Corporate Powers.............................................................................    61
  6.2.  Authority..................................................................................................    61
  6.3.  No Conflict; Governmental Consents.........................................................................    61
  6.4.  Financial Statements.......................................................................................    62
  6.5.  No Material Adverse Change.................................................................................    62
  6.6.  Taxes......................................................................................................    62
  6.7.  Litigation; Loss Contingencies and Violations..............................................................    62
  6.8.  Subsidiaries...............................................................................................    62
  6.9.  ERISA......................................................................................................    63
  6.10.  Accuracy of Information...................................................................................    63
  6.11.  Securities Activities.....................................................................................    64
  6.12.  Material Agreements.......................................................................................    64
  6.13.  Compliance with Laws......................................................................................    64
  6.14.  Assets and Properties.....................................................................................    64
  6.15.  Statutory Indebtedness Restrictions.......................................................................    64
  6.16.  Labor Matters.............................................................................................    64
  6.17.  Environmental Matters.....................................................................................    64
  6.18.  Solvency..................................................................................................    65
  6.19.  Representations and Warranties of each Alternate Currency Borrower........................................    65

ARTICLE  VII:  COVENANTS...........................................................................................    67
  7.1.  Reporting..................................................................................................    67
  7.2.  Affirmative Covenants......................................................................................    71
  7.3.  Negative Covenants.........................................................................................    74
  7.4.  Financial Covenants........................................................................................    81

ARTICLE  VIII:  DEFAULTS...........................................................................................    82
  8.1.  Defaults...................................................................................................    82

ARTICLE  IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES...................................    85
  9.1.  Termination of Revolving Loan Commitments; Acceleration....................................................    85
  9.2.  Defaulting Lender..........................................................................................    86
  9.3.  Amendments.................................................................................................    87
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                                       ii
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
  9.4.  Preservation of Rights.....................................................................................    88

ARTICLE  X:  GENERAL PROVISIONS....................................................................................    88
  10.1.  Survival of Representations...............................................................................    88
  10.2.  Governmental Regulation...................................................................................    89
  10.3.  Performance of Obligations................................................................................    89
  10.4.  Headings..................................................................................................    89
  10.5.  Entire Agreement..........................................................................................    89
  10.6.  Several Obligations; Benefits of this Agreement...........................................................    89
  10.7.  Expenses; Indemnification.................................................................................    90
  10.8.  Numbers of Documents......................................................................................    91
  10.9.  Accounting................................................................................................    91
  10.10.  Severability of Provisions...............................................................................    92
  10.11.  Nonliability of Lenders..................................................................................    92
  10.12.  GOVERNING LAW............................................................................................    92
  10.13.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL..................................................    92
  10.14.  Subordination of Intercompany Indebtedness...............................................................    94

ARTICLE  XI:  THE ADMINISTRATIVE AGENT.............................................................................    95
  11.1.  Appointment; Nature of Relationship.......................................................................    95
  11.2.  Powers....................................................................................................    95
  11.3.  General Immunity..........................................................................................    95
  11.4.  No Responsibility for Loans, Creditworthiness, Recitals, Etc..............................................    95
  11.5.  Action on Instructions of Lenders.........................................................................    96
  11.6.  Employment of Administrative Agents and Counsel...........................................................    96
  11.7.  Reliance on Documents; Counsel............................................................................    96
  11.8.  The Administrative Agent's and the Alternate Currency Banks' Reimbursement and Indemnification............    96
  11.9.  Rights as a Lender; Bank One Roles........................................................................    97
  11.10.  Lender Credit Decision...................................................................................    97
  11.11.  Successor Administrative Agent...........................................................................    97
  11.12.  Execution of Collateral Documents........................................................................    98
  11.13.  No Duties Imposed Upon Syndication Agent, Documentation Agent or Arranger................................   100

ARTICLE  XII:  SETOFF; RATABLE PAYMENTS............................................................................   100
  12.1.  Setoff....................................................................................................   100
  12.2.  Ratable Payments..........................................................................................   100
  12.3.  Application of Payments...................................................................................   100
  12.4.  Relations Among Lenders...................................................................................   101
  12.5.  Representations and Covenants Among Lenders...............................................................   102

ARTICLE  XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..................................................   102
  13.1.  Successors and Assigns....................................................................................   102
  13.2.  Participations............................................................................................   102
  13.3.  Assignments...............................................................................................   103
  13.4.  Confidentiality...........................................................................................   105
  13.5.  Dissemination of Information..............................................................................   105

ARTICLE  XIV:  NOTICES.............................................................................................   105
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                                      iii
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  14.1.  Giving Notice.............................................................................................   105
  14.2.  Change of Address.........................................................................................   106

ARTICLE  XV:  COUNTERPARTS.........................................................................................   106

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                                       iv

                             EXHIBITS AND SCHEDULES
                             ----------------------

                                    Exhibits
                                    --------

EXHIBIT A    --  Revolving Loan Commitments
                 (Definitions)
EXHIBIT A-1  --  Eurocurrency Payment Offices
                 (Definitions)
EXHIBIT B    --  Form of Borrowing/Election Notice
                 (Section 2.2 and Section 2.7 and Section 2.9)
EXHIBIT C    --  Form of Request for Letter of Credit
                 (Section 3.4)
EXHIBIT D    --  Form of Assignment Agreement
                 (Definitions and Section 13.3)
EXHIBIT E    --  Form of Borrowers' US Counsel's Opinion and Form of
                 Borrowers' Foreign Counsel's Opinion
                 (Section 5.1)
EXHIBIT F    --  List of Closing Documents
                 (Section 5.1)
EXHIBIT G    --  Form of Officer's Certificate
                 (Sections 5.2 and 7.1(A)(iii))
EXHIBIT H    --  Form of Compliance Certificate
                 (Sections 5.2 and 7.1(A)(iii)
EXHIBIT I-1  --  Form of Parent Guaranty
                 (Definitions)
EXHIBIT I-2  --  Form of Subsidiary Guaranty
                 (Definitions)
EXHIBIT J    --  Form of Alternate Currency Addendum
                 (Definitions)
EXHIBIT K    --  Form of Revolving Loan Note
                 (If Requested)
EXHIBIT L    --  Form of Pledge Agreement
                 (Definitions)
EXHIBIT M    --  Form of Assumption Letter
                 (Definitions)
EXHIBIT N    --  Form of Sharing Agreement
                 (Definitions)

                                   Schedules
                                   ---------

Schedule 1.1.1    --  Permitted Existing Indebtedness (Definitions)

Schedule 1.1.2    --  Permitted Existing Investments (Definitions)

Schedule 1.1.3    --  Permitted Existing Liens (Definitions)

Schedule 1.1.4    --  Permitted Existing Contingent Obligations
                      (Definitions)

Schedule 6.3      --  Conflicts; Governmental Consents (Section 6.3)

Schedule 6.4      --  Financial Statements (Section 6.4)

Schedule 6.8      --  Subsidiaries (Section 6.8)

Schedule 6.9      --  ERISA (Section 6.9)

Schedule 6.17     --  Environmental Matters (Section 6.17)

                                CREDIT AGREEMENT

     This Credit Agreement dated as of May 18, 2000 is entered into among ROPER INDUSTRIES, INC., a Delaware corporation (the "Borrower"), Roper Capital
                                               --------
Deutschland GmbH, a company organized under the laws of Germany ("Roper
                                                                  -----
Germany"), one or more additional Subsidiaries of the Borrower (whether now existing or hereafter formed and party to an Alternate Currency Addendum, together with Roper Germany, collectively referred to herein as the "Alternate
                                                                     ---------
Currency Borrowers"), the institutions from time to time parties hereto as
------------------
Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to Section 13.3, Bank One, NA, as Administrative Agent for itself and
            ------------
the other Lenders, Wachovia Bank, N.A., as Syndication Agent and First Union National Bank, as Documentation Agent. The parties hereto agree as follows:

                            ARTICLE  I: DEFINITIONS

     1.1. Certain Defined Terms.  In addition to the terms defined above, the
          ---------------------
following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

     As used in this Agreement:

     "Accounting Changes" is defined in Section 10.9 hereof.
      ------------------                ------------

     "Acquisition" means any transaction, or any series of related transactions,
      -----------
consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (other than transactions involving solely the Borrower and its Subsidiaries) (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person.

     "Administrative Agent" means Bank One in its capacity as contractual
      --------------------
representative for itself and the Lenders pursuant to Article XI hereof and any
                                                      ----------
successor Administrative Agent appointed pursuant to Article XI hereof.
                                                     ----------

     "Advance" means a borrowing hereunder consisting of the aggregate amount of
      -------
the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurocurrency Rate Advances and Alternate Currency Loans, in the same currency and for the same Interest Period.

     "Affected Lender" is defined in Section 2.19 hereof.
      ---------------                ------------

     "Affiliate" of any Person means any other Person directly or indirectly
      ---------
controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than or equal to ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

     "Aggregate Revolving Loan Commitment" means the aggregate of the Revolving
      -----------------------------------
Loan Commitments of all the Lenders, as may be reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is Two Hundred Seventy-Five Million and 00/100 Dollars ($275,000,000.00).

     "Agreed Currencies" means  (i) Dollars, (ii) so long as such currency
      -----------------
remains an Eligible Currency, Deutsche Marks or euro, and (iii) any other Eligible Currency which the Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to one-hundred percent (100%) of the Lenders with a Revolving Loan Commitment; provided, that
                                                                --------
the Administrative Agent shall promptly notify each such Lender of each such request and each such Lender shall be deemed not to have agreed to each such request unless its written consent thereto has been received by the Administrative Agent within five (5) Business Days from the date of such notification by the Administrative Agent to such Lender.

     "Agreement" means this Credit Agreement, as it may be amended, restated or
      ---------
otherwise modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting
      -------------------------------
principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 6.4 hereof, provided, however,
                                          -----------         --------  -------
that, except as provided in Section 10.9, with respect to the calculation of
                            ------------
financial ratios and other financial tests required by this Agreement, "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 6.4 hereof.
                        -----------

     "Alternate Base Rate" means, for any day, a fluctuating rate of interest
      -------------------
per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

     "Alternate Currency" shall mean (i) only so long as such currency remains
      ------------------
an Eligible Currency, Deutsche Marks or euro and (ii) any other Eligible Currency which the applicable Borrower requests the applicable Alternate Currency Bank to include as an Alternate Currency hereunder and which is acceptable to such Alternate Currency Bank and with respect to which an Alternate Currency Addendum has been executed by an Alternate Currency Borrower and such Alternate Currency Bank in connection therewith.

     "Alternate Currency Addendum" means an addendum substantially in the form
      ---------------------------
of Exhibit J with such modifications thereto as shall be approved by the
   ---------
applicable Alternate Currency Bank.

     "Alternate Currency Bank" means Bank One and any other Lender (or any
      -----------------------
Affiliate, branch or agency thereof) to the extent it is party to an Alternate Currency Addendum. If any agency, branch or Affiliate of Bank One or such Lender shall be a party to an Alternate Currency

Addendum, such agency, branch or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of Bank One or such Lender hereunder; provided, however, that Bank One or such Lender shall to
                       --------  -------
the exclusion of such agency, branch or Affiliate, continue to have all the voting rights vested in it by the terms hereof.

     "Alternate Currency Borrower" means (i) Roper Germany and (ii) any other
      ---------------------------
wholly-owned Foreign Incorporated Subsidiary of the Borrower, whether now existing or hereafter formed, that is a party to an Alternate Currency Addendum, which Subsidiary shall have delivered to the Administrative Agent an Assumption Letter in accordance with Section 2.23 and such other documents as may be
                          ------------
required pursuant to this Agreement, in each case together with its respective successors and assigns, including a debtor-in-possession on behalf of Roper Germany or such other Alternate Currency Borrower.

     "Alternate Currency Borrowing" means any borrowing consisting of a Loan
      ----------------------------
made to an Alternate Currency Borrower in an Alternate Currency.

     "Alternate Currency Commitment" means, for any Alternate Currency Bank for
      -----------------------------
each Alternate Currency, the obligation of such Alternate Currency Bank to make Alternate Currency Loans not exceeding the Dollar Amount set forth in the applicable Alternate Currency Addendum, as such amount may be modified from time to time pursuant to the terms of this Agreement and the applicable Alternate Currency Addendum.

     "Alternate Currency Guaranty Documentation" means guaranty and contribution
      -----------------------------------------
agreement documentation from each Alternate Currency Borrower guaranteeing the obligations of each other Alternate Currency Borrower in form and substance acceptable to the Administrative Agent and as the Administrative Agent may require in connection with the addition of an Alternate Currency Borrower pursuant to Section 2.23 hereunder, as such Alternate Currency Guaranty
            ------------
Documentation may be amended, restated, supplemented or otherwise modified from time to time.

     "Alternate Currency Interest Period" means, with respect to any Alternate
      ----------------------------------
Currency Loan, the Interest Period as set forth on the applicable Alternate Currency Addendum.

     "Alternate Currency Loan" means any Loan denominated in an Alternate
      -----------------------
Currency made by an Alternate Currency Bank to an Alternate Currency Borrower pursuant to Section 2.20 and the related Alternate Currency Addendum.
            ------------

     "Alternate Currency Rate" means, for any day for any Alternate Currency
      -----------------------
Loan, the per annum rate of interest selected by the applicable Alternate Currency Borrower under and as set forth in the applicable Alternate Currency Addendum plus the then Applicable Alternate Currency Margin.
         ----

     "Applicable Alternate Currency Margin" means, as at any date of
      ------------------------------------
determination, the rate per annum then applicable to Alternate Currency Loans determined in accordance with the provisions of Section 2.14(D)(ii) hereof, or
                                                -------------------
as modified with the consent of all of the Lenders by the applicable Alternate Currency Addendum.

     "Applicable Commitment Fee Percentage" means, as at any date of
      ------------------------------------
determination, the rate per annum then applicable in the determination of the amount payable under Section 2.14(C)(i) hereof determined in accordance with the
                     ------------------
provisions of Section 2.14(D)(ii) hereof.
              -------------------

     "Applicable Eurocurrency Margin" means, as at any date of determination,
      ------------------------------
the rate per annum then applicable to Eurocurrency Rate Loans determined in accordance with the provisions of Section 2.14(D)(ii) hereof.
                                  -------------------

     "Applicable Floating Rate Margin" means, as at any date of determination,
      -------------------------------
the rate per annum then applicable to Floating Rate Loans determined in accordance with the provisions of Section 2.14(D)(ii) hereof.
                                  -------------------

     "Applicable L/C Fee Percentage" means, as at any date of determination, a
      -----------------------------
rate per annum equal to the Applicable Eurocurrency Margin for Eurocurrency Rate Loans in effect on such date.

     "Approved Fund" means, with respect to any Lender that is a fund or
      -------------
commingled investment vehicle that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Arranger" means Banc One Capital Markets, Inc., in its capacity as lead
      --------
arranger and sole book runner for the loan transaction evidenced by this Agreement.

     "Assignment Agreement" means an assignment and acceptance agreement entered
      --------------------
into in connection with an assignment pursuant to Section 13.3 hereof in
                                                  ------------
substantially the form of Exhibit D.
                          ---------

     "Asset Sale" means, with respect to any Person, the sale, lease,
      ----------
conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person) to any Person other than the Borrower or any of its wholly-owned Subsidiaries other than (i) the sale of Inventory in the ordinary course of business, and
(ii) the sale or other disposition of any obsolete, excess, damaged or worn-out Equipment disposed of in the ordinary course of business.

     "Assumption Letter" means a letter of a Subsidiary of the Borrower
      -----------------
addressed to the Lenders in substantially the form of Exhibit M hereto pursuant
                                                      ---------
to which such Subsidiary agrees to become an Alternate Currency Borrower and agrees to be bound by the terms and conditions hereof.

     "Authorized Officer" means any of the President, Chief Financial Officer or
      ------------------
Treasurer of the Borrower, acting singly.

     "Bank One" means Bank One, NA, having its principal office in Chicago,
      --------
Illinois, in its individual capacity, and its successors.

     "Bank One Roles" is defined in Section 11.9(b) hereof.
      --------------                ---------------

     "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of
      ------------
ERISA (other than a Multiemployer Plan or Foreign Pension Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "Borrower" means Roper Industries, Inc., a Delaware corporation, together
      --------
with its permitted successors and assigns, including a debtor-in-possession on behalf of the Borrower, and "Borrowers" shall mean, collectively, the Borrower
                             ---------
and the Alternate Currency Borrowers (including Roper Germany).

     "Borrowing Date" means a date on which an Advance or Swing Line Loan is
      --------------
made hereunder.

     "Borrowing/Election Notice" is defined in Section 2.7 hereof.
      -------------------------                -----------

     "Business Day" means (i) with respect to any borrowing, payment or rate
      ------------
selection of Loans bearing interest at the Eurocurrency Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York and on which dealings in Dollars and the other Agreed Currencies are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.

     "Capital Expenditures" means, for any period, the aggregate of all
      --------------------
expenditures (whether or not paid in cash and including Capitalized Leases and purchase money indebtedness) by the Borrower and its consolidated Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries; provided, however, that the term "Capital
                               --------  -------
Expenditures" shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced; (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time; (c) the purchase of plant, property or equipment made within one year of the sale of any asset to the extent purchased with the proceeds of such sale; and (d) the portion of the purchase price in connection with any acquisition that would otherwise be included as additions to property, plant or equipment.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
      -------------
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a limited liability company, membership interests, (iv) in the case of a partnership, partnership interests (whether general or limited) and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided, however, that "Capital
                                                --------  -------
Stock" shall not include any debt securities convertible into equity securities prior to such conversion.

     "Capitalized Lease" of a Person means any lease of property by such Person
      -----------------
as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the
      -----------------------------
obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalents" means (i) marketable direct obligations issued or
      ----------------
unconditionally guaranteed by the governments of the United States and backed by the full faith and credit of the United States government; (ii) domestic and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated BBB (or better) by Standard of Poor's Rating Group or Baa (or better) by Moody's Investors Services, Inc., and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated BBB (or better) by Standard & Poor's Ratings Group or Baa (or better) by Moody's Investors Service, Inc.); and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 by Moody's Investors Services, Inc.; provided that the maturities of such
                                         --------
Cash Equivalents shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof.

     "Change" is defined in Section 4.2 hereof.
      ------                -----------

     "Change of Control" means an event or series of events by which:
      -----------------

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the exchange Act of 1934), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, provided that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Borrower's outstanding Capital Stock ordinarily having the right to vote at an election of directors; or

         (b) the majority of the board of directors of the Borrower fails to consist of Continuing Directors; or

         (c) the Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of the Borrower is reclassified or changed into or exchanged for cash, securities or other property; or

         (d) the Borrower shall cease to own and control, directly or indirectly, one hundred percent (100%) of the issued and outstanding Capital Stock of any Alternate Currency Borrower at any time that such Alternate Currency Borrower has Alternate Currency Loans outstanding (it being understood that upon the occurrence and during the continuance of a Change of Control of the type described in this clause (d), such Alternate
                                                     ----------
     Currency Borrower shall not be permitted to borrow any Loans under its applicable Alternate Currency Addendum); or

         (e) a "change of control" (or an event of like import) shall have occurred under the Note Purchase Agreement.

     "Closing Date" means May 18, 2000.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or
      ----
otherwise modified from time to time.

     "Collateral Agent" means Bank One in its capacity as collateral agent for
      ----------------
the Holders of Secured Obligations and the Noteholders under the Sharing Agreement, and any successor Collateral Agent appointed in accordance with the terms thereof.

     "Collateral Documents" means collectively, each of the Pledge Agreements,
      --------------------
the Guarantees and the Sharing Agreement, together with all agreements and documents referred to therein or contemplated thereby.

     "Commission" means the Securities and Exchange Commission of the United
      ----------
States of America and any Person succeeding to the functions thereof.

     "Consolidated Assets" means the total assets of the Borrower and its
      -------------------
Subsidiaries on a consolidated basis (determined in accordance with Agreement Accounting Principles).

     "Consolidated Net Worth" means, at a particular date, all amounts which
      ----------------------
would be included under shareholders' equity (including capital stock, additional paid-in capital and retained earnings) on the consolidated balance sheet for the Borrower and its consolidated Subsidiaries determined in accordance with Agreement Accounting Principles.

     "Contaminant" means any pollutant, hazardous substance, toxic substance,
      -----------
hazardous waste, special waste, petroleum or petroleum-derived substance, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

     "Contingent Obligation", as applied to any Person, means any Contractual
      ---------------------
Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases.

     "Continuing Director" means, with respect to any Person as of any date of
      -------------------
determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the date of this Agreement, or (b) was nominated for election or elected to such board of directors with the approval of the Continuing Directors who were members of such board at the time of such nomination or election.

     "Contractual Obligation", as applied to any Person, means any provision of
      ----------------------
any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "Controlled Group" means the group consisting of (i) any corporation which
      ----------------
is a member of the same controlled group of corporations (within the meaning of
Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any
                                                        ----------
partnership or trade or business described in clause (ii) above.
                                              -----------

     "Cure Loan" is defined in Section 9.2(iii) hereof.
      ---------                ----------------

     "Customary Permitted Liens" means:
      -------------------------

          (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due and payable or (if foreclosure, distrait, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained, which reserves and provisions shall be maintained in accordance with generally accepted accounting principles as in effect from time to time, if and to the extent that such generally accepted accounting principles so require;

          (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained, which reserves and provisions shall be maintained in accordance with generally accepted accounting principles as may be in effect from time, if and to the extent that such generally accepted accounting principles so require;

          (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such
                                                   --------
     Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding two percent (2%) of the Consolidated Net Worth of the Borrower and its Subsidiaries;

          (iv) Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary use or occupancy of the real property or with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrower or any of its Subsidiaries which do not constitute a Default under Section 8.1(H)
                                                                 --------------
     hereof; and

          (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

     "Default" means an event described in Article VIII hereof.
      -------                              ------------

     "Deutsche Marks" means the lawful currency of the Federal Republic of
      --------------
Germany.

     "Deutsche Marks Alternate Currency Addendum" means that certain Alternate
      ------------------------------------------
Currency Addendum dated as of the Closing Date among Roper Germany, the Administrative Agent and Bank One, NA, Frankfurt Branch, as the Alternate Currency Bank thereunder.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the
      ------------------
terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Revolving Loan Termination Date.

     "Documentation Agent" means First Union National Bank in its capacity as
      -------------------
documentation agent for the loan transaction evidenced by this Agreement.

     "DOL" means the United States Department of Labor and any Person succeeding
      ---
to the functions thereof.

     "Dollar" and "$" means dollars in the lawful currency of the United States
      ------       -
of America.

     "Dollar Amount" of any currency at any date shall mean (i) the amount of
      -------------
such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars.

     "Domestic Incorporated Subsidiary" means a Subsidiary of the Borrower
      --------------------------------
organized under the laws of a jurisdiction located in the United States of America and substantially all of the operations of which are conducted within the United States.

     "EBIT" means, for any period, on a consolidated basis for the Borrower and
      ----
its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Net Income, plus (ii) Interest Expense to the extent deducted in
                   ----
computing Net Income, plus (iii) charges against income for foreign, federal,
                      ----
state and local taxes to the extent deducted in computing Net Income.

     "EBITDA" means, for any period, on a consolidated basis for the Borrower
      ------
and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) EBIT, plus (ii) depreciation expense to the extent deducted
                          ----
in computing Net Income, plus (iii) amortization expense, including, without
                         ----
limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus (iv) other extraordinary non-cash charges
                                  ----
to the extent deducted in computing Net Income, minus (v) other extraordinary
                                                -----
non-cash credits to the extent added in computing Net Income. EBITDA shall be calculated on a pro forma basis giving effect to acquisitions and Asset Sales on
                --- -----
a last twelve (12) months' basis using, for any Permitted Acquisition, historical financial statements containing reasonable adjustments satisfactory to the Administrative Agent, broken down by fiscal quarter in the Borrower's reasonable judgment.

     "Eligible Currency" means any currency other than Dollars with respect to
      -----------------
which the Administrative Agent or the Borrower has not given notice in accordance with Section 2.22 and that is readily available, freely traded, in
                ------------
which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market available to the Lenders in such market and as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency or Alternate Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, such country's currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (ii) as to which, in the determination of the Administrative Agent, an Equivalent Amount is not readily calculable (each of clause (i) and (ii), a "Disqualifying Event"), then the Administrative Agent
----------     ----
shall promptly notify the Lenders and the Borrower, and such country's currency shall no longer be an Agreed Currency or Alternate Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days of receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loan into Loans in Dollars or another Agreed Currency or Alternate Currency, subject to the other terms contained in Articles II and IV.
                                                            -----------     --

     "Environmental, Health or Safety Requirements of Law" means all
      ---------------------------------------------------
Requirements of Law derived from or relating to foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., the Occupational Safety and Health Act of 1970,
                        -- ---
29 U.S.C. (S) 651 et seq., and the Resource Conservation and Recovery Act of
                  -- ---
1976, 42 U.S.C. (S) 6901 et seq., in each case including any amendments thereto,
                         -- ---
any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

     "Environmental Lien" means a lien in favor of any Governmental Authority
      ------------------
for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "Environmental Property Transfer Act" means any applicable requirement of
      -----------------------------------
law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

     "Equipment" means all of the Borrower's present and future (i) equipment,
      ---------
including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than the Borrower's Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

     "Equity Interests" means Capital Stock and all warrants, options or other
      ----------------
rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equivalent Amount" of any currency with respect to any amount of Dollars
      -----------------
at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent or the applicable Alternate Currency Bank, as applicable, in the London interbank market (or other market where the Administrative Agent's or Alternate Currency Bank's, as applicable, foreign exchange operations in respect of such currency are then being conducted) for such other currency at or about 11:00 a.m. (local time applicable to the transaction in question) two (2) Business Days prior to the date on which such amount is to be determined, rounded up to the nearest amount of such currency as determined by the applicable Alternate Currency Bank from time to time; provided, however, that if at the time of any such determination, for any
      --------  -------
reason, no such spot rate is being quoted, the Administrative Agent or the applicable Alternate Currency Bank may use any reasonable method it deems appropriate (after consultation with the Borrower) to determine such amount, and such determination shall be conclusive absent manifest error.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "euro" means the Euro referred to in the Council Regulation E.C. No.
      ----
1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

     "Eurocurrency Base Rate" means, with respect to a Eurocurrency Rate Loan
      ----------------------
for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in the Agreed Currency appearing on Reuters Screen FRBD (or other applicable Screen for such Agreed Currency) as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, as adjusted for Reserves; provided, that (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in the Agreed Currency as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, as adjusted for Reserves and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent as the arithmetic average (rounded upward, if necessary, to an integral multiple of 1/16 of 1%) of the rates per annum reported to the Administrative Agent by each Reference Lender as the rate at which such Reference Lender offers to place deposits in the Agreed Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of such Reference Lender's relevant Eurocurrency Rate Loan and having a maturity equal to such Interest Period, as adjusted for Reserves. If any Reference Lender fails to provide such quotation to the Administrative Agent, then the Administrative Agent shall determine the Eurocurrency Base Rate on the basis of the quotations from the remaining Reference Lender(s). Any Eurocurrency Base Rate determined on the basis of the rate displayed on Reuters Screen FRBD in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Reuters Service within one hour of the time when such rate is first displayed by such service.

     "Eurocurrency Payment Office" of the Administrative Agent shall mean, for
      ---------------------------
each of the Agreed Currencies, any agency, branch or Affiliate of the Administrative Agent, specified as the "Eurocurrency Payment Office" for such Agreed Currency on Exhibit A-1 hereto or such other agency, branch, Affiliate or
                   -----------
correspondence bank of the Administrative Agent, as it may from time to time specify to the Borrower and each Lender as its Eurocurrency Payment Office.

     "Eurocurrency Rate" means, with respect to a Eurocurrency Rate Loan for the
      -----------------
relevant Interest Period, the Eurocurrency Base Rate applicable to such Interest Period plus the then Applicable Eurocurrency Margin.
       ----

     "Eurocurrency Rate Advance" means an Advance which bears interest at the
      -------------------------
Eurocurrency Rate.

     "Eurocurrency Rate Loan" means a Loan made on a fully syndicated basis
      ----------------------
pursuant to Section 2.1, which bears interest at the Eurocurrency Rate.
            -----------

     "Existing Credit Agreement" means that certain Amended and Restated Credit
      -------------------------
Agreement dated as of May 15, 1997 among the Borrower, the financial institutions parties thereto as lenders, and Bank of America, N.A. (formerly known as NationsBank, National Association (South)), as the agent thereunder, as the same has been amended from time to time.

     "Federal Funds Effective Rate" means, for any day, an interest rate per
      ----------------------------
annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     "Financing" means, with respect to any Person, the issuance or sale by such
      ---------
Person of any Equity Interests of such Person or any Indebtedness consisting of debt securities of such Person.

     "Fixed-Rate Loan" means any Eurocurrency Rate Loan and any Alternate
      ---------------
Currency Loan bearing a fixed rate of interest.

     "Floating Rate" means, for any day for any Loan, a rate per annum equal to
      -------------
the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus the then Applicable Floating Rate Margin.
              ----

     "Floating Rate Advance" means an Advance which bears interest at the
      ---------------------
Floating Rate.

     "Floating Rate Loan" means a Loan, or portion thereof, which bears interest
      ------------------
at the Floating Rate.

     "Foreign Employee Benefit Plan" means any employee benefit plan as defined
      -----------------------------
in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower or any member of the Controlled Group, but which is not covered by ERISA pursuant to Section 4(b)(4) of ERISA.

     "Foreign Incorporated Subsidiary" means a Subsidiary of the Borrower which
      -------------------------------
is not a Domestic Incorporated Subsidiary.

     "Foreign Pension Plan" means any employee pension benefit plan (as defined
      --------------------
in Section 3(2) of ERISA) which (i) is maintained or contributed to for the benefit of employees of the Borrower or any other member of the Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) thereof and
(iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

     "Governmental Acts" is defined in Section 3.10(A) hereof.
      -----------------                ---------------

     "Governmental Authority" means any nation or government, any federal,
      ----------------------
state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

     "Guaranty" means each of (i) the Subsidiary Guaranty, (ii) the Parent
      --------
Guaranty and (iii) any Alternate Currency Guaranty Documentation.

     "Hedging Agreements" is defined in Section 7.3(M) hereof.
      ------------------                --------------

     "Hedging Arrangements" is defined in the definition of "Hedging
      --------------------
Obligations" below.

     "Hedging Obligations" of a Person means any and all obligations of such
      -------------------
Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions ("Hedging Arrangements"), and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Holders of Secured Obligations" means the holders of the Secured
      ------------------------------
Obligations from time to time and shall include (i) each Lender in respect of its Loans (including, without limitation, each Alternate Currency Bank in respect of its Alternate Currency Loans), (ii) each Issuing Bank in respect of Reimbursement Obligations owed to it, (iii) the Administrative Agent, the Lenders and the Issuing Banks in respect of all other present and future obligations and liabilities of the Borrower or any of its Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iv) each Indemnitee in respect of the obligations and liabilities of the Borrower or any of its Subsidiaries to such Person hereunder or under the other Loan Documents, (v) each Lender (or affiliate thereof), in respect of all Hedging Obligations of the Borrower and its Subsidiaries to such Lender (or such affiliate) as exchange party or counterparty under any Hedging Agreements, and (vi) their respective successors, transferees and assigns.

     "Home Country" is defined in Section 6.19(A) hereof.
      ------------                ---------------

     "Incremental Receivables Purchase Proceeds" means Net Cash Proceeds
      -----------------------------------------
received by the Borrower or any applicable Subsidiary from the sale or transfer of Receivables and Related Security under the Receivables Purchase Documents, other than the initial sale or transfer thereunder, to the extent such Net Cash Proceeds constitute new funds invested by the purchasers thereunder and not merely reinvested collections from assets (a) previously sold or transferred thereunder (whether from the initial transfer or otherwise) and (b) applied to prepay the Loans pursuant to Section 2.4(B)(iv).
                             ------------------

     "Indebtedness" of a person means, without duplication, such Person's (i)
      ------------
obligations for borrowed money, including, without limitation, subordinated indebtedness, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such person's business payable on terms customary in the trade and other than earn-outs or other similar forms of contingent purchase prices), (iii) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) Contingent Obligations, (g) obligations with respect to letters of credit, (h) Hedging Obligations, (i) Off-Balance Sheet Liabilities, (j) Receivables Facility Attributed Indebtedness and (k) Disqualified Stock. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

     "Indemnified Matters" is defined in Section 10.7(B) hereof.
      -------------------                ---------------

     "Indemnitees" is defined in Section 10.7(B) hereof.
      -----------                ---------------

     "Initial Obligor Group" means each member of the Obligor Group as of the
      ---------------------
Closing Date.

     "Interest and Rents Coverage Ratio" is defined in Section 7.4(A) hereof.
      ---------------------------------                --------------

     "Interest Expense" means, without duplication, for any period, the total
      ----------------
interest expense of the Borrower and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment and letter of credit fees, Off-Balance Sheet Liabilities (including Receivables Facility Financing Costs), and net payments or receipts (if any) pursuant to Hedging Arrangements relating to interest rate protection, all as determined in conformity with Agreement Accounting Principles.

     "Interest Period" means, (i) any Alternate Currency Interest Period and
      ---------------
(ii) with respect to a Eurocurrency Rate Loan, a period of one (1), two (2), three (3) or six (6) months, commencing on a Business Day selected by the Borrower on which a Eurocurrency Rate Advance is made to the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically
            --------  -------
corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding
                         --------  -------
Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Inventory" shall mean any and all goods, including, without limitation,
      ---------
goods in transit, wheresoever located, whether now owned or hereafter acquired by the Borrower or any of its Subsidiaries, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of Borrower or any of its Subsidiaries, and shall include all right, title and interest of the Borrower or any of its Subsidiaries in any property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by the Borrower or any of its Subsidiaries.

     "Investment" means, with respect to any Person, (i) any purchase or other
      ----------
acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

     "IRS" means the Internal Revenue Service and any Person succeeding to the
      ---
functions thereof.

     "Issuing Banks" means Bank One or any of its Affiliates in its separate
      -------------
capacity as an issuer of Letters of Credit pursuant to Section 3.1.  The
                                                       -----------
designation of any Lender as an Issuing Bank after the date hereof shall be subject to the prior written consent of the Administrative Agent.

     "Last Twelve-Month Period" is defined in Section 7.4(A) hereof.
      ------------------------                --------------

     "L/C Documents" is defined in Section 3.4 hereof.
      -------------                -----------

     "L/C Draft" means a draft drawn on an Issuing Bank pursuant to a Letter of
      ---------
Credit.

     "L/C Interest" shall have the meaning ascribed to such term in Section 3.6
      ------------                                                  -----------
hereof.

     "L/C Obligations" means, without duplication, an amount equal to the sum of
      ---------------
(i) the aggregate of the Dollar Amount then available for drawing under each of the Letters of Credit, (ii) the Dollar Amount equal to the stated amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Bank, (iii) the aggregate outstanding Dollar Amount of all Reimbursement Obligations at such time and (iv) the aggregate Dollar Amount equal to the face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied).

     "Lenders" means the lending institutions listed on the signature pages of
      -------
this Agreement or an Alternate Currency Addendum, including the Issuing Banks, the Alternate Currency Banks, the Swing Line Banks and each of their respective successors and assigns. Each reference in this Agreement to any Lender shall, to the extent applicable, be deemed a reference to each Alternate Currency Bank.

     "Lending Installation" means, with respect to a Lender or the
      --------------------
Administrative Agent, any office, branch, subsidiary or Affiliate of such Lender or the Administrative Agent.

     "Letter of Credit" means the commercial and standby letters of credit to be
      ----------------
issued by the Issuing Banks pursuant to Section 3.1 hereof.
                                        -----------

     "Leverage Ratio" is defined in Section 7.4(B) hereof.
      --------------                --------------

     "Lien" means any lien (statutory or other), mortgage, pledge,
      ----
hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan(s)" means, with respect to a Lender, such Lender's portion of any
      -------
Advance made pursuant to Section 2.1 hereof, as applicable, and in the case of
                         -----------
the Swing Line Bank, any Swing Line Loan made pursuant to Section 2.2 hereof,
                                                          -----------
and in the case of any Alternate Currency Bank, any Alternate Currency Loan made pursuant to Section 2.20 and the applicable Alternate Currency Addendum, and
            ------------
collectively, all Revolving Loans, Swing Line Loans and Alternate Currency Loans, whether made or continued as or converted to Floating Rate Loans or Eurocurrency Rate Loans.

     "Loan Account" is defined in Section 2.12(A) hereof.
      ------------                ---------------

     "Loan Documents" means this Agreement, each Alternate Currency Addendum
      --------------
executed hereunder, each Assumption Letter, any promissory notes executed pursuant to Section 2.12, the Collateral Documents (including the Pledge
            ------------
Agreements and the Guarantees), and all other documents, instruments, notes and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

     "Margin Stock" shall have the meaning ascribed to such term in Regulation
      ------------
U.

     "Material Adverse Effect" means a material adverse effect upon (a) the
      -----------------------
business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers, or the Borrowers and their respective Subsidiaries, taken as a whole, (b) the collective ability of the Borrowers or any of their respective Subsidiaries to perform their respective obligations under the Loan Documents in any material respect, or (c) the ability of the Lenders or the Administrative Agent to enforce in any material respect the Obligations.

     "Material Foreign Subsidiary" means, without duplication, (1) each
      ---------------------------
Alternate Currency Borrower and (2) each consolidated Subsidiary of the Borrower
(a) which is a Foreign Incorporated Subsidiary and (b) either (i) the total assets of which exceed, as at the end of any fiscal quarter of the Borrower or, in the case of consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition, five percent (5.0%) of the Consolidated Assets of the Borrower and its consolidated Subsidiaries for the immediately preceding twelve-month period or (ii) the Net Income of which exceeds, as at the end of any fiscal quarter of the Borrower or, in the case of consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition, five percent (5.0%) of the Net Income of the Borrower and its consolidated Subsidiaries for the immediately preceding twelve-month period.

     "Multiemployer Plan" means a "Multiemployer Plan" as defined in Section
      ------------------
4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any member of the Controlled Group.

     "National Currency Unit" means the unit of currency (other than a euro
      ----------------------
unit) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

     "Net Cash Proceeds" means, with respect to any Asset Sale or Financing by
      -----------------
any Person, (a) cash or Cash Equivalents (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale or Financing), after (i) provision for all income or other taxes measured by or resulting from such Asset Sale or Financing, (ii) payment of all brokerage commissions and other fees and expenses and commissions related to such Asset Sale or Financing, (iii) repayment of Indebtedness (and any premium or penalty thereon) secured by a Lien permitted by this Agreement on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness or by applicable law) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness), and (iv) deduction of appropriate amounts to be provided by such Person or a Subsidiary of such Person as a reserve, in accordance with Agreement Accounting Principles, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by such Person or a Subsidiary of such Person after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and (b) cash or Cash Equivalents payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Asset Sale or Financing upon receipt of such cash payments by such Person or such Subsidiary.

     "Net Income" means, for any period, the net income (or loss) after taxes of
      ----------
the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

     "New Currency" is defined in Section 2.11(c) hereof.
      ------------                ---------------

     "Newly Acquired Subsidiaries" means each of Abel L.P., a Delaware limited
      ---------------------------
partnership, AHC, Inc., a Pennsylvania corporation, and Abel Pumps Corporation, a Pennsylvania corporation.

     "Non-ERISA Commitments" means:
      ---------------------

     (i) each pension, medical, dental, life, accident insurance, disability, group insurance, sick leave, profit sharing, deferred compensation, bonus, stock option, stock purchase, retirement, savings, severance, stock ownership, performance, incentive, hospitalization or other insurance, or other welfare, benefit or fringe benefit plan, policy, trust, understanding or arrangement of any kind; and

     (ii) each employee collective bargaining agreement and each agreement, understanding or arrangement of any kind, with or for the benefit of any present or prior officer, director, employee or consultant (including, without limitation, each employment, compensation, deferred compensation, severance or consulting agreement or arrangement and any agreement or arrangement associated with a change in ownership of the Borrower or any member of the Controlled Group);

to which the Borrower or any member of the Controlled Group is a party or with respect to which the Borrower or any member of the Controlled Group is or will be required to make any payment other than any Plans.

     "Non Pro Rata Loan" is defined in Section 9.2 hereof.
      -----------------                -----------

     "Noteholders" means the holders of the Senior Notes.
      -----------

     "Note Purchase Agreement" means, collectively, the Note Purchase Agreements
      -----------------------
dated as of May 18, 2000 among the Borrower, as the issuer thereunder, and the Noteholders, as each such Note Purchase Agreement may be amended, modified or supplemented from time to time to the extent permitted by Section 7.3(P).
                                                          --------------

     "Notice of Assignment" is defined in Section 13.3(B) hereof.
      --------------------                ---------------

     "Obligations" means all Loans, L/C Obligations, advances, debts,
      -----------
liabilities, obligations, covenants and duties owing by the Borrowers or any of their Subsidiaries to the Administrative Agent, any Lender, the Swing Line Bank, the Arranger, any Affiliate of the Administrative Agent or any Lender, the Issuing Bank, any Alternate Currency Bank or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the L/C Documents, any Alternate Currency Addendum, the Guarantees, the Pledge Agreements or any other Collateral Document or Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

     "Obligor Group" means (a) the Borrower, (b) each Alternate Currency
      -------------
Borrower, (c) the Subsidiary Guarantors, (d) each Subsidiary the stock of which has been pledged pursuant to a Pledge Agreement and (e) each Subsidiary of the Borrower that is a party to a Pledge Agreement, as a pledgor.

     "Off-Balance Sheet Liabilities" of a Person means (a) any Receivables
      -----------------------------
Facility Attributed Indebtedness and repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of Receivables or notes receivable or any other obligation of the Borrower or such transferor to purchasers/transferees of interests in

Receivables or notes receivables or the agent for such purchasers/transferees),
(b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such Person or any of its Subsidiaries under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

     "Original Currency" is defined in Section 2.11(c) hereof.
      -----------------                ---------------

     "Originators" means the Borrower and/or any of its Subsidiaries in their
      -----------
respective capacities as parties to any Receivables Purchase Documents, as sellers or transferors of any Receivables and Related Security in connection with a Permitted Receivables Transfer.

     "Other Taxes" is defined in Section 2.14(E)(ii) hereof.
      -----------                -------------------

     "Parent Guaranty" means that certain Guaranty dated as of the Closing Date,
      ---------------
substantially in the form attached as Exhibit I-1 hereto, executed by the
                                      -----------
Borrower in favor of the Administrative Agent, for the ratable benefit of the Lenders, the Alternate Currency Banks, the Swing Line Bank and the Issuing Banks (as it may be amended, modified, supplemented and/or restated, and as in effect from time to time), unconditionally guaranteeing all of the indebtedness, obligations and liabilities of Roper Germany and each other Alternate Currency Borrower arising under or in connection with the Loan Documents.

     "Participants" is defined in Section 13.2(A) hereof.
      ------------                ---------------

     "Payment Date" means the last Business Day of each March, June, September
      ------------
and December and the Termination Date.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor
      ----
thereto.

     "Permitted Acquisition" is defined in Section 7.3(G) hereof.
      ---------------------                --------------

     "Permitted Existing Contingent Obligations" means the Contingent
      -----------------------------------------
Obligations of the Borrower and its Subsidiaries identified as such on Schedule
                                                                       --------
1.1.4 to this Agreement.
-----

     "Permitted Existing Indebtedness" means the Indebtedness of the Borrower
      -------------------------------
and its Subsidiaries identified as such on Schedule 1.1.1 to this Agreement.
                                           --------------

     "Permitted Existing Investments" means the Investments of the Borrower and
      ------------------------------
its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.
                                       --------------

     "Permitted Existing Liens" means the Liens on assets of the Borrower and
      ------------------------
its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.
                                       --------------

     "Permitted Purchase Money Indebtedness" is defined in Section 7.3(A)(vii)
      -------------------------------------                -------------------
hereof.

     "Permitted Receivables Transfer" means (i) a sale or other transfer by an
      ------------------------------
Originator to a SPV of Receivables and Related Security for fair market value and without recourse (except for limited recourse typical of such structured finance transactions), and/or (ii) a sale or other transfer by a SPV to (a) purchasers of or other investors in such Receivables and Related Security or (b) any other Person (including a SPV) in a transaction in which purchasers or other investors purchase or are otherwise transferred such Receivables and Related Security, in each case pursuant to and in accordance with the terms of the Receivables Purchase Documents.

     "Permitted Refinancing Indebtedness" means any replacement, renewal,
      ----------------------------------
refinancing or extension of any Indebtedness permitted by this Agreement that
(i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, subordination, event of default and remedies) materially less favorable to the Borrower or to the Lenders than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

     "Person" means any individual, corporation, firm, enterprise, partnership,
      ------
trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in
      ----
respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

     "Pledge Agreement" means a Pledge Agreement, substantially in the form
      ----------------
attached as Exhibit L hereto, duly executed and delivered by the Borrower (or
            ---------
the applicable Subsidiary of the Borrower) to and in favor of the Administrative Agent (for the benefit of itself, the Issuing Banks and the Lenders), or in favor of the Collateral Agent for the benefit of the Administrative Agent and the Noteholders, as it may from time to time be amended, supplemented or otherwise modified with respect to sixty-five percent (65%) of the outstanding Capital Stock of each Alternate Currency Borrower and each of the Borrower's other Material Foreign Subsidiaries, modified as deemed reasonably acceptable by the Administrative Agent to reflect foreign law provisions, customs and practices, in each case as amended, modified, supplemented or restated from time to time.

     "Prime Rate" means a rate per annum equal to the prime rate of interest
      ----------
announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Pro Rata Share" means, with respect to any Lender, the percentage obtained
      --------------
by dividing (x) such Lender's Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (y) the Aggregate Revolving Loan

Commitment at such time; provided, however, if all of the Revolving Loan
                         --------  -------
Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of (A) such Lender's Revolving Loans, plus (B) such Lender's funded participations in, or its share of the obligations to purchase participations in Swing Line Loans, Alternate Currency Loans, Letters of Credit, L/C Drafts and unreimbursed drawings by (y) the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate outstanding amount of all Swing Line Loans, Alternate Currency Loans, Letters of Credit, L/C Drafts and unreimbursed drawings.

     "Purchasers" is defined in Section 13.3(A) hereof.
      ----------                ---------------

     "Rate Option" means the Eurocurrency Rate or the Floating Rate or the
      -----------
Alternate Currency Rate, as applicable.

     "Receivable(s)" means and includes all of the Borrower's presently existing
      -------------
and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

     "Receivables and Related Security" means the Receivables and the related
      --------------------------------
security and collections with respect thereto which are sold or transferred by any Originator or SPV in connection with any Permitted Receivables Transfer.

     "Receivables Facility Attributed Indebtedness" means the amount of
      --------------------------------------------
obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

     "Receivables Facility Financing Costs" means such portion of the cash fees,
      ------------------------------------
service charges, and other costs, as well as all collections or other amounts retained by purchasers of receivables pursuant to a receivables purchase facility, which are in excess of amounts paid to the Borrower and its consolidated Subsidiaries under any receivables purchase facility for the purchase of receivables pursuant to such facility and are the equivalent of the interest component of the financing if the transaction were characterized as an on-balance sheet transaction.

     "Receivables Purchase Documents" means any series of receivables purchase
      ------------------------------
or sale agreements generally consistent with terms contained in comparable structured finance transactions and otherwise in form and substance acceptable to the Administrative Agent pursuant to which an Originator or Originators sell or transfer to SPVs all of their respective right, title and interest in and to certain Receivables and Related Security for further sale or transfer to other purchasers of or investors in such assets (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

     "Receivables Purchase Financing" means any Financing consisting of a
      ------------------------------
securitization facility made available to the Borrower, whereby the Receivables and Related Security of the Originators are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

     "Reference Lenders" means the Administrative Agent, the Syndication Agent
      -----------------
and the Documentation Agent.

     "Register" is defined in Section 13.3(C) hereof.
      --------                ---------------

     "Regulation T" means Regulation T of the Board of Governors of the Federal
      ------------
Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

     "Regulation U" means Regulation U of the Board of Governors of the Federal
      ------------
Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

     "Regulation X" means Regulation X of the Board of Governors of the Federal
      ------------
Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

     "Reimbursement Obligation" is defined in Section 3.7 hereof.
      ------------------------                -----------

     "Release" means any release, spill, emission, leaking, pumping, injection,
      -------
deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

     "Rentals" of a Person means the aggregate fixed amounts payable by such
      -------
Person under any lease of real or personal property that has an initial or remaining non-cancelable lease term in excess of one year but does not include any amounts payable under Capitalized Leases of such Person.

     "Replacement Lender" is defined in Section 2.19 hereof.
      ------------------                ------------

     "Reportable Event" means a reportable event as defined in Section 4043 of
      ----------------
ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs, provided, however, that a failure to meet the
                              --------  -------
minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders whose Pro Rata Shares, in the aggregate,
      ----------------
are greater than or equal to fifty-one percent (51%); provided, however, that,
                                                      --------  -------
if any of the Lenders shall have failed to fund its Pro Rata Share of (i) any Revolving Loan requested by the Borrower, (ii) any Revolving Loan required to be made in connection with reimbursement for any L/C Obligations, (iii) any participation in any Alternate Currency Loan pursuant to Section 2.20(E), or
                                                         ---------------
(iv) any Swing Line Loan as requested by the Administrative Agent, which such Lenders are obligated to fund under the terms of this Agreement, and any such failure has not been cured, then for so long as such failure continues, "Required Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Revolving Loans or Swing Line Loans or Alternate Currency Loans has not been so cured) whose Pro Rata Shares represent greater than or equal to fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders; provided further, however, that, if the Revolving Loan
                        -------- -------  -------
Commitments have been terminated pursuant to the terms of this Agreement, "Required Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are greater than or equal to fifty-one percent (51%).

     "Requirements of Law" means, as to any Person, the charter and by-laws or
      -------------------
other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

     "Reserves" shall mean the maximum reserve requirement, as prescribed by the
      --------
Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

     "Restricted Payment" means (i) any dividend or other distribution, direct
      ------------------
or indirect, on account of any Equity Interests of the Borrower now or hereafter outstanding, except a dividend payable solely in the Borrower's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness subordinated to the Obligations, and (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Borrower, or any of its Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission.

     "Revolving Credit Availability" means, at any particular time, the amount
      -----------------------------
by which (x) the Aggregate Revolving Loan Commitment at such time exceeds (y) the Dollar Amount of the Revolving Credit Obligations outstanding at such time.

     "Revolving Credit Obligations" means, at any particular time, the sum of
      ----------------------------
(i) the outstanding principal Dollar Amount of the Revolving Loans at such time, plus (ii) the outstanding principal amount of the Swing Line Loans at such time,
----
plus (iii) the outstanding L/C Obligations at such time, plus (iv) the Dollar
----                                                     ----
Amount of the outstanding principal amount of the Alternate Currency Loans at such time.

     "Revolving Loan" is defined in Section 2.1 hereof.
      --------------                -----------

     "Revolving Loan Commitment" means, for each Lender, the obligation of such
      -------------------------
Lender to make Revolving Loans and to purchase participations in Letters of Credit and to participate in Swing Line Loans and Alternate Currency Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name
                                  ---------
thereon under the heading "Revolving Loan Commitment" or the signature page of the Assignment Agreement by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement.

     "Revolving Loan Termination Date" means May 18, 2005.
      -------------------------------

     "Risk-Based Capital Guidelines" is defined in Section 4.2 hereof.
      -----------------------------                -----------

     "Roper Germany" means Roper Capital Deutschland GmbH, a company organized
      -------------
under the laws of Germany.

     "Secured Obligations" means, collectively, (i) the Obligations and (ii) all
      -------------------
Hedging Obligations owing under Hedging Agreements to any Lender or any Affiliate of any Lender.

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time.

     "Senior Notes" means those certain Senior Notes, Series 2000-A due 2007,
      ------------
issued by the Borrower in the aggregate principal amount of $40,000,000 pursuant to the Note Purchase Agreement and those certain Senior Notes, Series 2000-B due 2010, issued by the Borrower in the aggregate principal amount of $85,000,000 pursuant to the Note Purchase Agreement, in each case which shall be pari passu with the Obligations hereunder and as such Senior Notes may be amended, supplemented or modified in accordance with the terms of Section 7.3(P) hereof,
                                                         --------------
and which shall include and constitute the notes issued in exchange therefor as contemplated by the Note Purchase Agreement.

     "Sharing Agreement" means that certain Collateral and Guaranty Sharing
      -----------------
Agreement, dated as of the Closing Date, substantially in the form attached as

Exhibit N hereto, with such other changes as are acceptable to the
---------
Administrative Agent and the Required Lenders, executed by the

Collateral Agent, the Administrative Agent (for the benefit of the Lenders and the other Holders of Secured Obligations), the Noteholders and the Borrower.

     "Single Employer Plan" means a Plan maintained by the Borrower or any
      --------------------
member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Solvent" means, when used with respect to any Person, that at the time of
      -------
determination:

          (i) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

          (ii) it is then able and expects to be able to pay its debts as they mature; and

          (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

     "SPV" means any special purpose entity established for the purpose of
      ---
purchasing receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.

     "Subsidiary" of a Person means (i) any corporation more than fifty percent
      ----------
(50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" means a Subsidiary of the Borrower.

     "Subsidiary Guarantors" means (i) all of the Borrower's Domestic
      ---------------------
Incorporated Subsidiaries as of the Closing Date (other than the Newly Acquired Subsidiaries) and (ii) the Newly Acquired Subsidiaries and all new Domestic Incorporated Subsidiaries which become Subsidiary Guarantors in satisfaction of
Section 7.2(K), in each case, other than the SPVs, and together with their
--------------
respective successors and assigns.

     "Subsidiary Guaranty" means that certain Guaranty dated as of the Closing
      -------------------
Date, substantially in the form attached as Exhibit I-2 hereto, executed by the
                                            -----------
Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lenders, the Alternate Currency Banks, the Swing Line Bank and the Issuing Banks (as it may be amended, modified, supplemented and/or restated (including to add new Subsidiary Guarantors), and as in effect from time to time),
unconditionally guaranteeing all of the indebtedness, obligations and liabilities of the Borrowers arising under or in connection with the Loan Documents.

     "Swing Line Bank" means Bank One or any other Lender as a successor Swing
      ---------------
Line Bank pursuant to the terms hereof.

     "Swing Line Commitment" means the obligation of the Swing Line Bank to make
      ---------------------
Swing Line Loans to the Borrower up to a maximum principal amount of $10,000,000 at any one time outstanding.

     "Swing Line Loan" means a Loan made available to the Borrower by the Swing
      ---------------
Line Bank pursuant to Section 2.2 hereof.
                      -----------

     "Syndication Agent" means Wachovia Bank, N.A. in its capacity as
      -----------------
syndication agent for the loan transaction evidenced by this Agreement.

     "Taxes" is defined in Section 2.14(E)(i) hereof.
      -----                ------------------

     "Termination Date" means the earlier of (a) the Revolving Loan Termination
      ----------------
Date, and (b) the date of termination in whole of the Aggregate Revolving Loan Commitment pursuant to Section 2.5 hereof or the Revolving Loan Commitments
                       -----------
pursuant to Section 9.1 hereof.
            -----------

     "Termination Event" means (i) a Reportable Event with respect to any
      -----------------
Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA with respect to such Plan; (iii) the imposition of an obligation under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any foreign governmental authority of proceedings to terminate or appoint a trustee to administer a Benefit Plan or Foreign Pension Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan or Foreign Pension Plan.

     "Transferee" is defined in Section 13.5 hereof.
      ----------                ------------

     "Type" means, with respect to any Loan, its nature as a Floating Rate Loan
      ----
or a Eurocurrency Rate Loan.

     "Unfunded Liabilities" means (i) in the case of Single Employer Plans, the
      --------------------
amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

     "Unmatured Default" means an event which, but for the lapse of time or the
      -----------------
giving of notice, or both, would constitute a Default.

     "Weighted Average Life to Maturity" means when applied to any Indebtedness
      ---------------------------------
at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

     1.2. References.
          ----------

         (a) Any references to Subsidiaries of the Borrowers set forth herein shall (i) with respect to representations and warranties which deal with historical matters be deemed to include the Borrowers and their respective Subsidiaries and (ii) shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

         (b) Unless specifically stated otherwise herein, the Borrower and each of its Subsidiaries shall be deemed to "have knowledge of", "know", or
                                             -----------------    ----
     "have known" of any event, matter or circumstance hereunder on the earlier
      ----------
     of (i) the date on which written notice thereof from the Administrative Agent or any Lender is received by the Borrower or such Subsidiary and (b) the date on which the senior management of the Borrower had knowledge of the existence thereof or when any member of the senior management of the Borrower should have known of the existence thereof.

     1.3. Rounding and Other Consequential Changes.  Without prejudice to any
          ----------------------------------------
method of conversion or rounding prescribed by any legislative measures of the Council of the European Union, each reference in this Agreement to a fixed amount or to fixed amounts in a National Currency Unit to be paid to or by the Administrative Agent shall be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in the euro as the Administrative Agent may from time to time specify unless such National Currency Unit remains available and the Borrowers and the Administrative Agent agree to use such National Currency Unit instead of the euro.

                    ARTICLE  II: REVOLVING LOAN FACILITIES

     2.1. Revolving Loans.
          ---------------

          (A) Upon the satisfaction of the conditions precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, from and including the Closing
     ------------  ---     ---
     Date and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time, in Dollars or Eurocurrency Rate Loans in any Agreed Currency, in a Dollar Amount not to exceed such Lender's Pro Rata Share of Revolving Credit Availability at such time (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans"); provided, however, at no time shall the Dollar Amount
                         --------  -------
     of the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment; provided, further, that at no time shall the Dollar Amount of
                 --------  -------
     any Lender's Revolving Loans and its Pro Rata Share of Swing Line Loans, Alternate Currency Loans, Letters of Credit, L/C Drafts and unreimbursed drawings exceed such Lender's Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans made on the Closing Date or on or before the third (3rd) Business Day thereafter shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in Section 2.9 and subject to the other conditions
                               -----------
     and limitations therein set forth and set forth in this Article II and set
                                                             ----------
     forth in the definition of Interest Period. Revolving Loans made after the third (3rd) Business Day after the Closing Date shall be, at the option of the Borrower, selected in accordance with Section 2.9, either Floating Rate
                                               -----------
     Loans or Eurocurrency Rate Loans. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Revolving Loans. Each Advance under this Section 2.1 shall consist of Revolving Loans
                                    -----------
     made by each Lender ratably in proportion to such Lender's respective Pro Rata Share.

         (B) Borrowing/Election Notice.  The Borrower shall deliver to the
             -------------------------
     Administrative Agent a Borrowing/Election Notice, signed by it, in accordance with the terms of Section 2.7. The Administrative Agent shall
                                  -----------
     promptly notify each Lender with a Revolving Loan Commitment greater than zero of such request.

         (C) Making of Revolving Loans.  Promptly after receipt of the
             -------------------------
     Borrowing/Election Notice under Section 2.7 in respect of Revolving Loans,
                                     -----------
     the Administrative Agent shall notify each Lender with a Revolving Loan Commitment greater than zero by telecopy, or other similar form of transmission, of the requested Revolving Loan. Each Lender with a Revolving Loan Commitment greater than zero shall make available its Revolving Loan in accordance with the terms of Section 2.6. The
                                                    -----------
     Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent's office in Chicago, Illinois on the applicable Borrowing Date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Borrowing/Election Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date.

    2.2. Swing Line Loans.
         ----------------

         (A) Amount of Swing Line Loans. Upon the satisfaction of the conditions
             --------------------------
     precedent set forth in Section 5.1, 5.2 and 5.3, as applicable, from and
                            -----------  ---     ---
     including the Closing Date and prior to the Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make swing line loans to the Borrower from time to time, in Dollars, in an amount not to exceed the Swing Line Commitment (each, individually, a "Swing Line Loan" and collectively, the "Swing Line Loans"); provided,
                                                                  --------
     however, at no time shall the Dollar Amount of the Revolving Credit
     -------
     Obligations exceed the Aggregate Revolving Loan Commitment; and
     provided, further, that at no time shall the sum of (a) the Swing Line
     --------  -------
     Lender's Pro Rata Share of the Swing Line Loans, plus (b) the outstanding Dollar Amount of Revolving Loans made by the Swing Line Bank pursuant to
     Section 2.1, plus, (c) the Swing Line Lender's Pro Rata Share of the
     -----------  ----
     Alternate Currency Loans, exceed the Swing Line Bank's Revolving Loan Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.


         (B) Borrowing/Election Notice.  The Borrower shall deliver to the
             -------------------------
     Administrative Agent and the Swing Line Bank a Borrowing/Election Notice, signed by it, not later than 2:00 p.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day and which may be the same date as the date the Borrowing/Election Notice is given), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000. The Swing Line Loans shall at all times be Floating Rate Loans or shall bear interest at such other rate as shall be agreed to between the Borrower and the Swing Line Bank at the time of the making of such Swing Line Loans.

         (C) Making of Swing Line Loans.  Promptly after receipt of the
             --------------------------
     Borrowing/Election Notice under Section 2.2(B) in respect of Swing Line
                                     --------------
     Loans, the Administrative Agent shall notify each Lender by telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 3:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIV. The Administrative Agent will promptly
                           -----------
     make the funds so received from the Swing Line Bank available to the Borrower on the Borrowing Date at the Administrative Agent's aforesaid address.

         (D) Repayment of Swing Line Loans. Each Swing Line Loan shall be paid
             -----------------------------
     in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount of $100,000 and increments of $100,000 in excess thereof, any portion of the outstanding Swing Line Loans, upon notice to the Administrative Agent and the Swing Line Bank. In addition, the Administrative Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth
     (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Bank) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the date of any notice received pursuant to this Section
                                                                        -------
     2.2(D), each Lender shall make available its required Revolving Loan or
     ------
     Revolving Loans, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIV.
                                                               -----------
     Revolving Loans made pursuant to this Section 2.2(D) shall initially be
                                           --------------
     Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in Section
                                                                         -------
     2.9 and subject to the other conditions and limitations therein set forth
     ---
     and set forth in this Article II.  Unless a Lender shall have notified the
                           ----------
     Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1, 5.2 and 5.3, as
                                                 ------------  ---     ---
     applicable, had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.2(D) to repay Swing Line Loans
                                      --------------
     shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Bank or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2(D), the
                                                       --------------
     Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under any bankruptcy, insolvency or similar laws with respect to the Borrower), then each Lender shall forthwith purchase (as of the date such borrowing would otherwise have occurred) from the Swing Line Bank a participation interest in the unreimbursed drawing in an amount equal to such Lender's Pro Rata Share of such unreimbursed drawing. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this
     Section 2.2(D), such Lender shall be deemed, at the option of the
     --------------
     Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

     2.3. Rate Options for all Advances; Maximum Interest Periods. The Swing
          -------------------------------------------------------
Line Loans shall be Floating Rate Advances or shall bear interest at such other rate as may be agreed to between the Borrower and the Swing Line Bank at the time of the making of any such Swing Line Loan. The Revolving Loans may be Floating Rate Advances or Eurocurrency Rate Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.9. The Borrower may
                                            -----------
select, in accordance with Section 2.9, Rate Options and Interest Periods
                           -----------
applicable to portions of the Revolving Loans and Alternate Currency Loans; provided that there shall be no more than fifteen (15) Interest Periods in
--------
effect with respect to all of the Loans at any time (unless otherwise provided in the applicable Alternate Currency Addendum with respect to Alternate Currency Loans). Each Alternate Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at the Alternate Currency Rate as set forth in the applicable Alternate Currency Addendum.

     2.4.  Optional Payments; Mandatory Prepayments.
           ----------------------------------------

           (A) Optional Payments. The Borrower may from time to time and at any
               -----------------
     time upon at least one (1) Business Day's prior written notice repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances in an aggregate minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Eurocurrency Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in
     Section 4.4, in an aggregate minimum amount of $10,000,000 and in integral
     -----------
     multiples of $5,000,000 in excess thereof,
     provided, that the Borrower may not so prepay Eurocurrency Rate Advances
     --------
     unless it shall have provided at least three (3) Business Days' prior written notice to the Administrative Agent of such prepayment if the Agreed Currency is Dollars and three (3) Business Days' prior written notice to the Administrative Agent and the Alternate Currency Bank if the Agreed Currency is a currency other than Dollars. Each Alternate Currency Borrower may, upon prior written notice to the Administrative Agent and to the applicable Alternate Currency Bank as prescribed in the applicable Alternate Currency Addendum and specifying that it is prepaying all or a portion of its Alternate Currency Loans, prepay its Alternate Currency Loans in whole at any time, or from time to time in part in a Dollar Amount aggregating $10,000,000 or any larger multiple Dollar Amount of $5,000,000 (or as otherwise specified in the applicable Alternate Currency Addendum) by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided,
                                                                   --------
     that any such payment occurring prior to the last day of any Interest Period related to such Alternate Currency Loan shall be subject to the indemnification provisions contained in Section 4.4.
                                             -----------

         (B) Mandatory Prepayments of Revolving Loans.
             ----------------------------------------

             (i) If at any time and for any reason (other than fluctuations in currency exchange rates) the Dollar Amount of the Revolving Credit Obligations is greater than the Aggregate Revolving Loan Commitment, the Borrower shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess.

             (ii) If at any time:

             (x) the Dollar Amount of the Revolving Credit Obligations exceeds one hundred five percent (105%) of the Aggregate Revolving Loan Commitment, whether as a result of fluctuations in currency exchange rates, or otherwise, the Borrowers for the ratable benefit of the Lenders shall immediately prepay Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of the Revolving Credit Obligations is less than or equal to the Aggregate Revolving Loan Commitment; or

             (y) the Dollar Amount of all outstanding Alternate Currency Loans under the Alternate Currency Addenda exceeds one hundred five percent (105%) of the aggregate Alternate Currency Commitments with respect thereto whether as a result of fluctuations in currency exchange rates, or otherwise, the Borrowers shall on such date prepay, or cause to be prepaid, Alternate Currency Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of all such Alternate Currency Loans is less than or equal to the aggregate Alternate Currency Commitments with respect thereto; or

             (z) the Dollar Amount of the aggregate outstanding principal amount of Alternate Currency Loans in the same Alternate Currency exceeds the aggregate Alternate Currency Commitments with respect thereto, whether as a result of fluctuations in currency exchange rates, or otherwise, the applicable Alternate Currency Borrower shall on such date prepay Alternate Currency Loans in such Alternate Currency in an aggregate amount such that after giving effect thereto the Dollar Amount of all Alternate Currency Loans in such Alternate Currency is less than or equal to the aggregate Alternate Currency Commitments with respect thereto.

          (iii) Upon the consummation of any Asset Sale permitted hereunder by the Borrower or any of its Subsidiaries or the receipt by the Borrower or any Subsidiary of proceeds from any condemnation proceeding or from insurance in connection with any loss (other than (x) sales of Inventory in the ordinary course of business, (y) any transfer of an interest in Receivables and Related Security, accounts or notes receivable on a limited recourse basis pursuant to a Receivables Purchase Financing, and (z) as provided in the second sentence of this Section 2.4(B)(iii)), within three
                                             -------------------
     (3) Business Days after the Borrower's or such Subsidiary's (i) receipt of any Net Cash Proceeds from any such Asset Sale or other such proceeds, or
     (ii) conversion to cash or Cash Equivalents of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements or lease payments) received from any Asset Sale, the Borrower shall make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds or other such proceeds or such proceeds converted from non-cash to cash or Cash Equivalents. Net Cash Proceeds of Asset Sales with respect to which the Borrower shall have given the Administrative Agent written notice within thirty (30) Business Days after such Asset Sale of its intention to invest such Net Cash Proceeds in additional assets within one (1) year following such Asset Sale shall not be subject to the provisions of the first sentence of this
     Section 2.4(B)(iii) unless and to the extent that such applicable period
     -------------------
     shall have expired without such replacement having been made.

         (iv) Upon the consummation of any Receivables Purchase Financing by the Borrower or any of its Subsidiaries, (a) concurrently with the Borrower's or any applicable Subsidiary's receipt of any Net Cash Proceeds from the initial sale or transfer of Receivables and Related Security under the Receivables Purchase Documents, the Borrower shall make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds, and (b) on any date after the initial sale or transfer described in clause (a) above on which the Borrower or any
                                   ----------
     applicable Subsidiary receives or has accumulated aggregate Incremental Receivables Purchase Proceeds equal to $10,000,000 (or an integral multiple of $10,000,000, or after the remainder of the expected Incremental Receivables Purchase Proceeds is less than $10,000,000, the full amount of such remainder) the Borrower shall make a mandatory prepayment of the Obligations in an amount equal to $10,000,000 (or such integral multiple of $10,000,000 or such remainder, as applicable) of such Incremental Receivables Purchase Proceeds, and the Borrower shall be required to remit all such Incremental Receivables Purchase Proceeds to be applied to the prepayment of the Obligations. By way of illustration, if after the Borrower has made the mandatory prepayment of Net Cash Proceeds from the initial sale of Receivables and Related Security as required by Section
                                                                     -------
     2.4(B)(iv)(a), the Borrower or any of its Subsidiaries subsequently receive
     -------------
     Incremental Receivables Purchase Proceeds in an aggregate amount of $21,000,000, the Borrower shall make a mandatory prepayment under Section
                                                                       -------
     2.4(B)(iv)(b) equal to $20,000,000.  Alternatively, if the Borrower or any
     -------------
     of its Subsidiaries subsequently receive Incremental Receivables Purchase Proceeds in an aggregate amount of $9,000,000, no prepayment shall be made until the Borrower or such Subsidiary receives additional Incremental Receivables Purchase Proceeds of $1,000,000.

         (v) Nothing in this Section 2.4(B) shall be construed to constitute the
                             --------------
     Lenders' consent to any transaction referred to in clause (iii) or (iv)
                                                        ------------    ----
     above which is not expressly permitted by the terms of this Agreement.

         (vi) Prior to the occurrence of a Default, the Administrative Agent shall hold all mandatory prepayments in escrow for the benefit of the Lenders and shall release such amounts upon the expiration of the Interest Periods applicable to any Loans being prepaid (it being understood that interest shall continue to accrue on the Obligations until such time as such prepayments are released from escrow and applied to reduce the Obligations). After the occurrence and during the continuance of a Default, at the direction of the Administrative Agent or the Required Lenders, all of the mandatory prepayments made hereunder shall be applied first to Floating Rate Loans and Alternate Currency Loans bearing a fluctuating Alternate Currency Rate and to any Fixed-Rate Loans maturing on such date and then to subsequently maturing Fixed-Rate Loans in order of maturity.

         (vii) All of the mandatory prepayments made under Section 2.4(B)(iii)
                                                           -------------------
     or (iv) shall be applied (a) to reduce the outstanding Loans in the manner
        ----
     set forth in clause (vi) above, and (b) to permanently reduce the Aggregate
                  -----------
     Revolving Loan Commitment by the full amount of such prepayment (whether not sufficient Loans are outstanding for such amount to be applied as a prepayment).

     2.5. Reduction of Commitments. Without in any way limiting the mandatory
          ------------------------
reduction of the Aggregate Revolving Loan Commitment described in Section
                                                                  -------
2.4(B)(vii), the Borrower may permanently reduce the Aggregate Revolving Loan
-----------
Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $10,000,000 with respect thereto and integral multiples of $10,000,000 in excess of that amount with respect thereto (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least three (3) Business Day's prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of
                                          --------  -------
the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Revolving Credit Obligations. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. In addition, each Alternate Currency Borrower may, upon three (3) Business Days prior written notice to the Administrative Agent and to the applicable Alternate Currency Bank, terminate entirely at any time or reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $5,000,000, (or as otherwise set forth on the applicable Alternate Currency Addendum) the unused portions of the applicable Alternate Currency Commitment as specified by the applicable Alternate Currency Borrower in such notice to the Administrative Agent and the Alternate Currency Bank; provided, however, that at no time shall
                                       --------  -------
the Alternate Currency Commitments be reduced to a figure less than the total of the outstanding principal amount of all Alternate Currency Loans.

     2.6. Method of Borrowing. Not later than 2:00 p.m. (Chicago time) on each
          -------------------
Borrowing Date, each Lender shall make available its Revolving Loan in immediately available funds in the Agreed Currency to the Administrative Agent at its address specified pursuant to Article XIV, unless the Administrative
                                     -----------
Agent has notified the Lenders that such Loan is to be made available to the Borrower at the Administrative Agent's Eurocurrency Payment office, in which case each Lender shall make available its Loan or Loans, in funds immediately available to the Administrative Agent at its Eurocurrency Payment Office, not later than 1:00 p.m. (local time in the city of the Administrative Agent's Eurocurrency Payment Office) in the Agreed Currency designated by the Administrative Agent. The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

     2.7. Method of Selecting Types, Currency and Interest Periods for Advances.
          ---------------------------------------------------------------------
The Borrower and the Alternate Currency Borrowers, as applicable, shall select the Type of Advance and, in the case of each Alternate Currency Loan and Eurocurrency Rate Advance, the Interest Period, Agreed Currency and Alternate Currency applicable to each Advance from time to time. The applicable Borrower shall give the Administrative Agent irrevocable notice in substantially the form of Exhibit B hereto (a "Borrowing/Election Notice") not later than 10:00 a.m.
   ---------
(Chicago time) (a) on or before the Borrowing Date of each Floating Rate Advance, and (b) three (3) Business Days before the Borrowing Date for each Eurocurrency Rate Advance to be made in Dollars, and (c) three (3) Business Days before the Borrowing Date for each Eurocurrency Rate Advance to be made in any Agreed Currency other than Dollars and (d) three (3) Business Days before the Borrowing Date for each Alternate Currency Loan (or such other period as may be agreed to by the Administrative Agent), with concurrent, irrevocable notice to the applicable Alternate Currency Bank, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurocurrency Rate Advance and Alternate Currency Loan, the Interest Period and Agreed Currency or Alternate Currency applicable thereto. The applicable Borrower shall select Interest Periods so that, to the best of the Borrower's knowledge, it will not be necessary to prepay all or any portion of any Eurocurrency Rate Advance or Alternate Currency Loan prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Each Floating Rate Advance, each Alternate Currency Loan bearing a fluctuating Alternate Currency Rate and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance, in the case of Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate or Alternate Currency Rate, as applicable, changing when and as such Floating Rate or Alternate Currency Rate, as applicable, changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Changes in the rate of interest on any portion of any Alternate Currency Loan bearing a fluctuating Alternate Currency Rate will take effect simultaneously with each change in such Alternate Currency Rate. Each Fixed-Rate Loan shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Rate Advance or Alternate Currency Loan, as applicable.

     2.8. Minimum Amount of Each Advance. Each Advance (other than an Advance to
          ------------------------------
repay Swing Line Loans or a Reimbursement Obligation) shall be in the minimum amount of $5,000,000 (or the approximate Equivalent Amount of any Agreed Currency other than Dollars or any Alternate Currency) and in multiples of $1,000,000 (or the approximate Equivalent Amount of any Agreed Currency other than Dollars or any Alternate Currency) if in excess thereof (or such other amounts as may be specified in the applicable Alternate Currency Addendum), provided, however, that any Floating Rate Advance may be in the amount of the
--------  -------
unused Aggregate Revolving Loan Commitment.

     2.9. Method of Selecting Types, Currency and Interest Periods for
          ------------------------------------------------------------
Conversion and Continuation of Advances.
---------------------------------------

         (A) Right to Convert. The applicable Borrower may elect from time to
             ----------------
     time, subject to the provisions of Section 2.3 and this Section 2.9, to
                                        -----------          -----------
     convert all or any part of a Loan of any Type into any other Type or Types of Loan; provided that any conversion of any Eurocurrency Rate Advance and
              --------
     any Alternate Currency Loan shall be made on, and only on, the last day of the Interest Period applicable thereto.

         (B) Automatic Conversion and Continuation. Floating Rate Loans shall
             -------------------------------------
     continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurocurrency Rate Loans. Eurocurrency Rate Loans in Dollars shall continue as Eurocurrency Rate Loans in Dollars until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Rate Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have given the Administrative Agent notice in accordance with Section 2.9(D) requesting that, at the end of such
                        --------------
     Interest Period, such Eurocurrency Rate Loans continue as a Eurocurrency Rate Loan. Unless a Borrowing/Election Notice shall have timely been given in accordance with the terms of this Section 2.9, Eurocurrency Rate
                                          -----------
     Advances in an Agreed Currency other than Dollars and Alternate Currency Loans shall automatically continue as Eurocurrency Rate Advances in the same Agreed Currency or Alternate Currency Loans in the same Alternate Currency, as applicable, with an Interest Period of one (1) month.

         (C) No Conversion Post-Default or Post-Unmatured Default.
             ----------------------------------------------------
     Notwithstanding anything to the contrary contained in Section 2.9(A) or
     Section 2.9(B), no Loan may be converted into or continued as a Eurocurrency Rate Loan or an Alternate Currency Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

         (D) Borrowing/Election Notice. The Borrower shall give the
             -------------------------
     Administrative Agent an irrevocable Borrowing/Election Notice of each conversion of a Floating Rate Loan into a Eurocurrency Rate Loan or continuation of a Eurocurrency Rate Loan not later than 10:00 a.m. (Chicago time) (x) three (3) Business Days prior to the date of the requested conversion or continuation, with respect to any Loan to be converted or continued as a Eurocurrency Rate Loan in Dollars, (y) three (3) Business Days prior to the date of the requested conversion or continuation with respect to any Loan to be converted or continued as a Eurocurrency Rate Loan in an Agreed Currency other than Dollars, and (z) three (3) Business Days before the date of the requested conversion or continuation Borrowing Date with respect to the conversion or continuation of any Alternate Currency Loan (or such other period as may be agreed to by the Administrative Agent), with concurrent notice to the applicable Alternate Currency Bank, specifying: (i) the requested date (which shall be a Business Day) of such conversion or continuation; (ii) the amount and Type of the Loan to be converted or continued; and (iii) the amount of Eurocurrency Rate Loan(s) or Alternate Currency Loan(s), as applicable, into which such Loan is to be converted or continued, the Agreed Currency or Alternate Currency, as applicable, and the duration of the Interest Period applicable thereto.

         (E) Limitations on Conversion. Notwithstanding anything herein to the
             -------------------------
     contrary, at the election of the Borrowers under this Section 2.9, (x)
                                                           -----------
     Eurocurrency Rate Advances in an Agreed

     Currency may be converted and/or continued as Eurocurrency Rate Advances only in the same Agreed Currency, and (y) Alternate Currency Loans in an Alternate Currency may be converted and/or continued as Alternate Currency Loans only in the same Alternate Currency.

     2.10. Default Rate. After the occurrence and during the continuance of a
           ------------
Default, at the option of the Administrative Agent or at the direction of the Required Lenders, the interest rate(s) applicable to the Obligations and to the fees payable under Section 3.8(B) and (C) with respect to Letters of Credit
                   --------------     ---
shall be equal to the Floating Rate hereunder plus two percent (2.0%) per annum;
                                              ----
provided, that (a) the fee described in Section 3.8(A) shall be equal to the
--------                                --------------
then Applicable L/C Fee Percentage plus two percent (2.0%) per annum and (b) the
                                   ----
interest rate applicable to Alternate Currency Loans shall be equal to the then applicable Alternate Currency Rate plus two percent (2.00%).
                                   ----

     2.11. Method of Payment. (a) All payments of principal, interest, fees,
           -----------------
commissions and L/C Obligations hereunder shall be made, without setoff, deduction or counterclaim (unless indicated otherwise in Section 2.14(E)), in
                                                         ---------------
immediately available funds to the Administrative Agent (i) at the Administrative Agent's address specified pursuant to Article XIV with respect to
                                                     -----------
Advances or other Obligations denominated in Dollars and (ii) at the Administrative Agent's Eurocurrency Payment Office with respect to any Advance or other Obligations denominated in an Agreed Currency other than Dollars, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 2:00 p.m. (Chicago time) on the date when due and shall be made ratably among the Lenders (unless such amount is
not to be shared ratably in accordance with the terms hereof).   Each Advance
shall be repaid or prepaid in the Agreed Currency in which it was made in the amount borrowed and interest payable thereon shall also be paid in such currency. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XIV or at any Lending Installation
                              -----------
specified in a notice received by the Administrative Agent from such Lender.
The Borrower authorizes the Administrative Agent to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, fees, commissions and L/C Obligations as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.11 shall also be deemed to refer, and
                                 ------------
shall apply equally, to each Issuing Bank, in the case of payments required to be made by the Borrower to any Issuing Bank pursuant to Article III.
                                                        -----------

     (b) All payments to be made by the Borrowers hereunder in respect of any Alternate Currency Loans shall be made in the currencies in which such Loans are denominated and in funds immediately available, at the office or branch from which the Loan was made pursuant to Section 2.20 and the applicable Alternate
                                    ------------
Currency Addendum not later than 3:00 p.m. (local time) on the date on which such payment shall become due. Promptly upon receipt of any payment of principal of the Alternate Currency Loans the applicable Alternate Currency Bank shall give written notice to the Administrative Agent by telecopy of the receipt of such payment.

     (c) Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such Agreed Currency or Alternate Currency, as applicable, with the result that different types of such Agreed Currency or Alternate Currency, as applicable, (the "New
                                                                          ---
Currency") are introduced and the type of currency in which the Advance was made
--------
(the "Original
      --------

Currency") no longer exists or any Borrower is not able to make payment to the
--------
Administrative Agent for the account of the Lenders or Alternate Currency Bank, as applicable, in such Original Currency, then all payments to be made by the Borrowers hereunder in such currency shall be made to the Administrative Agent or Alternate Currency Bank, as applicable, in such amount and such type of the New Currency or Dollars as shall be equivalent to the amount of such payment otherwise due hereunder in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, the applicable Borrower is not able to make payment to the Administrative Agent for the account of the Lenders or the applicable Alternate Currency Bank in the type of currency in which such Advance was made because of the imposition of any such currency control or exchange regulation, then such Advance shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Advance.

     2.12. Evidence of Debt.
           ----------------

           (A) Loan Account. Each Lender shall maintain in accordance with its
               ------------
     usual practice an account or accounts (a "Loan Account") evidencing the
                                               ------------
     indebtedness of the Borrowers to such Lender owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

           (B) Register. The Register maintained by the Administrative Agent
               --------
     pursuant to Section 13.3(C) shall include a control account, and a
                 ---------------
     subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 13.3, (iv) the
                                                        ------------
     amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

           (C) Entries in Loan Account and Register. The entries made in the
               ------------------------------------
     Loan Account, the Register and the other accounts maintained pursuant to subsections (A) or (B) of this Section shall be conclusive and binding for
     ---------------    ---
     all purposes, absent manifest error, unless the applicable Borrower objects to information contained in the Loan Accounts, the Register or the other accounts within thirty (30) days of the applicable Borrower's receipt of such information; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

         (D) Notes Upon Request. Any Lender may request that the Loans made by
             ------------------
     it each be evidenced by a promissory note in substantially the form of Exhibit K to evidence such Lender's Revolving Loans. In such event, the
     ---------
     applicable Borrower shall prepare, execute and deliver to such Lender a promissory note for such Loans payable to the order of such Lender and in a form approved by the Administrative Agent and consistent with the terms of this Agreement. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times

     (including after assignment pursuant to Section 13.3) be represented by one
                                             ------------
     or more promissory notes in such form payable to the order of the payee named therein.

     2.13. Telephonic Notices.  The Borrowers authorize the Lenders and the
           ------------------
Administrative Agent to extend Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the applicable Borrower. The Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any
Lender, of each telephonic notice.   If the written confirmation differs in any
material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. In case of disagreement concerning such notices, if the Administrative Agent has recorded telephonic borrowing notices, such recordings will be made available to the applicable Borrower upon any Borrower's request therefor.

     2.14. Promise to Pay; Interest and Commitment Fees; Interest Payment Dates;
           ---------------------------------------------------------------------
Interest and Fee Basis; Taxes.
-----------------------------

           (A) Promise to Pay. Each Borrower unconditionally promises to pay
               --------------
     when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents.

            (B) Interest Payment Dates. Interest accrued on each Floating Rate
                ----------------------
     Loan and each Alternate Currency Loan bearing a fluctuating Alternate Currency Rate shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, upon any prepayment whether by acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Fixed-Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which such Fixed-Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed-Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears
     (i) on each Payment Date, commencing on the first such Payment Date following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

           (C) Commitment Fees.
               ----------------

               (i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the date of this Agreement until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage, on the amount by which (A) the Aggregate Revolving Loan Commitment in effect from time to time exceeds (B) the Dollar Amount of the Revolving Credit Obligations (excluding the outstanding principal amount of the Swing Line Loans) in effect from time to time (as determined by the Administrative Agent in accordance with its customary practices).

           All such commitment fees payable under this clause (C)(i) shall be payable quarterly in arrears on each Payment Date occurring after the date of this Agreement (with the first such payment being calculated for the period from the date of this Agreement and ending on June 30,
           2000), and, in addition, on the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole.

               (ii) The Borrower agrees to pay to the Administrative Agent for the sole account of the Administrative Agent and the Arranger (unless otherwise agreed between the Administrative Agent and the Arranger and any Lender) the fees set forth in the letter agreement between the Administrative Agent, the Arranger and the Borrower dated March 10, 2000, payable at the times and in the amounts set forth therein.

               (iii) The applicable Alternate Currency Borrower agrees to pay to the Alternate Currency Bank under the Alternate Currency Addendum to which it is a party, for its sole account, a fronting fee a equal to 0.125% per annum on the average daily outstanding Dollar Amount of all Alternate Currency Loans made in its favor under such Alternate Currency Addendum.

           (D) Interest and Fee Basis; Applicable Floating Rate Margin,
               --------------------------------------------------------
     Applicable Eurocurrency Margin, Applicable Alternate Currency Margin and
     ------------------------------------------------------------------------
     Applicable Commitment Fee Percentage.
     ------------------------------------

               (i) Interest on all Eurocurrency Rate Loans, all Alternate Currency Loans (except as provided otherwise in the applicable Alternate Currency Addendum), all Floating Rate Loans where the basis for calculation is the Federal Funds Effective Rate and on all fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on all Floating Rate Loans for where the basis for calculation is the Prime Rate shall be calculated for actual days elapsed on the basis of a 365-, or when appropriate 366-, day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (local time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

               (ii) The Applicable Floating Rate Margin, Applicable Eurocurrency Margin, Applicable Alternate Currency Margin and Applicable Commitment Fee Percentage shall be determined on the basis of the then applicable Leverage Ratio as described in this Section
                                                               -------
           2.14(D)(ii), from time to time by reference to the following table:
           -----------

================================================================================================================
Applicable Margin    Level I Status   Level II Status   Level III Status   Level IV Status    Level V Status
                     (Less than or     (Greater than     (Greater than      (Greater than      (Greater than
                    equal to 1.0 to    1.0 to 1.0 and    1.5 to 1.0 and    2.0 to 1.0 and       2.5 to 1.0)
                          1.0)          less than or      less than or      less than or
                                      equal to 1.5 to   equal to 2.0 to    equal to 2.5 to
                                            1.0)              1.0)              1.0)
----------------------------------------------------------------------------------------------------------------
Eurocurrency           0.625%             0.75%            0.875%                 1%             1.125%
 Margin,
 Alternate
 Currency Margin
 and L/C
 Percentage
----------------------------------------------------------------------------------------------------------------
Floating Rate              0%                0%                0%                 0%                 0%
 Margin
================================================================================================================
Commitment Fee         0.175%             0.20%            0.225%              0.25%             0.375%
 Percentage
================================================================================================================

For purposes of this Section 2.14(D)(ii), the Leverage Ratio shall be calculated
                     -------------------
as provided in Section 7.4(B).  Upon receipt of the financial statements
               --------------
delivered pursuant to Sections 7.1(A)(i) and (ii), as applicable, the Applicable
                      ------------------     ----
Floating Rate Margin, Applicable Eurocurrency Margin, Applicable Alternate Currency Margin and Applicable Commitment Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the Administrative Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to Section
                                                             -------
7.1(A)(iii); provided, that if the Borrower shall not have timely delivered its
             --------
financial statements in accordance with Section 7.1(A)(i) or (ii), as
                                        -----------------    ----
applicable, and such failure continues for five (5) days after notice from the Administrative Agent to the Borrower, then, at the discretion of the Required Lenders, commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Floating Rate Margin, Applicable Eurocurrency Margin, Applicable Alternate Currency Margin and Applicable Commitment Fee Percentage that the Leverage Ratio was greater than 2.5 to 1.0 and Level V pricing shall be applicable.
                                -------

         (iii) Notwithstanding anything herein to the contrary, from the date of this Agreement to but not including the fifth (5th) Business Day following receipt of the Borrower's financial statements delivered pursuant to
     Section 7.1(A)(i) for the fiscal quarter ending April 30, 2000, the
     -----------------
     Applicable Floating Rate Margin, Applicable Eurocurrency Margin, Applicable Alternate Currency Margin and Applicable Commitment Fee Percentage shall be determined based upon a Leverage Ratio less than or equal to 2.0 to 1.0.

     (E) Taxes.
         -----

         (i) Any and all payments by the Borrowers hereunder (whether in respect of principal, interest, fees or otherwise and including pursuant to an Alternate Currency Addendum) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any interest, penalties or liabilities with respect thereto imposed by any Governmental Authority including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income or similar taxes imposed by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a Lending Installation (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "Taxes"). If a Borrower or the Administrative Agent shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.14(E)) such Lender or the Administrative Agent (as the
                ---------------
     case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Borrower shall make such deductions or withholdings, and (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. If any Tax, including, without limitation, any withholding tax, of the United States of America or any other Governmental Authority shall be or become applicable, (y) after the date of this Agreement, to such payments by the applicable Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the applicable Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the reasonable judgment of such Lender, otherwise adversely and materially affect such Loans, or obligations under the Revolving Loan Commitments of such Lender.

         (ii) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "Other Taxes").

         (iii) Each Borrower indemnifies each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.14(E)) paid by such Lender or the
                                   ----------------
     Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Administrative Agent under this Section 2.14(E)
                                                          ---------------
     submitted to the applicable Borrower and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the applicable Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Administrative Agent such certificates, receipts and other documents as may be required (in the judgment of such Lender or the Administrative Agent) to establish any tax credit to which such Lender or the Administrative Agent may be entitled.

         (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by any Borrower, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

         (v) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.14(E) shall survive the payment in full of all
                       ---------------
     Obligations hereunder, the termination of the Letters of Credit and the termination of this Agreement.

         (vi) Each Lender (including any Replacement Lender or Purchaser) that is not created or organized under the laws of the United States of America or a political subdivision thereof (each a "Non-U.S. Lender") shall deliver
                                                 ---------------
     to the Borrower and the Administrative Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to
     Section 13.3 hereof (and from time to time thereafter upon the request of
     ------------
     the Borrower or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), either (1) two (2) duly completed copies of either (A) IRS Form W-8BEN, or (B) IRS Form W-8ECI, or in either case an applicable successor form; or (2) in the case of a Non-U.S. Lender that is not legally entitled to deliver the forms listed in clause (vi)(1), (x) a certificate of a duly authorized officer of such Non-
     --------------
     U.S. Lender to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and (y) two (2) duly completed
                      ---------------------
     copies of IRS Form W-8BEN or applicable successor form. Each such Lender further agrees to deliver to the Borrower and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in a form satisfactory to the Borrower and the Administrative Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this Section 2.14(E)(vi). Further, each Lender which delivers a
                      -------------------
     form or certificate pursuant to this clause (vi) covenants and agrees to
                                          -----------
     deliver to the Borrower and the Administrative Agent within fifteen (15) days prior to the expiration of such form, for so long as this Agreement is still in effect, another such certificate and/or two (2) accurate and complete original newly-signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder).

         Each Lender shall promptly furnish to the Borrower and the Administrative Agent such additional documents as may be reasonably required by the Borrower or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender. Notwithstanding any other provision of this Section 2.14(E),
                                                              ---------------
     no Borrower shall be obligated to gross up any payments to any Lender pursuant to Section 2.14(E)(i), or to indemnify any Lender pursuant to
                 ------------------
     Section 2.14(E)(iii), in respect of United States federal withholding taxes
     -------------------
     to the extent imposed as a result of (x) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to Section 2.14(E)(vi), (y) such
                                               -------------------
     form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (z) the Lender designating a successor Lending Installation at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided,
                                                                      --------
     however, that the applicable Borrower shall be obligated to gross up any
     -------
     payments to any such Lender pursuant to Section 2.14(E)(i), and to
                                             ------------------
     indemnify any such Lender pursuant to Section 2.14(E)(iii), in respect of
                                           --------------------
     United States federal withholding taxes if (x) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or exemption certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or the certifications made in such form or forms or Exemption Certificate untrue or inaccurate in any material respect, (ii) the redesignation of the Lender's Lending Installation was made at the request of the Borrower or (iii) the obligation to gross up payments to any such Lender pursuant to Section 2.14(E)(i), or to indemnify
                                             ------------------
     any such Lender pursuant to Section 2.14(E)(iii), is with respect to a
                                 --------------------
     Purchaser that becomes a Purchaser as a result of an assignment made at the request of the Borrower.

         (vii) Upon the request, and at the expense of the Borrowers, each Lender to which any Borrower is required to pay any additional amount pursuant to this Section 2.14(E), shall reasonably afford the applicable
                      ---------------
     Borrower the opportunity to contest, and shall reasonably cooperate with the applicable Borrower in contesting, the imposition of any Tax giving rise to such payment; provided, that (i) such Lender shall not be required
                           --------
     to afford the applicable Borrower the opportunity to so contest unless such Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement; and (ii) the Borrowers shall reimburse such Lender for its attorneys' and accountants' fees and disbursements incurred in so cooperating with such Borrower in contesting the imposition of such Tax; provided, however, that notwithstanding the
                                 --------  -------
     foregoing, no Lender shall be required
     to afford any Borrower the opportunity to contest, or cooperate with any Borrower in contesting, the imposition of any Taxes, if such Lender in good faith determines that to do so would have an adverse effect on it.

     2.15. Notification of Advances, Interest Rates, Prepayments and Aggregate
           -------------------------------------------------------------------
Revolving Loan Commitment Reductions.  Promptly after receipt thereof, the
------------------------------------
Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing/Election Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate and Agreed Currency applicable to each Eurocurrency Rate Loan promptly upon determination of such interest rate and Agreed Currency and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.16. Lending Installations.  Each Lender may book its Loans or Letters of
           ---------------------
Credit at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments and/or payments of L/C Obligations are to be made.

     2.17. Non-Receipt of Funds by the Administrative Agent.  Unless a Borrower
           ------------------------------------------------
or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.
If such Lender or a Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

     2.18. Termination Date.  This Agreement shall be effective until the
           ----------------
Termination Date. Notwithstanding the termination of this Agreement, until (A) all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied in cash, (B) all financing arrangements among the Borrowers and the Lenders shall have been terminated and
(C) all of the Letters of Credit shall have expired, been canceled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

     2.19. Replacement of Certain Lenders.  In the event a Lender ("Affected
           ------------------------------
Lender") shall have: (i) failed to fund its Pro Rata Share of any Advance requested by a Borrower, or to fund a Revolving Loan in order to repay Swing Line Loans pursuant to Section 2.2(D), or to make payment in respect of any
                       --------------
Alternate Currency Loan purchased by such Lender pursuant to Section 2.20(E),
                                                             ---------------
which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from a Borrower under Sections 2.14(E),
                                                              ----------------
4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by
---    ---
such Lender which are not being incurred generally by the other Lenders except as provided under any applicable Alternate Currency Addendum, (iii) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend
                   -----------
Eurocurrency Rate Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked Section 10.2, then, in any such case, the
                                      ------------
Borrower or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 13.3(A) which the Borrower or the Administrative Agent, as
              ---------------
the case may be, shall have engaged for such purpose ("Replacement Lender"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its funded participations in, and its obligations to purchase participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit and Swing Line Loans, Alternate Currency Loans, Letters of Credit, L/C Drafts and unreimbursed drawings hereunder) in accordance with Section 13.3. The Administrative Agent
                                       ------------
agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Administrative Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.14(E), 4.1, and 4.2 with respect to
                                  ----------------  ---      ---
such Affected Lender and compensation payable under Section 2.14(C) in the event
                                                    ---------------
of any replacement of any Affected Lender under clause (ii) or clause (iii) of
                                                -----------    ------------
this Section 2.19; provided that upon such Affected Lender's replacement, such
     ------------
Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14(E), 4.1, 4.2, 4.4, and 10.7, as well
                            ----------------  ---  ---  ---      ----
as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 11.8; provided, however, that the
                               ------------
obligations under Section 11.8 shall relate only to those obligations which
                  ------------
arose or are attributable to the period prior to the Affected Lender's replacement. Upon the replacement of any Affected Lender pursuant to this
Section 2.19, the provisions of Section 9.2 shall continue to apply with respect
------------                    -----------
to Loans which are then outstanding with respect to which the Affected Lender failed to fund its Pro Rata Share and which failure has not been cured.

     2.20. Alternate Currency Loans.
           ------------------------

           (A) Making of Alternate Currency Loans.  Upon the satisfaction of the
               ----------------------------------
     conditions precedent set forth in Article V hereof and set forth in the
                                       ---------
     applicable Alternate Currency Addendum, from and including the later of the date of this Agreement and the date of execution of the applicable Alternate Currency Addendum and prior to the Termination Date (unless an earlier termination date shall be specified in or pursuant to the applicable Alternate Currency

     Addendum), each Alternate Currency Bank agrees, on the terms and conditions set forth in this Agreement and in the applicable Alternate Currency Addendum, to make Alternate Currency Loans under such Alternate Currency Addendum to the applicable Alternate Currency Borrower party to such Alternate Currency Addendum from time to time in the applicable Alternate Currency, in an amount not to exceed each such Alternate Currency Bank's applicable Alternate Currency Commitment; provided, however, at no time
                                               --------  -------
     shall the Dollar Amount of the outstanding principal amount of any specific Alternate Currency exceed the Alternate Currency Commitment set forth in the applicable Alternate Currency Addendum, other than as a result of currency fluctuations and then only to the extent permitted in Section
                                                                    -------
     2.4(B)(ii). Subject to the terms of this Agreement and the applicable
     ----------
     Alternate Currency Addendum, the applicable Alternate Currency Borrowers may borrow, repay and reborrow Alternate Currency Loans at any time prior to the Termination Date (unless an earlier termination date shall be specified in or pursuant to the applicable Alternate Currency Addendum). On the Termination Date (unless an earlier termination date shall be specified in or pursuant to the applicable Alternate Currency Addendum), the outstanding principal balance of the Alternate Currency Loans shall be paid in full by the applicable Alternate Currency Borrower and prior to Termination Date (unless an earlier termination date shall be specified in or pursuant to the applicable Alternate Currency Addendum), prepayments of the Alternate Currency Loans shall be made by the applicable Alternate Currency Borrower if and to the extent required in Section 2.4(B)(ii).
                                                        ------------------
         (B) Borrowing Notice. When the applicable Alternate Currency Borrower
             ----------------
     desires to borrow under this Section 2.20, the applicable Alternate Currency Borrower shall deliver to the applicable Alternate Currency Bank and the Administrative Agent a Borrowing/Election Notice, signed by it, as provided in Section 2.7 specifying that the Alternate Currency Borrower is
                 -----------
     requesting an Alternate Currency Loan pursuant to this Section 2.20. Any
                                                            ------------
     Borrowing/Election Notice given pursuant to this Section 2.20 shall be
                                                      ------------
     irrevocable.

         (C) Termination. Except as otherwise required by applicable law, in no
             -----------
     event shall an Alternate Currency Bank have the right to accelerate the Alternate Currency Loans outstanding under any Alternate Currency Addendum or to terminate its commitments (if any) thereunder to make Alternate Currency Loans prior to the stated termination date in respect thereof, except that such Alternate Currency Bank shall have such rights upon an acceleration of the Loans and a termination of the Revolving Credit Commitments pursuant to Article IX.
                             ----------

         (D) Statements.  Each Alternate Currency Bank shall furnish to the
             ----------
     Administrative Agent not less frequently than quarterly and at any other time at the reasonable request of the Administrative Agent or any Lender, a statement setting forth the outstanding Alternate Currency Loans made and repaid during the period since the last such report under such Alternate Currency Addendum.

         (E) Alternate Currency Loan Participation.  Unless a Lender shall have
             -------------------------------------
     notified the Alternate Currency Bank, prior to its making of any Alternate Currency Loan, that any applicable condition precedent set forth in Sections 5.1, 5.2 or 5.3, as applicable, had not then been satisfied,
     ------------  ---    ---
     immediately upon the making of any Alternate Currency Loan by the applicable Alternate Currency Bank, each Lender with a Pro Rata Share shall be deemed to have automatically, irrevocably and unconditionally purchased and received from such Alternate Currency Bank an undivided interest and participation in and to such Alternate Currency Loan in an amount equal to the Dollar Amount of such Alternate Currency Loan multiplied by such
                                                          ----------
     Lender's Pro Rata Share. In addition, immediately and automatically upon the occurrence of an Event of Default under Sections 8.1(A), (F) or (G),
                                                 ---------------  ---    ---
     all Alternate Currency Loans shall be converted to and redenominated in Dollars equal to the Dollar Amount of each such Alternate Currency Loan determined as of the date of such conversion; provided, that to the extent
                                                   --------
     such conversion shall occur other than at the end of an Interest Period, the applicable Borrower shall pay to the applicable Alternate Currency Bank, all losses and breakage costs related thereto in accordance with
     Section 4.4.  Each of the Lenders shall pay to the applicable Alternate
     -----------
     Currency Bank not later than two (2) Business Days following a request for payment from such Alternate Currency Bank, in Dollars, an amount equal to the undivided interest in and participation in the Alternate Currency Loan purchased by such Lender pursuant to this Section 2.20(E). In the event
                                               ---------------
     that any Lender fails to make payment to the applicable Alternate Currency Bank of any amount due under this Section 2.20(E), the Administrative Agent
                                       ---------------
     shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives from such Lender an amount sufficient to discharge such Lender's payment obligation as prescribed in this Section
                                                                      -------
     2.20(E) together with interest thereon at the Federal Funds Effective Rate
     -------
     for each day during the period commencing on the date of demand by the applicable Alternate Currency Bank and ending on the date such obligation is fully satisfied. The Administrative Agent will promptly remit all payments received as provided above to the Alternate Currency Bank. In consideration of the participations prescribed in this Section 2.20(E),
                                                            ---------------
     each Lender shall receive, from the accrued interest paid by the applicable Borrower on each Alternate Currency Loan, a fee equal to such Lender's Pro Rata Share of the Applicable Alternate Currency Margin component of the interest accrued on such Loan. Such portion of the interest paid by the applicable Borrower on Alternate Currency Loans to the applicable Alternate Currency Bank shall be paid as promptly as possible by such Alternate Currency Bank to the Administrative Agent, and the Administrative Agent shall as promptly as possible convert such amount into Dollars at the spot rate of exchange in accordance with its normal banking practices and apply such resulting amount ratably among the Lenders in proportion to their Pro Rata Share.

         (F) Other Provisions Applicable to Alternate Currency Loans.  The
             -------------------------------------------------------
     specification of payment of Alternate Currency Loans in the related Alternate Currency at a specific place pursuant to this Agreement is of the essence. Such Alternate Currency shall be the currency of account and payment of such Loans under this Agreement and the applicable Alternate Currency Addendum. Notwithstanding anything in this Agreement, the obligation of the applicable Alternate Currency Borrower in respect of such Loans shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the applicable Alternate Currency and transfer to such Lender under normal banking procedure, does not yield the amount of such Alternate Currency due under this Agreement and the applicable Alternate Currency Addendum. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such Alternate Currency due under this Agreement or the applicable Alternate Currency Addendum, such Lender shall have an independent cause of action against each of the Borrowers for the currency deficit.

     2.21. Judgment Currency.  If, for the purposes of obtaining judgment in any
           -----------------
court, it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main office in Chicago, Illinois on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under
Section 12.2, such Lender or the Administrative Agent, as the case may be,
------------
agrees to remit such excess to such Borrower.

     2.22. Market Disruption; Denomination of Amounts in Dollars; Dollar
           -------------------------------------------------------------
Equivalent of Reimbursement Obligations.
---------------------------------------

         (A) Market Disruption. Notwithstanding the satisfaction of all
             -----------------
     conditions referred to in this Article II with respect to any Advance in
                                    ----------
     any Agreed Currency other than Dollars or any Alternate Currency, as applicable, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Borrower, any Alternate Currency Borrower, any Alternate Currency Bank, the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Rate Loans or Alternate Currency Loans comprising such Advance to be denominated in the Agreed Currency or Alternate Currency, as applicable, specified by the applicable Borrower, then the Administrative Agent shall forthwith give notice thereof to such Borrower, such Alternate Currency Bank and the Lenders, or the applicable Borrower shall give notice to the Administrative Agent, such Alternate Currency Bank and the Lenders, as the case may be, and such Eurocurrency Rate Loans or Alternate Currency Loans shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice, as Floating Rate Loans, unless the applicable Borrower notifies the Administrative Agent at least one (1) Business Day before such date that
     (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency or Alternate Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent, the applicable Alternate Currency Bank, if applicable, and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice.

         (B) Calculation of Amounts. Except as set forth below, all amounts
             ----------------------
     referenced in this Article II shall be calculated using the Dollar Amount
                        ----------
     determined based upon the Equivalent Amount in effect as of the date of any determination thereof; provided, however, that to the extent any Borrower
                            -----------------
     shall be obligated hereunder to pay in Dollars any Advance denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Amount of the Advance (calculated based upon the Equivalent Amount in effect on the date of payment thereof) and in the event that the Borrower does not reimburse the Administrative Agent and the Lenders are required to fund a purchase of a participation in such Advance, such purchase shall be made in Dollars in an amount equal to the Dollar Amount of such Advance (calculated based upon the Equivalent Amount in effect on the date of payment thereof). Notwithstanding anything herein to the contrary, the full risk of currency fluctuations shall be borne by the Borrowers and the Borrowers agree to indemnify and hold harmless each Issuing Bank, the Alternate Currency Banks, the Administrative Agent and the Lenders from and against any loss resulting from any borrowing denominated in a currency other than in Dollars and for which the Lenders are not reimbursed on the day of such borrowing.

     2.23. Additional Alternate Currency Borrowers. The Borrower may at any
           ---------------------------------------
time or from time to time, with the consent of the Administrative Agent add as a party to this Agreement any Subsidiary to be an Alternate Currency Borrower hereunder by the execution and delivery to the Administrative Agent and the Lenders of (a) a duly completed Assumption Letter by such Subsidiary, with the written consent of the Borrower at the foot thereof, (b) such guaranty and subordinated intercompany indebtedness documents as may be reasonably required by the Administrative Agent and such other opinions, documents, certificates or other items as may be required by Section 5.3, such documents with respect to
                                  -----------
any additional Subsidiaries to be substantially similar in form and substance to the Loan Documents executed on or about the date hereof by the Subsidiaries parties hereto as of the Closing Date. Upon such execution, delivery and consent, such Subsidiary shall for all purposes be a party hereto as an Alternate Currency Borrower as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Alternate Currency Borrower under this Agreement shall have been repaid or paid in full and all other obligations of such Alternate Currency Borrower under this Agreement shall have been fully performed, the Borrower may, by not less than five (5) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary's status as an "Alternate Currency Borrower".

                  ARTICLE  III: THE LETTER OF CREDIT FACILITY

     3.1. Obligation to Issue Letters of Credit.  Subject to the terms and
          -------------------------------------
conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, each Issuing Bank hereby agrees to issue for the account of the Borrower through such Issuing Bank's branches as it and the Borrower may jointly agree, one or more Letters of Credit denominated in Dollars or an Agreed Currency in accordance with this
Article III, from time to time during the period, commencing on the Closing Date
-----------
and ending on the Business Day prior to the Termination Date.

     3.2. [Reserved].
          ----------

     3.3. Types and Amounts.  No Issuing Bank shall have any obligation to and
          -----------------
no Issuing Bank shall:

         (A) issue (or amend) any Letter of Credit if on the date of issuance (or amendment), before or after giving effect to the Letter of Credit requested hereunder, (i) the Dollar Amount of the Revolving Credit Obligations at such time would exceed the Aggregate Revolving Loan Commitment at such time, or (ii) the aggregate outstanding Dollar Amount of the L/C Obligations would exceed $10,000,000; or

         (B) issue (or amend) any Letter of Credit which has an expiration date later than the date which is the earlier of (x) one (1) year after the date of issuance thereof or (y) five (5) Business Days immediately preceding the Termination Date; provided, that any Letter of Credit with a one-year term
                       --------
     may provide for the renewal thereof for additional one-year periods (which in no event shall extend beyond the date referred to in clause (y) above).
                                                             ----------
     3.4. Conditions.  In addition to being subject to the satisfaction of the
          ----------
conditions contained in Sections 5.1, 5.2 and 5.3, the obligation of an Issuing
                        ------------  ---     ---
Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:


         (A) the Borrower shall have delivered to the applicable Issuing Bank (and, if the Issuing Bank is a Lender other than Bank One, with a copy to the Administrative Agent) at such times and in such manner as such Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of Exhibit C hereto (each such request a
                                         ---------
     "Request For Letter of Credit"), duly executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "L/C Documents"), and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and

         (B) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing

     Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

     3.5. Procedure for Issuance of Letters of Credit.
          -------------------------------------------

          (A) Subject to the terms and conditions of this Article III and
                                                          -----------
     provided that the applicable conditions set forth in Sections 5.1, 5.2 and
                                                          ------------  ---
     5.3 hereof have been satisfied, the applicable Issuing Bank shall, on the
     ---
     requested date, issue a Letter of Credit on behalf of the Borrower in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in Section 5.2 hereof have been satisfied unless it
                             -----------
     shall have received notice to the contrary from the Administrative Agent or a Lender or has knowledge that the applicable conditions have not been met.

         (B) The applicable Issuing Bank shall give the Administrative Agent written or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit; provided, however, that the failure to
                                         --------  -------
     provide such notice shall not result in any liability on the part of such Issuing Bank.

         (C) No Issuing Bank shall extend or amend any Letter of Credit unless the requirements of this Section 3.5 are met as though a new Letter of
                              -----------
     Credit was being requested and issued.

     3.6. Letter of Credit Participation.  Immediately upon the issuance of each
          ------------------------------
Letter of Credit hereunder, each Lender with a Pro Rata Share shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Bank an undivided interest and participation in and to such Letter of Credit, the right to receive payments from the Borrower in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an "L/C Interest") in an amount equal to the Dollar Amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Share. Each Issuing Bank will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On the Business Day on which an Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Administrative Agent or the applicable Issuing Bank, each Lender shall make payment to the Administrative Agent, for the account of the applicable Issuing Bank, in immediately available funds in the Agreed Currency in an amount equal to such Lender's Pro Rata Share of the Dollar Amount of such payment or draw. The obligation of each Lender to reimburse the Issuing Banks under this Section
                                                                        -------
3.6 shall be unconditional, continuing, irrevocable and absolute.  In the event
---
that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 3.6, the Administrative Agent shall be entitled to
               -----------
receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall
           --------  -------
relieve such Lender of its obligation to reimburse the applicable Issuing Bank for such amount in accordance with this Section 3.6.
                                        -----------

     3.7. Reimbursement Obligation.  The Borrower agrees unconditionally,
          ------------------------
irrevocably and absolutely to pay immediately to the Administrative Agent, for the account of the Lenders, the amount of each advance drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto

(such obligation of the Borrower to reimburse the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "Reimbursement Obligation" with respect to such Letter of Credit or L/C Draft), each such reimbursement to be made by the Borrower no later than the Business Day on which the applicable Issuing Bank makes payment of each such L/C Draft or, if the Borrower shall have received notice of a Reimbursement Obligation later than 12:00 p.m. (Chicago time), on any Business Day or on a day which is not a Business Day, no later than 12:00 p.m. (Chicago time), on the immediately following Business Day or, in the case of any other draw on a Letter of Credit, the date specified in the demand of such Issuing Bank. If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this
Section 3.7, the Borrower shall be deemed to have elected to borrow Revolving
-----------
Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the Dollar Amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

     3.8. Letter of Credit Fees. The Borrower agrees to pay:
          ---------------------

          (A) quarterly, in arrears, to the Administrative Agent for the ratable benefit of the Lenders, except as set forth in Section 9.2, a letter of
                                                    -----------
     credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding Dollar Amount available for drawing under each standby Letter of Credit;

         (B) quarterly, in arrears, to the applicable Issuing Bank, a letter of credit fronting fee equal to 0.125% per annum on the average daily outstanding face amount available for drawing under each standby Letter of Credit issued by such Issuing Bank; and

         (C) to the applicable Issuing Bank, all customary fees and other issuance, amendment, cancellation, document examination, negotiation, transfer and presentment expenses and related charges in connection with the issuance, amendment, cancellation, presentation of L/C Drafts, negotiation, transfer and the like customarily charged by such Issuing Banks with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

     3.9.  Issuing Bank Reporting Requirements.  In addition to the notices
           -----------------------------------
required by Section 3.5(C), each Issuing Bank shall, no later than the tenth
            --------------
(10th) Business Day following the last day of each month, provide to the Administrative Agent, upon the Administrative Agent's request, schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, Agreed Currency and amount in such Agreed Currency, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by the Borrower during such month. In addition, upon the request of the Administrative Agent, each Issuing Bank shall furnish to the Administrative Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent. Upon the request of any Lender, the Administrative Agent will provide to such Lender information concerning such Letters of Credit.

     3.10. Indemnification; Exoneration.
           ----------------------------

           (A) In addition to amounts payable as elsewhere provided in this
     Article III, the Borrower hereby agrees to protect, indemnify, pay and save
     -----------
     harmless the Administrative Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Bank, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or
               ------     --------
     omissions herein called "Governmental Acts").

         (B) As among the Borrower, the Lenders, the Administrative Agent and the Issuing Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, neither the Administrative Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers under this Section 3.10.
                                        ------------

     (C) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Bank, the Administrative Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

         (D) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.10 shall survive the payment in full of
                       ------------
     principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

     3.11. Cash Collateral. Notwithstanding anything to the contrary herein or
           ---------------
in any application for a Letter of Credit, upon payout or termination of this Agreement in full in cash, the Borrower shall, on the Business Day that it receives the Administrative Agent's demand, deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Banks, cash, a backup Letter of Credit from an issuer that is satisfactory to the Administrative Agent, or other collateral of a type satisfactory to all of the Lenders, having a value, as determined by such Lenders, equal to one hundred percent (100%) of the aggregate Dollar Amount of the outstanding L/C Obligations. In addition, if the Revolving Credit Availability is at any time less than the Dollar Amount of all contingent L/C Obligations outstanding at any time, the Borrower shall deposit cash collateral with the Administrative Agent in Dollars in an amount equal to one-hundred percent (100%) of the Dollar Amount by which such L/C Obligations exceed such Revolving Credit Availability. Any such collateral shall be held by the Administrative Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by and pledged in favor of the Administrative Agent for the benefit of the Lenders and the Issuing Banks as collateral security for the Borrower's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Banks for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this
Section 3.11 which are not to be applied to reimburse an Issuing Bank for
------------
amounts actually paid or to be paid by such Issuing Bank in respect of a Letter of Credit or L/C Draft, shall be returned to the Borrower within one (1) Business Day (after deduction of the Administrative Agent's expenses incurred in connection with such cash collateral account).

                     ARTICLE  IV: CHANGE IN CIRCUMSTANCES

     4.1. Yield Protection. If any law or any governmental or quasi-governmental
          ----------------
rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

         (A) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower (excluding taxation of the overall net income of any Lender or taxation of a similar basis, which are governed by Section 2.14(E)),
                                            ----------------
     or changes the basis of taxation of payments to any Lender in respect of its Revolving Loan Commitment, Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

         (B) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Rate Loans) with respect to its Revolving Loan Commitment, Loans, L/C Interests or the Letters of Credit, or

         (C) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Revolving Loan Commitment, the Loans, the L/C Interests or the Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of its Revolving Loan Commitment, Loans or the L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Revolving Loan Commitment, Loans, L/C Interests, or Letters of Credit or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by the applicable Borrower of written demand by such Lender pursuant to Section 4.5, the
                                                      -----------
applicable Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment. Each Lender shall notify the Borrower and the Administrative Agent at any time after the occurrence of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 4.1; provided,
                                                     -----------  --------
however, in no event shall the Borrowers be liable hereunder for any
-------
compensation to such Lender for any claim arising more than ninety (90) days prior to such notification (with such ninety (90) day period to be extended to cover any period of retroactivity for any such event).

     4.2. Changes in Capital Adequacy Regulations. If a Lender determines (i)
          ---------------------------------------
the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Revolving Loan Commitment, Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within fifteen (15) days after receipt by the applicable Borrower of written demand by such Lender pursuant to Section 4.5, the applicable Borrower shall pay such Lender the
            -----------
amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. Each Lender shall notify the Borrower and the Administrative Agent at any time after the occurrence of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 4.2, provided, however, in no event
                                 -----------  --------  -------
shall the Borrowers be liable hereunder for any compensation to such Lender for any claim arising more than ninety (90) days prior to such notification (with such ninety (90) day period to be extended to cover any period of retroactivity for any such event).

      4.3. Availability of Types of Advances.  If (i) any Lender determines that
           ---------------------------------
maintenance of its Eurocurrency Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type, currency or maturity appropriate to match fund Fixed-Rate Loans are not available or (y) the interest rate applicable to Fixed-Rate Loans does not accurately reflect the cost of making or maintaining such an Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i),
                                                                ----------
require any Advances of the affected Type to be repaid or converted into another Type.

     4.4. Funding Indemnification. If any payment of a Fixed-Rate Loan occurs on
          -----------------------
a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or if any Floating Rate Advance is not converted to a Eurocurrency Rate Advance or if any Fixed Rate Loan is not made, continued or prepaid on the date specified by the Borrowers for any reason other than default by the Lenders, the Borrowers shall indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed-Rate Loan. In connection with any assignment by any Lender of any portion of the Loans made pursuant to Section
                                                                      -------
13.3, and if, notwithstanding the provisions of Section 2.3, the Borrower has
----                                            -----------
requested and the Administrative Agent has consented to the use of the Eurocurrency Rate, the Borrower shall be deemed to have repaid all outstanding Eurocurrency Rate Advances as of the effective date of such assignment and reborrowed such amount as a Floating Rate Advance and/or Eurocurrency Rate Advance (chosen in accordance with the provisions of Section 2.3) and the
                                                     -----------
indemnification provisions under this Section 4.4 shall apply.
                                      -----------

     4.5. Lender Statements; Survival of Indemnity. If reasonably possible, each
          ----------------------------------------
Lender shall designate an alternate Lending Installation with respect to its Fixed-Rate Loans to reduce any liability of the Borrowers to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under
------------     ---
Section 4.3, so long as such designation is not disadvantageous, in the judgment
-----------
of the Lender, to such Lender.  Any demand for compensation pursuant to Section
                                                                        -------
2.14(E)
-------
or this Article IV shall be in writing and shall state the amount due, if any,
        ----------
under Section 2.14(E), 4.1, 4.2 or 4.4 and shall set forth in reasonable detail
      ---------------  ---  ---    ---
the calculations upon which such Lender determined such amount and shall be final, conclusive, and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed-Rate Loan shall be calculated as though each Lender funded its Fixed-Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate or Alternate Currency Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrowers under Sections 2.14(E), 4.1,
                                                        ----------------  ---
4.2 and 4.4 shall survive payment of the Obligations and termination of this
---     ---
Agreement.


                       ARTICLE  V: CONDITIONS PRECEDENT

     5.1. Initial Advances and Letters of Credit.  The Lenders shall not be
          --------------------------------------
required to make the initial Loans or issue any Letters of Credit unless the Borrower has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Administrative Agent and the Lenders:

         (1) Copies of the Certificate of Incorporation (or other comparable constituent document) of each member of the Initial Obligor Group, together with all amendments and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation;

         (2) Copies, certified by the Secretary or Assistant Secretary of each member of the Initial Obligor Group, of its By-Laws (or other comparable governing document) and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents;

         (3) An incumbency certificate, executed by the Secretary or Assistant Secretary of each member of the Initial Obligor Group, which shall identify by name and title and bear the signature of the officers of the members of the Initial Obligor Group authorized to sign the Loan Documents (and, in the case of the Borrowers, to make borrowings hereunder or under the Deutsche Marks Alternate Currency Addendum), upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

         (4) A certificate, in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer of each Borrower, stating that on the date of this Agreement all the representations in this Agreement and in the Deutsche Marks Alternate Currency Addendum are true and correct in all material respects (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date) and no Default or Unmatured Default has occurred and is continuing;

         (5) Documentation evidencing (a) the arrangement for the termination of the Existing Credit Agreement, (b) the repayment of all obligations, indebtedness and liabilities outstanding thereunder from the proceeds of the initial Loans hereunder and (c) the release of all Liens thereunder;

         (6) Evidence reasonably satisfactory to the Administrative Agent that there exists no injunction or temporary restraining order which, in the reasonable judgment of the Administrative Agent, would prohibit the making of the Loans and the other transactions contemplated by the Loan Documents or any litigation seeking such an injunction or restraining order;

         (7) Written money transfer instructions reasonably requested by the Administrative Agent, addressed to the Administrative Agent and signed by an Authorized Officer;

         (8) Evidence satisfactory to the Administrative Agent that the Borrower has paid to the Administrative Agent and the Arranger the fees agreed to in the fee letter dated March 10, 2000, among the Administrative Agent, the Arranger and the Borrower;

         (9) The written opinions of the Borrowers' and the Subsidiary Guarantors' U.S. counsel, and Roper Germany's foreign counsel, in the forms of the opinions attached hereto as Exhibit E, in each case, addressed to
                                        ---------
     the Administrative Agent, the Alternate Currency Banks, the Issuing Banks and the Lenders, in form and substance acceptable to the Administrative Agent and its counsel, with respect to (without limitation) the due authorization, execution and enforceability of this Agreement and the other Loan Documents;

         (10) A written opinion of foreign counsel with respect to each Pledge Agreement to be delivered on the Closing Date, addressed to the Administrative Agent, the Alternate Currency Banks, the Issuing Banks and the Lenders, in form and substance acceptable to the Administrative Agent; and

         (11) Such other documents as the Administrative Agent or any Lender or its counsel may have reasonably requested, including, without limitation the Parent Guaranty, the Subsidiary Guaranty, the Pledge Agreements, the Deutsche Marks Alternate Currency Addendum and each other document reflected on the List of Closing Documents attached as Exhibit F to this
                                                            ---------
     Agreement.

     5.2. Each Advance and Letter of Credit. The Lenders shall not be required
          ---------------------------------
to make any Advance, or issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

         (A) There exists no Default or Unmatured Default;

         (B) The representations and warranties contained in Article VI are true and correct in all material respects as of such Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date); and

         (C) (i) The Revolving Credit Obligations do not, and after making such proposed Advance or issuing such Letter of Credit would not, exceed the Aggregate Revolving Loan Commitment, and (ii) the aggregate outstanding principal Dollar Amount of all Alternate Currency Loans in the same Alternate Currency do not, and after making such proposed Advance or issuing such Letter of Credit would not, exceed the aggregate Alternate Currency Commitment under the Alternate Currency Addendum executed with respect to such Alternate Currency.

     Each Borrowing/Election Notice with respect to each such Advance and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(A), (B) and (C) have been satisfied. Any Lender may
             ---------------   ---
require a duly completed officer's certificate in substantially the form of Exhibit G hereto and/or a duly completed compliance certificate in substantially
---------
the form of Exhibit H hereto as a condition to making an Advance.
            ---------

     5.3. Initial Advance to Each New Alternate Currency Borrower.  No Alternate
          -------------------------------------------------------
Currency Bank shall be required to make any Alternate Currency Loans, in each case, to a new Alternate Currency Borrower added after the Closing Date unless the Borrower has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Lenders:

         (1) The Assumption Letter executed and delivered by such Alternate Currency Borrower and containing the written consent of the Borrower at the foot thereof, as contemplated by Section 2.23.
                                      ------------

         (2) Copies of the Certificate of Incorporation (or other comparable constituent document) of the Alternate Currency Borrower, together with all amendments and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

         (3) Copies, certified by the Secretary or Assistant Secretary of the Alternate Currency Borrower, of its By-Laws (or other comparable governing document) and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by the Administrative Agent) approving the Assumption Letter.

         (4) An incumbency certificate, executed by the Secretary, Assistant Secretary, Director or Officer of the Alternate Currency Borrower, which shall identify by name and title and bear the signature of the officers of such Alternate Currency Borrower authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Alternate Currency Borrower hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

         (5) An opinion of counsel to such Alternate Currency Borrower, in a form reasonably acceptable to the Administrative Agent.

         (6) Appropriate Alternate Currency Guaranty Documentation and such other corporate resolutions, opinions of counsel and other documentation as the Administrative Agent may reasonably request in connection with such Alternate Currency Guaranty Documentation, all in form and substance reasonably satisfactory to the Administrative Agent.


                  ARTICLE  VI: REPRESENTATIONS AND WARRANTIES

     In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described herein, the Borrower represents and warrants as follows to each Lender and the Administrative Agent as of the Closing Date, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Closing Date, and thereafter on each date as required by Section 5.2 or 5.3, as applicable:
                                       -----------    ---

     6.1. Organization; Corporate Powers.  The Borrower and each of its
          ------------------------------
Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect, and
(iii) has all requisite corporate power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

     6.2. Authority.
          ---------

          (A) The Borrower and each of its Subsidiaries has the requisite corporate power and authority (i) to execute, deliver and perform each of the Loan Documents which have been executed by it as required by this Agreement and the other Loan Documents on or prior to Closing Date and (ii) to file the Loan Documents which have been filed by it as required by this Agreement, the other Loan Documents or otherwise on or prior to the Closing Date with any Governmental Authority.

          (B) The execution, delivery, performance and filing, as the case may be, of each of the Loan Documents which have been executed or filed as required by this Agreement, the other Loan Documents or otherwise on or prior to the Closing Date and to which the Borrower or any of its Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate acts (including any required shareholder or partner approval) of the Borrower and its Subsidiaries.

          (C) Each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally), is in full force and effect, and the Borrower and its Subsidiaries have, and, to the best of the Borrower's and its Subsidiaries' knowledge, all other parties thereto have, performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date, and no unmatured default, default or breach of any covenant by any such party exists thereunder.

     6.3.  No Conflict; Governmental Consents.  The execution, delivery and
           ----------------------------------
performance of each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws (or other applicable constituent documents) of the Borrower or any such Subsidiary, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law

(including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any Contractual Obligation, except such breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrower or any such Subsidiary, other than Liens permitted or created by the Loan Documents. Except as set forth on Schedule 6.3 to this Agreement, the
                                           ------------
execution, delivery and performance of each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     6.4. Financial Statements.  The combined historical balance sheet, income
          --------------------
statements and statements of cash flow of the Borrower and its Subsidiaries, copies of which are attached hereto as Schedule 6.4 to this Agreement, present
                                       ------------
the financial condition of the Borrower and such Subsidiaries as of such date.

     6.5. No Material Adverse Change.  Since October 31, 1999 and except as
          --------------------------
disclosed on the Borrower's Form 10-K filed with respect to the fiscal year ending October 31, 1999 or the Borrower's Form 10-Q filed with respect to the fiscal quarter ending January 31, 2000, there has occurred no change in the business, properties, condition (financial or otherwise), performance or results of operations of either of the Borrowers, or the Borrower and its Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to have a Material Adverse Effect.

     6.6. Taxes. The Borrower and each of its Subsidiaries has filed or caused
          -----
to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith and reserved for in accordance with generally accepted accounting principles as in effect from time to time (if and to the extent so required), have paid or caused to be paid all taxes as shown on said returns on any assessment received by it, to the extent that such taxes have become due. The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

     6.7. Litigation; Loss Contingencies and Violations.  There is no action,
          ---------------------------------------------
suit, proceeding, arbitration or, to the Borrower's knowledge, investigation before or by any Governmental Authority or private arbitrator pending or, to the Borrower's knowledge, threatened against the Borrower, any of its Subsidiaries or any property of any of them which could reasonably be expected to have a Material Adverse Effect.

     6.8. Subsidiaries.  Schedule 6.8 to this Agreement (i) contains a
          ------------   ------------
description of the corporate structure of the Borrower, its Subsidiaries and any other Person in which the Borrower or any of its Subsidiaries holds an Equity Interest; and (ii) accurately sets forth (A) the correct legal name and the jurisdiction of incorporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of each of the Borrower's Subsidiaries and the owners of such shares, and (C) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, which the Borrower and each Subsidiary of the Borrower holds in any Person that is not a corporation.

Except as disclosed on Schedule 6.8, none of the issued and outstanding Capital
                       ------------
Stock of the Borrower or any of the Borrower's Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of each of the Borrower's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock.

     6.9. ERISA.  Except as disclosed on Schedule 6.9, no Benefit Plan has
          -----                          ------------
incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Borrower nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums. As of the last day of the most recent prior plan year, the market value of assets under each Benefit Plan, other than any Multiemployer Plan, was not by a material amount less than the present value of benefit liabilities thereunder (determined in accordance with the actuarial valuation assumptions described therein). Neither the Borrower nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan of a material amount or (ii) incurred a material complete or partial withdrawal under Section 4203 or Section 4205 of ERISA from a Multiemployer Plan. Neither the Borrower nor any member of the Controlled Group has failed to make an installment or any other payment of a material amount required under
Section 412 of the Code on or before the due date for such installment or other payment. There have been no and there is no prohibited transaction described in Sections 406 of ERISA or 4975 of the Code with respect to any Plan for which a statutory or administrative exemption does not exist which could reasonably be expected to subject the Borrower or any of is Subsidiaries to material liability. Neither the Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject the Borrower or any of its Subsidiaries to material liability. Neither the Borrower nor any member of the Controlled Group is subject to any material liability under, or has any potential material liability under, Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA. The present value of the aggregate liabilities to provide all of the accrued benefits under any Foreign Pension Plan do not exceed the current fair market value of the assets held in trust or other funding vehicle for such plan by a material amount. With respect to any Foreign Employee Benefit Plan other than a Foreign Pension Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such plan is maintained. For purposes of this Section 6.9, "material" means any
                                               -----------
amount, noncompliance or other basis for liability which could reasonably be expected to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate with each other basis for liability under this
Section 6.9, in excess of two percent (2%) of the Consolidated Net Worth of the
-----------
Borrower and its Subsidiaries.

     6.10. Accuracy of Information.  The information, exhibits and reports
           -----------------------
furnished by the Borrower and any of its Subsidiaries, or by the Borrower on behalf of any of its Subsidiaries, to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Administrative Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     6.11. Securities Activities.  Neither the Borrower nor any of its
           ---------------------
Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     6.12. Material Agreements.
           -------------------

     (a) As of the Closing Date, neither the Borrower nor any Subsidiary is a party to or subject to any Contractual Obligation, which, as of such date, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     (b) No member of the senior management of either the Borrower or any of its Subsidiaries has received written notice that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party, or
(ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

     6.13. Compliance with Laws.  The Borrower and its Subsidiaries are in
           --------------------
compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     6.14. Assets and Properties.  The Borrower and each of its Subsidiaries has
           ---------------------
good and marketable title to all of its real and personal properties owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 7.3(C).
                                                 --------------

     6.15. Statutory Indebtedness Restrictions.  Neither the Borrower nor any of
           -----------------------------------
its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other foreign, federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

     6.16. Labor Matters.  To the knowledge of the Borrower, as of the Closing
           -------------
Date, no attempt to organize the employees of the Borrower or any of its Subsidiaries, and no labor disputes, strikes or walkouts affecting the operations of the Borrower or any of its Subsidiaries, is pending, or, to the Borrower's or such Subsidiaries' knowledge, threatened, planned or contemplated which could reasonably be expected to have a Material Adverse Effect.

     6.17. Environmental Matters.
           ---------------------

           (A) Except as disclosed on Schedule 6.17 to this Agreement
                                      -------------

               (i) the operations of the Borrower and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

               (ii) the Borrower and its Subsidiaries have all permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

               (iii) neither the Borrower, any of its Subsidiaries nor any of their respective present property or operations, or, to the Borrower's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Borrower or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any material remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

               (iv) there is not now, nor to the Borrower's or any of its Subsidiaries' knowledge has there ever been, on or in the property of the Borrower or any of its Subsidiaries for which the Borrower or such Subsidiary has liability as a result of its ownership thereof and/or activities thereon, any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls
         (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material, which could reasonably be expected to result in a material liability; and

               (v) to the knowledge of the Borrower or any of its Subsidiaries, neither the Borrower nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

         (B) For purposes of this Section 6.17 "material" means any
                                  ------------
     noncompliance or basis for liability which could reasonably be likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of two percent (2%) of the Consolidated Net Worth of the Borrower and its Subsidiaries.

     6.18. Solvency.  After giving effect to (i) the Loans to be made on the
           --------
Closing Date or such other date as Loans requested hereunder are made, (ii) the other transactions contemplated by this Agreement and the other Loan Documents,
(iii) the issuance of the Senior Notes (as of the consummation of such issuance), (iv) the Receivables Purchase Financing (as of the consummation of such Financing) and (v) the payment and accrual of all transaction costs with respect to the foregoing, the Borrower and its Subsidiaries taken as a whole are Solvent.

     6.19. Representations and Warranties of each Alternate Currency Borrower.
           ------------------------------------------------------------------
Each Alternate Currency Borrower represents and warrants to the Lenders that:

           (A) Organization and Corporate Powers. Such Alternate Currency
               ---------------------------------
     Borrower (i) is a company duly formed and validly existing and in good standing under the laws of the state or country of its organization (such jurisdiction being hereinafter referred to as the "Home Country"); (ii) has the requisite power and authority to own its property and assets and to carry on its business substantially as now conducted except where the failure to have such requisite authority would not have a material adverse effect on such Alternate Currency Borrower; and

     (iii) has the requisite power and authority and legal right to execute and deliver the Alternate Currency Addendum to which it is a party and each other Loan Document to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings.

         (B) Binding Effect. The Alternate Currency Addendum and each other Loan
             --------------
     Document executed by such Alternate Currency Borrower are the legal, valid and binding obligations of such Alternate Currency Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

         (C) No Conflict; Government Consent. Neither the execution and delivery
             -------------------------------
     by such Alternate Currency Borrower of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such Alternate Currency Borrower with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Alternate Currency Borrower or any of its Subsidiaries or such Alternate Currency Borrower's or any of its Subsidiaries' memoranda or articles of association or the provisions of any indenture, instrument or agreement to which such Alternate Currency Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of such Alternate Currency Borrower or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a material adverse effect on such Alternate Currency Borrower. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         (D) Filing. To ensure the enforceability or admissibility in evidence
             ------
     of this Agreement, the Alternate Currency Addendum to which such Alternate Currency Borrower is a party and each other Loan Document to which such Alternate Currency Borrower is a party in its Home Country, it is not necessary that this Agreement, such Alternate Currency Addendum, or any other Loan Document to which such Alternate Currency Borrower is a party or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid in respect of this Agreement, such Alternate Currency Addendum or any other Loan Document of such Alternate Currency Borrower. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of such Alternate Currency Borrower's Home Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents to which such Alternate Currency Borrower is a party or the enforcement of any such right, privilege, or remedy against Alternate Currency Borrower. The performance by any Lender or the Administrative Agent of any action required or permitted under the Loan Documents will not
     (i) violate any law or regulation of such Alternate Currency Borrower's Home Country or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of such Alternate Currency Borrower's Home Country or political subdivision or taxing authority thereof (provided, that,
                                                           --------
     should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, the Borrower hereby agrees to indemnify such Lender or the Administrative Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent the Borrower makes such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which the such Alternate Currency Borrower's Home Country is a member.

         (E) No Immunity. Neither such Alternate Currency Borrower nor any of
             -----------
     its assets is entitled to immunity from suit, execution, attachment or other legal process. Such Alternate Currency Borrower's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

         (F) Application of Representations and Warranties. It is understood and
             ---------------------------------------------
     agreed by the parties hereto that the representations and warranties of each Alternate Currency Borrower in this Section 6.19 shall only be applicable to such Alternate Currency Borrower on and after the date of its execution of its Assumption Letter and the applicable Alternate Currency Addendum.

                            ARTICLE VII: COVENANTS

     The Borrower covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations) and termination of all Letters of Credit, unless the Required Lenders shall otherwise give prior written consent:

     7.1. Reporting. The Borrower shall:
          ---------

          (A) Financial Reporting. Furnish to the Administrative Agent (with
              -------------------
     sufficient copies for each of the Lenders, which the Administrative Agent shall thereafter deliver to each Lender):

              (i) Quarterly Reports. As soon as practicable, and in any event
                  -----------------
          within forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer of the Borrower on behalf of the Borrower as fairly presenting in all material respects the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with generally accepted accounting principles as in effect from time to time, subject to normal year-end audit adjustments.

              (ii) Annual Reports. As soon as practicable, and in any event
                   --------------
          within ninety (90) days after the end of each fiscal year of the Borrower, (a) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year in form and substance sufficient to calculate the financial covenants set forth in Section 7.4, and (b) an audit report on the
                                 -----------
          items listed in clause (a) hereof of independent certified public
                          ----------
          accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with generally accepted accounting principles as in effect from time to time and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

              (iii) Officer's Certificate. Together with each delivery of any
                    ---------------------
          financial statement (a) pursuant to clauses (i) and (ii) of this
                                              -----------     ----
          Section 7.1(A), an Officer's Certificate of the Borrower,
          --------------
          substantially in the form of Exhibit G attached hereto and made a part
                                       ---------
          hereof, stating that (x) the representations and warranties of the Borrower contained in Article VI hereof shall have been true and
                                ----------
          correct in all material respects (unless such representation or warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date) at all times during the period covered by such financial statements and as of the date of such Officer's Certificate and (y) as of the date of such Officer's Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) pursuant to clauses (i) and (ii)
                                                            -----------     ----
          of this Section 7.1(A), a compliance certificate, substantially in the
                  --------------
          form of Exhibit H attached hereto and made a part hereof, signed by
                  ---------
          the Borrower's chief financial officer, (1) setting forth calculations for the period then ended for Section 2.4(B), if applicable, (2)
                                        --------------
          demonstrating compliance, when applicable, with the provisions of Sections 7.3(A) through (P) and Section 7.4, and (3) calculating the
          ---------------         ---     -----------
          Leverage Ratio for purposes of determining the then Applicable Floating Rate Margin, Applicable Eurocurrency Margin, Applicable Alternate Currency Margin and Applicable Commitment Fee Percentage.

          (B) Notice of Default. Promptly upon any of the chief executive
              -----------------
     officer, chief financial officer, treasurer or controller of any of the Borrowers obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice to any Authorized Officer with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to any Authorized Officer of such Borrower or any Subsidiary of such Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(E), the Borrower
                                                   --------------
     shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and
     (c) what action the applicable Borrower has taken, is taking and proposes to take with respect thereto.

         (C) Lawsuits. (i) Promptly upon any of the Borrowers' senior management
             --------
     obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration, by or before any Governmental Authority, against or affecting such Borrower or any of its Subsidiaries or any property of such Borrower or any of its Subsidiaries, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, any Borrower or any of its Subsidiaries to liability in an amount that could reasonably be expected to have a Material Adverse Effect (exclusive of claims covered by insurance policies of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Borrower or any of its Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this Section
                                               ----------         -------
     7.1(C), upon request of the Administrative Agent or the Required Lenders,
     ------
     promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be
                 ---------
     reasonably available to it that would not jeopardize any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

         (D) ERISA Notices. Deliver or cause to be delivered to the
             -------------
     Administrative Agent and the Lenders, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

             (i) within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Borrower or its Subsidiaries to liability individually or in the aggregate in excess of two percent (2%) of the Consolidated Net Worth of the Borrower and its Subsidiaries, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

             (ii) within ten (10) Business Days after the filing of any funding waiver request with the IRS, a copy of such funding waiver request and thereafter all communications received by the Borrower or a member of the Controlled Group with respect to such request within ten (10) Business Days such communication is received; and

             (iii) within ten (10) Business Days after the Borrower or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a notice describing such matter.

For purposes of this Section 7.1(D), the Borrower and any member of the
                     --------------
Controlled Group shall be deemed to know all facts known by the administrator of any Plan of which the Borrower or any member of the Controlled Group is the plan sponsor.

         (E) Labor Matters. Notify the Administrative Agent and the Lenders in
             -------------
     writing, promptly upon an Authorized Officer of the Borrower learning of
     (i) any material labor dispute to which the Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities which could reasonably be expected to have a Material Adverse Effect and (ii) any Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of the Borrower or any of its Subsidiaries.

         (F) Other Indebtedness. Deliver to the Administrative Agent (i) a copy
             ------------------
     of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of the Borrower to the holders of Indebtedness with an outstanding principal amount in excess of $1,000,000 pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice of default is delivered to such holders, and (ii) a copy of each notice or other communication received by the Borrower from the holders of Indebtedness with an outstanding principal amount in excess of $1,000,000 regarding potential or actual defaults pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Borrower.

         (G) Other Reports. Deliver or cause to be delivered to the
             -------------
     Administrative Agent and the Lenders copies of (i) all financial statements, reports and notices, if any, sent or made available generally by the Borrower to its securities holders or filed with the Commission by the Borrower, and (ii) all notifications received from the Commission by the Borrower or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder. Borrower shall include the Administrative Agent and the Lenders on its standard distribution lists for all press releases made available generally by the Borrower to the public concerning material developments in the business of the Borrower or any such Subsidiary.

         (H) Environmental Notices. As soon as possible and in any event within
             ---------------------
     twenty (20) days after receipt by the Borrower, a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Borrower, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Borrower and each of its Subsidiaries to liability individually or in the aggregate in excess of two percent (2%) of the Consolidated Net Worth of the Borrower and its Subsidiaries.

         (I) Other Information. Promptly upon receiving a request therefor from
             -----------------
     the Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Borrower, any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent.

     7.2. Affirmative Covenants.
          ---------------------

          (A) Corporate Existence, Etc. Except as permitted pursuant to Section
              ------------------------                                  -------
     7.3(I), the Borrower shall, and shall cause each of its Subsidiaries to, at
     ------
     all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

         (B) Corporate Powers; Conduct of Business. The Borrower shall, and
             -------------------------------------
     shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect.

         (C) Compliance with Laws, Etc. The Borrower shall, and shall cause its
             -------------------------
     Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless failure to comply or obtain such permits could not reasonably be expected to have a Material Adverse Effect.

         (D) Payment of Taxes and Claims; Tax Consolidation. The Borrower shall
             ----------------------------------------------
     pay, and cause each of its Subsidiaries to pay, (i) all federal and other material taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.3(C)) upon any of the Borrower's or such
                  --------------
     Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such
                                             --------  -------
     taxes, assessments and governmental charges referred to in clause (i) above
                                                                ----------
     or claims referred to in clause (ii) above (and interest, penalties or
                              -----------
     fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles as in effect from time to time shall have been made therefor.

         (E) Insurance. The Borrower shall maintain for itself and its
             ---------
     Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, such insurance policies and programs as reflect coverage that is reasonably consistent with prudent industry practice for companies operating in the same or similar locations.

         (F) Inspection of Property; Books and Records; Discussions. The
             ------------------------------------------------------
     Borrower shall permit and cause each of the Borrower's Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. The Borrower shall keep and maintain, in all material respects, proper books of record and account on a consolidated basis in which entries in conformity with generally accepted accounting principles as in effect from time to time shall be made of all dealings and transactions in relation to their respective businesses and activities. The Borrower shall cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account. If a Default has occurred and is continuing, the Borrower, upon the Administrative Agent's request, shall provide copies of such records to the Administrative Agent or its representatives.

         (G) ERISA Compliance. The Borrower shall, and shall cause each of its
             ----------------
     Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA and shall operate all Plans and Non-ERISA Commitments to comply in all material respects with the applicable provisions of the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans and Non-ERISA Commitments.

         (H) Maintenance of Property. The Borrower shall cause all material property used in the conduct of its business or the business of any Subsidiary to be maintained and kept in adequate condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this
                                      --------  -------
     Section 7.2(H) shall prevent the Borrower from discontinuing the operation
     --------------
     or maintenance of any of such property if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary.

         (I) Environmental Compliance. The Borrower and its Subsidiaries shall
             ------------------------
     comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate, in excess of two percent (2%) of the Consolidated Net Worth of the Borrower and its Subsidiaries.

         (J) Use of Proceeds. The Borrower shall use the proceeds of the
             ---------------
     Revolving Loans to provide funds for the additional working capital needs and other general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, to consummate Permitted Acquisitions and to refinance existing Indebtedness of the Borrower). The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock or to make any Acquisition, other than a Permitted Acquisition pursuant to Section 7.3(G).
                                              --------------

         (K) Subsidiary Guarantees. The Borrower will, including in connection
             ---------------------
     with a Permitted Acquisition, (a) (i) cause each Domestic Incorporated Subsidiary (other than a SPV or a Newly Acquired Subsidiary) to execute the Subsidiary Guaranty as of the Closing Date, (ii) cause each Newly Acquired Subsidiary to execute and deliver to the Administrative Agent, as promptly as possible, but in any event within twenty (20) days after the Closing Date, an executed Supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty in the form of Annex I to Exhibit I-2 attached hereto
                                        -------    -----------
     (whereupon each such Newly Acquired Subsidiary
     shall become a "Subsidiary Guarantor" under this Agreement), and (iii) from and after the Closing Date cause each other Domestic Incorporated Subsidiary (other than SPVs) to execute and deliver to the Administrative Agent, as promptly as possible, but in any event within sixty (60) days after becoming a Domestic Incorporated Subsidiary of the Borrower, an executed Supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty in the form of Annex I to Exhibit I-2 attached hereto (whereupon
                             -------    -----------
     such Subsidiary shall become a "Subsidiary Guarantor" under this Agreement), and (b) deliver and cause each such Subsidiary to deliver corporate resolutions, opinions of counsel, and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

          (L)  Pledge Agreements.
               -----------------

               (i) Upon the creation or acquisition of each Foreign Incorporated Subsidiary which is a Material Foreign Subsidiary (including in connection with a Permitted Acquisition), or if necessary to remain in compliance with the terms of Section 7.3(O), the Borrower shall or shall
                                     --------------
        cause its applicable parent Domestic Incorporated Subsidiary as promptly as possible (but in any event within sixty (60) days following the creation or acquisition thereof) to execute a Pledge Agreement with respect to sixty-five percent (65%) of the Capital Stock of such Foreign Incorporated Subsidiary, and (b) deliver and cause each such parent Domestic Incorporated Subsidiary and Foreign Incorporated Subsidiary to deliver corporate resolutions, opinions of counsel, stock certificates, stock powers and such other corporate documentation as the Administrative Agent (or the Collateral Agent acting on behalf of the Administrative Agent and the Noteholders) may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that in the event that more than one Subsidiary
        --------  -------
        within a commonly controlled group of Subsidiaries constitutes a Foreign Incorporated Subsidiary required to be pledged hereunder, then only the capital stock of the "parent" or "controlling" Subsidiary shall be required to be pledged hereunder.

               (ii) If any consolidated Subsidiary of the Borrower (other than a new Subsidiary to the extent addressed in Section 7.2(L)(i)) becomes a
                                                  -----------------
        Material Foreign Subsidiary, the Borrower shall or shall cause its applicable parent Domestic Incorporated Subsidiary as promptly as possible (but in any event within sixty (60) days following the date on which such Subsidiary becomes a Material Foreign Subsidiary) to execute a Pledge Agreement with respect to sixty-five percent (65%) of the Capital Stock of such Material Foreign Subsidiary, and (b) deliver and cause each such parent Domestic Incorporated Subsidiary and Material Foreign Subsidiary to deliver corporate resolutions, opinions of counsel, stock certificates, stock powers and such other corporate documentation as the Administrative Agent (or the Collateral Agent acting on behalf of the Administrative Agent and the Noteholders) may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that in the event that
                                  --------  -------
        more than one Subsidiary within a commonly controlled group of Subsidiaries constitutes a Material Foreign Subsidiary, then only the capital stock of the "parent" or "controlling" Subsidiary shall be required to be pledged hereunder.

               (iii) If at any time an Authorized Officer of the Borrower has actual knowledge that the aggregate assets of all of the Borrower's Foreign Incorporated Subsidiaries whose Capital

         Stock is not pledged in favor of the Administrative Agent (or in favor of the Collateral Agent on behalf of the Administrative Agent and the Noteholders) pursuant to a Pledge Agreement exceed twenty percent (20%) of Consolidated Assets of the Borrower and its consolidated Subsidiaries or twenty percent (20%) of EBITDA of the Borrower and its consolidated Subsidiaries, as calculated by the Borrower, the Borrower shall, or shall cause sufficient Domestic Incorporated Subsidiaries (to the extent necessary to reduce such aggregate assets to or below twenty percent (20%) of such Consolidated Assets or EBITDA, as applicable), as promptly as possible (but in any event within sixty (60) days following initial date on which such aggregate assets exceed twenty percent (20%) of Consolidated Assets or EBITDA, as applicable), to execute a Pledge Agreement with respect to sixty-five percent (65%) of the Capital Stock of such Foreign Incorporated Subsidiary, and (b) deliver and cause each such Domestic Incorporated Subsidiary and Foreign Incorporated Subsidiary to deliver corporate resolutions, opinions of counsel, stock certificates, stock powers and such other corporate documentation as the Administrative Agent (or the Collateral Agent acting on behalf of the Administrative Agent and the Noteholders) may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that in the event that more than one
                --------  -------
         Subsidiary within a commonly controlled group of Subsidiaries constitutes a Foreign Incorporated Subsidiary required to be pledged hereunder, then only the capital stock of the "parent" or "controlling" Subsidiary shall be required to be pledged hereunder.

         7.3. Negative Covenants.
              ------------------

          (A) Indebtedness. Neither the Borrower nor any of its Subsidiaries
              ------------
     shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

              (i)   the Obligations;

              (ii) Permitted Existing Indebtedness and Permitted Refinancing Indebtedness;

              (iii) Indebtedness in respect of obligations secured by Customary Permitted Liens;

              (iv) Indebtedness constituting Contingent Obligations permitted by
         Section 7.3(E);
         --------------

              (v) Indebtedness arising from intercompany loans and advances (a) from any Subsidiary to the Borrower or any Subsidiary which is a member of the Obligor Group or (b) from the Borrower to any Subsidiary which is a member of the Obligor Group; provided, that if any Borrower or
                                           --------
         Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness shall be expressly subordinate to the payment in full in cash of the Obligations;

              (vi) Indebtedness in respect of Hedging Obligations permitted under Section 7.3(M);
               --------------

              (vii) secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the acquisition of fixed assets or in conjunction with a Permitted Acquisition, if (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand, (3) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired, (4) such Indebtedness does not exceed $5,000,000 in the aggregate outstanding at any time, and (5) any Lien securing such Indebtedness is permitted under Section
                                                                        -------
         7.3(C) (such Indebtedness being referred to herein as "Permitted
         ------
         Purchase Money Indebtedness");

              (viii) Indebtedness with respect to surety, appeal and performance bonds obtained by the Borrower or any of its Subsidiaries in the ordinary course of business;

              (ix) Indebtedness evidenced by the Senior Notes (including any Indebtedness of the Subsidiary Guarantors arising under a guaranty of the Senior Notes);

              (x) Indebtedness incurred in connection with a Receivables Facility Financing; provided, that Receivables Facility Attributed
                             ---------
         Indebtedness incurred in connection therewith does not exceed $100,000,000 in the aggregate at any time; and

              (xi) other Indebtedness in addition to that referred to elsewhere in this Section 7.3(A) incurred by the Borrower and its consolidated
                 --------------
         Subsidiaries; provided that no Default or Unmatured Default shall have
                       --------
         occurred and be continuing at the date of such incurrence or would result therefrom; and provided further that the aggregate outstanding
                               ----------------
         amount of all Indebtedness incurred by the Borrower and the Borrower's Subsidiaries (other than Indebtedness incurred pursuant to clauses (i),
                                                                    -----------
         (v), (vi), (ix) and (x) of this Section 7.3(A)) shall not at any time
         ---  ----  ----     ---         --------------
         exceed fifteen percent (15%) of the Consolidated Assets of the Borrower and its Subsidiaries.

         (B) Sales of Assets. Neither the Borrower nor any of its
             ---------------
     Subsidiaries shall consummate any Asset Sale, except:

             (i) sales of Inventory in the ordinary course of business;

             (ii) the disposition in the ordinary course of business of Equipment that is obsolete, excess or no longer used or useful in the Borrower's or its Subsidiaries' businesses;

             (iii) any transfer of an interest in Receivables and Related Security, accounts or notes receivable on a limited recourse basis under the Receivables Purchase Documents, provided that such transfer
                                                   --------
         qualifies as a legal sale and as a sale under Agreement Accounting Principles and that the amount of Receivables Facility Attributed Indebtedness does not exceed $100,000,000 in the aggregate at any one time outstanding;

             (iv) transfers of assets between the Borrower and any wholly-owned Subsidiary of the Borrower or between wholly-owned Subsidiaries of the Borrower not otherwise prohibited by this Agreement; and

             (v) sales, assignments, transfers, leases, conveyances or other dispositions of other assets if such transaction (a) is for not less than fair market value (as determined in good faith by the Borrower's management or board of directors) and (b) when combined with all such other transactions (each such transaction being valued at book value) during the immediately preceding twelve-month period, represents the disposition of not greater than fifteen percent (15%) of the Borrower's Consolidated Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into (excluding from such calculation any disposition for which the Borrower shall have given the Administrative Agent written notice within thirty
         (30) Business Days after such Asset Sale of its intention to invest Net Cash Proceeds received in respect of such Asset Sale in additional assets within one year following such Asset Sale, unless and to the extent that such period shall have expired without such replacement having been made); provided, however, that notwithstanding the
                            --------  -------
         foregoing, at no time shall the aggregate amount of non-cash consideration received during the immediately preceding twelve-month period with respect to the transactions permitted under this clause (v)
                                                                      ----------
         exceed five percent (5%) of the Consolidated Net Worth of the Borrower and its Subsidiaries.

         (C) Liens. Neither the Borrower nor any of its Subsidiaries shall
             -----
     directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

             (i) Liens created by the Loan Documents or otherwise securing the Secured Obligations;

             (ii) Permitted Existing Liens;

             (iii) Customary Permitted Liens;

             (iv) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the Borrower's acquisition thereof) securing Permitted Purchase Money Indebtedness; provided that such Liens shall not apply to any
                             --------
         property of the Borrower or its Subsidiaries other than that purchased or subject to such Capitalized Lease;

             (v) Liens with respect to property acquired by the Borrower or any of its Subsidiaries after the Closing Date (and not created in contemplation of such acquisition) pursuant to a Permitted Acquisition; provided, that such Liens shall extend only to the property so
         --------
         acquired;

             (vi) Liens arising under the Receivables Purchase Documents;

             (vii) Liens arising under or in connection with the Senior Notes and the Note Purchase Agreement which are pari passu to the Liens securing the Secured Obligations to the extent that (a) the collateral securing such Liens also secures the Secured Obligations, and (b) the beneficiaries of such Liens shall have entered into the Sharing Agreement with the Administrative Agent; and

             (viii) other Liens securing Indebtedness not to exceed $1,000,000 in the aggregate.

In addition, neither the Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent for the benefit of itself and the Holders of Secured Obligations, as collateral for the Secured Obligations; provided that any agreement, note, indenture or other instrument in connection
--------
with Permitted Purchase Money Indebtedness (including Capitalized Leases) may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Holders of Secured Obligations on the items of property obtained with the proceeds of such Permitted Purchase Money Indebtedness; provided, further, that (a) the Note Purchase Agreement in
              --------  -------
connection with the Senior Notes may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Holders of Secured Obligations, as collateral for the Secured Obligations unless the Noteholders shall be provided with an equal and ratable Lien, and (b) the Receivables Purchase Documents may prohibit the creation of a Lien with respect to all of the assets of the SPV and with respect to the Receivables and Related Security of any of the Originators in favor of the Administrative Agent for the benefit of itself and the Holders of Secured Obligations, as collateral for the Secured Obligations.

         (D) Investments. Except to the extent permitted pursuant to paragraph
             -----------                                             ---------
     (G) below, neither the Borrower nor any of its Subsidiaries shall directly
     ---
     or indirectly make or own any Investment except:

             (i) Investments in cash and Cash Equivalents;

             (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

             (iii) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

             (iv) Investments consisting of deposit accounts maintained by the Borrower and its Subsidiaries;

             (v) Investments in any Guarantors and in Foreign Incorporated Subsidiaries the Capital Stock of which is subject to a Pledge Agreement;

             (vi) Investments in the SPVs (a) required in connection with the Receivables Purchase Documents and (b) resulting from the transfers permitted by Section 7.3(B)(iii);
                      -------------------

             (vii) Investments constituting Permitted Acquisitions;

             (viii) Investments constituting Indebtedness permitted by Section
                                                                       -------
         7.3(A) or Contingent Obligations permitted by Section 7.3(E) or
         ------                                        --------------
         Restricted Payments permitted by Section 7.3(F) or Capital Expenditures
                                          --------------
         permitted by Section 7.4(D);
                      --------------

             (ix) Investments consisting of any right of the Borrower or its wholly-owned Domestic Incorporated Subsidiaries to payment for goods sold or for services rendered, whether or not it has been earned by performance; and

             (x) Investments in addition to those referred to elsewhere in this
         Section 7.3(D) in an aggregate amount not to exceed ten percent (10%)
         --------------
         of the Consolidated Net Worth of the Borrower and its Subsidiaries at any time outstanding.

         (E) Contingent Obligations. Neither the Borrower nor any of its
             ----------------------
     Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations; (iii) obligations, warranties, guarantees and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Borrower or such Subsidiary; (iv) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Borrower or any Subsidiary in the ordinary course of business, (v) Contingent Obligations of (a) the Subsidiary Guarantors under the Subsidiary Guaranty, (b) of the Borrower under the Parent Guaranty or any other guaranty of the obligations of an Alternate Currency Borrower or (c) of the Alternate Currency Borrowers under the Alternate Currency Guaranty Documentation, (vi) Contingent Obligations of the Subsidiary Guarantors under any guaranty of the Indebtedness evidencing the Senior Notes and the Note Purchase Agreement, (vii) obligations arising under or related to the Loan Documents, (viii) Contingent Obligations with respect to earn-outs or other similar forms of contingent purchase price payable in respect of Permitted Acquisitions, (ix) Contingent Obligations of the Borrower or any of its Subsidiaries arising under the Receivables Purchase Documents, and
     (x) Contingent Obligations in respect of representations and warranties customarily given in respect of Asset Sales otherwise permitted hereunder.

         (F) Restricted Payments. The Borrower shall not declare or make any
             -------------------
     Restricted Payment if either a Default or an Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.

         (G) Conduct of Business; Subsidiaries; Acquisitions. Neither the
             -----------------------------------------------
     Borrower nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Borrower on the date hereof and any business or activities which are reasonably similar, related or incidental thereto or logical extensions thereof. The Borrower shall not create, acquire or capitalize any Subsidiary after the date hereof unless (i) no Default or Unmatured Default which is not being cured shall have occurred and be continuing or would result therefrom; (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct in all material respects (unless such representation and warranty is made as of a specific date, in which case, such representation or warranty shall be true in all material respects as of such date); and (iii) after such creation, acquisition or capitalization the Borrower shall be in compliance with the terms of
     Section 7.2(K) and (L) and Section 7.3(O). The Borrower shall not make any
     --------------     ---     --------------
     Acquisitions, other than Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a "Permitted Acquisition"):

             (i) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

             (ii) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis;

             (iii) if the purchase price payable in respect of any such Acquisition (including the incurrence or assumption of Indebtedness in connection therewith) exceeds fifteen percent (15%) of the Borrower's Consolidated Net Worth, and prior to each such Acquisition, the Borrower shall deliver to the Administrative Agent and the Lenders a certificate from one of the Authorized Officers, demonstrating to the satisfaction of the Administrative Agent that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted by
         Section 7.3(A) in connection therewith, on a pro forma basis using, for
         --------------                               --- -----
         any Acquisition, historical financial statements containing reasonable adjustments satisfactory to the Administrative Agent, as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower would have been in compliance with the financial covenants in Section 7.4 and
                                                                 -----------
         not otherwise in Default;

             (iv) in the case of an Acquisition of an entity organized under the laws of a jurisdiction other than the United States, the purchase price for such Acquisition (including the incurrence or assumption of Indebtedness in connection therewith), together with the purchase price for all such foreign acquisitions in the then current fiscal year of the Borrower, shall not exceed without the prior written consent of the Required Lenders an amount equal to forty percent (40%) of the Borrower's Consolidated Net Worth for such fiscal year prior to giving effect to such Acquisition; and

             (v) the businesses being acquired shall be reasonably similar, related or incidental to, or a logical extension of, the businesses or activities engaged in by the Borrower on the Closing Date.

         (H) Transactions with Shareholders and Affiliates. Neither the Borrower
             ---------------------------------------------
     nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any of the Equity Interests of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that are (a) not authorized by the Board of Directors or (b) less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate, except for (i) Restricted Payments permitted by Section 7.3(F),
                                                                --------------
     (ii) Investments permitted by Section 7.3(D) and (iii) Permitted
                                   --------------
     Receivables Transfers.

         (I) Restriction on Fundamental Changes. Neither the Borrower nor any of
             ----------------------------------
     its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's consolidated business or property, whether now or hereafter acquired, except (i) transactions permitted under Sections 7.3(B), 7.3(D)
                                                       ---------------  ------
     or 7.3(G) and, (ii) a Subsidiary of the Borrower may be merged into or
        ------
     consolidated with the Borrower (in which case the Borrower shall be the surviving corporation) or any wholly-owned Subsidiary of the Borrower, and
     (iii) any liquidation of any Subsidiary of the Borrower into the Borrower or another Subsidiary of the Borrower, as applicable.

         (J) Margin Regulations. Neither the Borrower nor any of its
             ------------------
     Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         (K) ERISA. The Borrower shall not:
             -----

             (i) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

             (ii) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in liability of the Borrower or any Controlled Group member under Title IV of ERISA;

             (iii) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

             (iv) permit any unfunded liabilities with respect to any Foreign Pension Plan;

except where such transactions, events, circumstances, or failures are not, individually or in the aggregate, reasonably expected to result in liability individually or in the aggregate in excess of two percent (2%) of the Consolidated Net Worth of the Borrower and its Subsidiaries.

         (L) Subsidiary Covenants. The Borrower will not, and will not permit
             --------------------
     any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Borrower or any other Subsidiary, make loans or advances or other Investments in the Borrower or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary other than pursuant to (i) applicable law, (ii) this Agreement or the other Loan Documents, (iii) restrictions imposed by the holder of a Lien permitted by Section 7.3(C) on the transfer of assets
                                   --------------
     subject thereto, or (iv) the Receivables Purchase Documents.

         (M) Hedging Obligations. The Borrower shall not and shall not permit
             -------------------
     any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrower pursuant to which the Borrower has hedged its reasonably estimated interest rate, foreign currency or commodity exposure, which are non-speculative in nature. Such permitted hedging agreements entered into by the Borrower and any Lender or any affiliate of any Lender are sometimes referred to herein as "Hedging Agreements."

         (N) Issuance of Disqualified Stock. From and after the Closing Date,
             ------------------------------
     neither the Borrower, nor any of its Subsidiaries shall issue any Disqualified Stock unless after giving effect to the next sentence, such Disqualified Stock and Indebtedness issued under Section 7.1(F) does not
                                                      --------------
     exceed the limitation in Section 7.1(F). All issued and outstanding
                              --------------
     Disqualified Stock shall be treated as Indebtedness for all purposes of this Agreement (and as Indebtedness for purposes of Section 7.1(F)), and the amount of such deemed Indebtedness shall be the
        ---------------
     aggregate amount of the liquidation preference of such Disqualified Stock.

         (O) Non-Pledged Subsidiaries. The Borrower will not at any time after
             ------------------------
     sixty (60) days following the date on which the threshold below is exceeded, permit the aggregate assets of all of the Borrower's Foreign Incorporated Subsidiaries in connection with which the Administrative Agent (or the Collateral Agent acting on behalf of the Administrative Agent and the Noteholders) has not received a Pledge Agreement (or Pledge Agreement with respect to its parent corporation) to exceed either (i) twenty percent (20%) of Consolidated Assets of the Borrower and its consolidated Subsidiaries or (ii) twenty percent (20%) of EBITDA of the Borrower and its consolidated Subsidiaries.

         (P) Other Indebtedness. The Borrower shall not amend, modify or
             ------------------
     supplement, or permit any Subsidiary to amend, modify or supplement (or consent to any amendment, modification or supplement of), any document, agreement or instrument evidencing the Senior Notes (or any replacements, substitutions or renewals thereof) or pursuant to which the Senior Notes are issued (including the Note Purchase Agreement) where such amendment, modification or supplement provides for the following or which has any of the following effects:

             (i) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

             (ii) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

             (iii) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

             (iv) increases the rate of interest accruing on such Indebtedness;

             (v) provides for the payment of additional fees or increases existing fees;

             (vi) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Borrower or any of its Subsidiaries from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Borrower or such Subsidiary or which is otherwise materially adverse to the Borrower, its Subsidiaries and/or the Lenders or, in the case of adding covenants, which places material additional restrictions on the Borrower or such Subsidiary or which requires the Borrower or such Subsidiary to comply with more restrictive financial ratios or which requires the Borrower to better its financial performance from that set forth in the existing financial covenants; or

             (vii) amends, modifies or adds any affirmative covenant in a manner which, when taken as a whole, is materially adverse to the Borrower, its Subsidiaries and/or the Lenders.

     7.4. Financial Covenants. The Borrower shall comply with the following:
          -------------------

         (A) Minimum Interest and Rents Coverage Ratio.  The Borrower and its
              -----------------------------------------
     consolidated Subsidiaries shall maintain a ratio ("Interest and Rents Coverage Ratio") of:

             (i) the sum of (a) EBIT during such period plus (b) Rentals during
                                                        ----
         such period to

             (ii) the sum of the amounts of (a) Interest Expense during such period plus (b) Rentals during such period, of not less than 2.50 to
                ----
         1.00 for each four (4) fiscal quarter period of the Borrower beginning with the four (4) fiscal quarter period ending on April 30, 2000.

In each case, the Interest and Rents Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four (4) fiscal quarter period ending on such day (the "Last Twelve-Month Period"), calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical financial
                             --- -----
statements containing reasonable adjustments satisfactory to the Administrative Agent, broken down by fiscal quarter in the Borrower's reasonable judgment.

         (B) Maximum Leverage Ratio. The Borrower and its consolidated
             ----------------------
     Subsidiaries shall not permit the ratio (the "Leverage Ratio") of (i) Indebtedness of the Borrower and its consolidated Subsidiaries) to (ii) EBITDA to be greater than 3.00 to 1.00 for each four (4) fiscal quarter period of the Borrower beginning with the fiscal quarter ending April 30, 2000 and thereafter.

The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter of the Borrower based upon (a) for Indebtedness, Indebtedness as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for Last Twelve-Month Period, provided, that the Leverage
                                                --------
Ratio shall be calculated, with respect to Permitted Acquisitions, on a pro
                                                                        ---
forma basis using historical financial statements and containing reasonable
-----
adjustments satisfactory to the Administrative Agent, broken down by fiscal quarter in the Borrower's reasonable judgment.

         (C) Minimum Consolidated Net Worth. The Borrower shall not permit its
             ------------------------------
     Consolidated Net Worth at any time to be less than the sum of (a) $200,000,000 plus (b) fifty percent (50%) of Net Income (if positive)
                  ----
     calculated separately for each fiscal quarter commencing with the fiscal quarter ending on April 30, 2000, plus (c) one hundred percent (100%) of
                                       ----
     the net cash proceeds resulting from the issuance by the Borrower of any Capital Stock, other than shares of Capital Stock issued pursuant to employee stock option or ownership plans.

         (D) Capital Expenditures. The Borrower will not, nor will it permit any
             --------------------
     Subsidiary to expend for Capital Expenditures in the acquisition of fixed assets in any fiscal year, in an aggregate amount in excess of thirty percent (30%) of unadjusted EBITDA for the Borrower and its consolidated Subsidiaries for the immediately preceding fiscal year.

                            ARTICLE VIII: DEFAULTS

     8.1. Defaults. Each of the following occurrences shall constitute a Default
          --------
under this Agreement:

          (A) Failure to Make Payments When Due. The Borrower or any Alternate
              ---------------------------------
     Currency Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within five (5) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

         (B) Breach of Certain Covenants. The Borrower shall fail duly and
             ---------------------------
     punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under:

             (i) Sections 7.1 (other than Section 7.1(B)) or 7.2 and such
                 ------------             --------------     ---
         failure shall continue unremedied for fifteen (15) Business Days, or

             (ii) Sections 7.1(B), 7.3 or 7.4.
                  ---------------  ---    ---

         (C) Breach of Representation or Warranty. Any representation or
             ------------------------------------
     warranty made or deemed made by the Borrower or any Alternate Currency Borrower to the Administrative Agent or any Lender herein or by the Borrower or any Alternate Currency Borrower or any of their Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

         (D) Other Defaults. The Borrower or any Alternate Currency Borrower
             --------------
     shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (A) or (B) of this
                                                 --------------    ---
     Section 8.1), or the Borrower or any Alternate Currency Borrower or any of
     ------------
     their Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.

         (E) Default as to Other Indebtedness. The Borrower or any of its
             --------------------------------
     Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than Indebtedness hereunder, but including, without limitation, Disqualified Stock), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $1,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness having such aggregate outstanding principal amount, beyond any period of grace, if any, provided with respect thereto, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

         (F) Involuntary Bankruptcy; Appointment of Receiver, Etc.
             -----------------------------------------------------

             (i) An involuntary case shall be commenced against the Borrower or any of the Borrower's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of the Borrower's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

             (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of the Borrower's Subsidiaries or over all or a substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of the Borrower's Subsidiaries or of all or a substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

         (G) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower or
             --------------------------------------------------
     any of the Borrower's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

         (H) Judgments and Attachments. Any money judgment(s) (other than a
             -------------------------
     money judgment covered by insurance as to which the applicable insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of two percent (2%) of the Consolidated Net Worth of the Borrower and its Subsidiaries is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

         (I) Dissolution. Any order, judgment or decree shall be entered against
             -----------
     any Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or any Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

         (J) Loan Documents. At any time, for any reason, any Loan Document as a
             --------------
     whole that materially affects the ability of the Administrative Agent, or any of the Lenders to enforce the Obligations ceases to be in full force and effect or the Borrower or any of the Borrower's Subsidiaries party thereto seek to repudiate their respective obligations thereunder.

         (K) Termination Event. Any Termination Event occurs which the Required
             -----------------
     Lenders believe is reasonably likely to subject either the Borrower or any member of its Controlled Group to liability in excess of two percent (2%) of the Consolidated Net Worth of the Borrower and its Subsidiaries.

         (L) Waiver of Minimum Funding Standard. If the plan administrator of
             ----------------------------------
     any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any Controlled Group member to liability in excess of two percent (2%) of the Consolidated Net Worth of the Borrower and its Subsidiaries.

         (M) Change of Control. A Change of Control shall occur.
             -----------------

         (N) Hedging Agreements. Nonpayment by the Borrower of any obligation
             ------------------
     under any Hedging Agreement or the breach by the Borrower of any term, provision or condition contained in any such Hedging Agreement.

         (O) Environmental Matters. The Borrower or any of its Subsidiaries
             ---------------------
     shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject the Borrower to liability in excess of two percent (2%) of the Consolidated Net Worth of the Borrower and its Subsidiaries.

         (P) Guarantor Revocation. Any guarantor of the Obligations shall
             --------------------
     terminate or revoke any of its obligations under the applicable Guaranty or breach any of the material terms of such Guaranty.

         (Q) Collateral Documents. Any of the following shall occur: (i) any
             --------------------
     Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of the applicable Collateral Document, (ii) any Collateral Document shall fail to remain in full force or effect, (iii) any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or
     (iv) the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

         A Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 9.3.
                                -----------

     ARTICLE IX: ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND
                                   REMEDIES

     9.1. Termination of Revolving Loan Commitments; Acceleration. If any
          -------------------------------------------------------
Default described in Section 8.1(F) or 8.1(G) occurs with respect to any
                     --------------    ------
Borrower, the obligations of the Lenders to make Loans (including, without limitation, Alternate Currency Loans) hereunder and the obligation of any Issuing Banks to issue Letters of Credit hereunder shall automatically terminate and the

Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans (including, without limitation, Alternate Currency Loans) hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, or exercise its rights and remedies under Section 3.11 hereof, whereupon the
                                       ------------
Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower expressly waives.

     9.2. Defaulting Lender. In the event that any Lender fails to fund its Pro
          -----------------
Rata Share of any Advance requested or deemed requested by a Borrower, which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Loan Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the applicable Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the applicable Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

         (i) the foregoing provisions of this Section 9.2 shall apply only with
                                              -----------
     respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.9;
                                                     -----------
         (ii) any such Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Advance at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Advance is fully funded to the applicable Borrower, whether made by such Lender itself or by operation of the terms of this Section 9.2, and whether
                                                        -----------
     or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

         (iii) amounts advanced to the applicable Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Advance ("Cure Loans") shall bear interest at the rate otherwise applicable to the requested Advance;

         (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the applicable Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied first, ratably to all
                                                      -----
     Floating Rate Loans constituting Non Pro Rata Loans, second, ratably to
                                                          ------
     Floating Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Floating Rate Loans constituting Cure
                     -----
     Loans;

         (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Pro Rata Share of any Advance and the termination of the Revolving Loan Commitments, the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Share of such Advance have not been so cured) whose Pro Rata Shares represent greater than or equal to fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders; and

         (vi) for so long as and until any such Lender's failure to fund its Pro Rata Share of any Advance is cured in accordance with Section 9.2(ii), (A)
                                                           ---------------
     such Lender shall not be entitled to any commitment fees with respect to its Revolving Loan Commitment and (B) such Lender shall not be entitled to any letter of credit fees, which commitment fees and letter of credit fees shall accrue in favor of the Lenders which have funded their respective Pro Rata Share of such requested Advance, shall be allocated among such performing Lenders ratably based upon their relative Revolving Loan Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Loan Commitments of such performing Lenders exceeds the sum of (I) the outstanding principal amount of the Loans owing to such performing Lenders, plus (II) the outstanding Reimbursement Obligations
                         ----
     owing to such performing Lenders, plus (III) the aggregate participation
                                       ----
     interests of such performing Lenders arising pursuant to Section 3.6 with
                                                              -----------
     respect to undrawn and outstanding Letters of Credit.

     9.3. Amendments. Subject to the provisions of this Article IX, the Required
          ----------                                    ----------
Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement
                       --------  -------
shall, without the consent of each Lender (which is not a defaulting Lender under the provisions of Section 9.2 with respect to clauses (i), (iii), (v),
                        -----------                 -----------  -----  ---
(vi), (vii) and (viii) below) affected thereby:
----  -----     ------

         (i) Postpone or extend the Revolving Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to prepayments of Loans and other Obligations and (b) a waiver of the application of the default rate of interest pursuant to Section 2.10
                                                                 ------------
     hereof).

         (ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon.

         (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders" or "Pro Rata Share".

         (iv) Increase the amount of the Revolving Loan Commitment of any Lender hereunder or increase any Lender's Pro Rata Share.

         (v) Permit any Borrower to assign its rights under this Agreement.

         (vi) Other than pursuant to a transaction permitted by the terms of this Agreement, release any guarantor from its obligations under a Guaranty.

         (vii) Other than pursuant to a transaction permitted by the terms of this Agreement, release all or substantially all of the collateral which is subject to the Collateral Documents.

         (viii) Amend this Section 9.3.
                           -----------

No amendment of any provision of this Agreement relating to (a) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank, (c) any Issuing Bank shall be effective without the written consent of such Issuing Bank and (d) any Alternate Currency Bank shall be effective without the written consent of such Alternate Currency Bank. The Administrative Agent may waive payment of the fee required under
Section 13.3(B) without obtaining the consent of any of the Lenders.
---------------
Notwithstanding anything herein to the contrary, the Administrative Agent (acting reasonably and after consultation with other parties hereto) may by reasonable prior notice to the other parties hereto amend this Agreement after consultation with the Borrower unilaterally for the exclusive purpose of effectuating changes hereto which are necessary to the integration of the issuance of Letters of Credit hereunder in euro and only in a manner which shall not result in a deterioration of the position of the Administrative Agent or any Lender from its respective position as of the date of this Agreement.

     The Administrative Agent may notify the other parties to this Agreement of any amendments to this Agreement which the Administrative Agent reasonably determines to be necessary as a result of the commencement of the third stage of the European Economic and Monetary Union. Notwithstanding anything to the contrary contained herein, any amendments so notified shall take effect in accordance with the terms of the relevant notification; provided, however, that
                                                        --------  -------
if and to the extent that the Administrative Agent determines it is not possible to put all parties into its respective position as of the date of this Agreement, the Administrative Agent may give priority to putting the Administrative Agent, the Arranger and the Lenders into such position.

     9.4. Preservation of Rights. No delay or omission of the Lenders or the
          ----------------------
Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of any Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.3,
                                                                   -----------
and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full in cash.

                         ARTICLE X: GENERAL PROVISIONS

     10.1. Survival of Representations. All representations and warranties of
           ---------------------------
the Borrowers contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated so long as any principal, accrued interest, fees, or any other amount due and payable under any Loan Document is outstanding and unpaid (other than contingent reimbursement and indemnification obligations) and so long as the Revolving Loan Commitments have not been terminated.

     10.2. Governmental Regulation. Anything contained in this Agreement to the
           -----------------------
contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

     10.3. Performance of Obligations. Each Borrower agrees that the
           --------------------------
Administrative Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any property of such Borrower to the extent such Borrower is required by the terms hereof to pay any such amount, but has not done so and (ii), after the occurrence and during the continuance of a Default, to make any other payment or perform any act required of a Borrower under any Loan Document or take any other action which the Administrative Agent in its discretion deems necessary or desirable to protect or preserve such property of such Borrower. The Administrative Agent shall use its reasonable efforts to give the Borrower notice of any action taken under this Section 10.3 prior to
                                                        ------------
the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the applicable Borrower's obligations in respect thereof. The applicable Borrower agrees to pay the Administrative Agent, upon demand, the principal amount of all funds advanced by the Administrative Agent under this Section 10.3, together with interest thereon at the rate from time to
           ------------
time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the applicable Borrower fails to make payment in respect of any such advance under this Section
                                                                         -------
10.3 within one (1) Business Day after the date such Borrower receives written
----
demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Administrative Agent by such Lender within one (1) Business Day after the Administrative Agent's demand therefor, the Administrative Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such unreimbursed advance under this Section 10.3 shall neither relieve any other Lender of its obligation
           ------------
hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent.

     10.4. Headings. Section headings in the Loan Documents are for convenience
           --------
of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     10.5. Entire Agreement. The Loan Documents embody the entire agreement and
           ----------------
understanding among the Borrowers, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers the Administrative Agent and the Lenders relating to the subject matter thereof.

     10.6. Several Obligations; Benefits of this Agreement. The respective
           -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other

Lender (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     10.7. Expenses; Indemnification.
           -------------------------

           (A) Expenses. The Borrowers shall reimburse the Administrative Agent,
               --------
     the Alternate Currency Banks and the Arranger for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, which attorneys and paralegals may be employees of the Administrative Agent) paid or incurred by the Administrative Agent, the Alternate Currency Banks or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. Each Borrower also agrees to reimburse the Administrative Agent, the Alternate Currency Banks and the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, the Alternate Currency Banks and the Arranger and the Lenders, which attorneys and paralegals may be employees of the Administrative Agent, the Alternate Currency Banks or the Arranger or the Lenders) paid or incurred by the Administrative Agent or the Arranger, the Alternate Currency Banks or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents.

           (B) Indemnity. The Borrowers further agree to defend, protect,
               ---------
     indemnify, and hold harmless the Administrative Agent, the Arranger, the Alternate Currency Banks and each and all of the Lenders and each of their respective Affiliates, and each of such Administrative Agent's, Arranger's, Alternate Currency Bank's, Lender's, or Affiliate's respective officers, directors, trustees, investment advisors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "Indemnitees") from and against any and
        ---------
     all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

               (i) this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto or to the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents; or

               (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrowers, their Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrowers or their Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrowers or their Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters");

provided, however, the Borrowers shall have no obligation to an Indemnitee
--------  -------
hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee with respect to the Loan Documents, as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         (C) Waiver of Certain Claims; Settlement of Claims. Each Borrower
             ----------------------------------------------
     further agrees to assert no claim against any of the Indemnitees on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by any Borrower or any if its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement, the other Loan Documents unless such settlement releases all Indemnitees from any and all liability with respect thereto.

         (D) Survival of Agreements. The obligations and agreements of the
             ----------------------
     Borrowers under this Section 10.7 shall survive the termination of this
                          ------------
     Agreement.

     10.8. Numbers of Documents. All statements, notices, closing documents, and
           --------------------
requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

     10.9. Accounting. Except as provided to the contrary herein, all accounting
           ----------
terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree, at the Borrower's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions
                                      --------  -------
are amended
in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

     10.10. Severability of Provisions. Any provision in any Loan Document that
            --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     10.11. Nonliability of Lenders. The relationship between each Borrower and
            -----------------------
the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations.

     10.12. GOVERNING LAW. THE ADMINISTRATIVE AGENT AND THE LENDERS ACCEPT THIS
            -------------
AGREEMENT AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN ANY BORROWER AND THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING (S) 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     10.13. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.
            -------------------------------------------------------

         (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH
             ----------------------                        --------------
     OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE
                      --------------
     LOCATION OF THE COURT CONSIDERING THE DISPUTE.

        (B) OTHER JURISDICTIONS. EACH BORROWER AGREES THAT THE ADMINISTRATIVE
            -------------------
     AGENT, ANY LENDER OR ANY OTHER HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER SUCH BORROWER, (2) REALIZE ON THE COLLATERAL OR (3) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).
          --------------

        (C) VENUE. EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING,
            -----
     WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE
                ----- --- ----------
     BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

        (D) SERVICE OF PROCESS. EACH BORROWER WAIVES PERSONAL SERVICE OF ANY
            ------------------
     PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR THE LENDERS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE APPLICABLE BORROWER ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

        (E) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES
            --------------------
     ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENT TO EACH OTHER PARTY
            -----------------
     HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND,

     SPECIFICALLY, THE PROVISIONS OF SECTION 10.7 AND THIS SECTION 10.13, WITH
                                     ------------          -------------
     ITS COUNSEL.

     10.14. Subordination of Intercompany Indebtedness. Each Borrower agrees
            ------------------------------------------
that any and all claims of such Borrower against any other Borrower or any of its Subsidiaries that is a Guarantor with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations and Hedging Obligations under Hedging Agreements; provided that, and not in contravention of the foregoing, so
                    --------
long as no Default has occurred and is continuing such Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such Guarantor to the extent permitted by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of any Borrower to ask, demand, sue for, take or receive any payment from any Guarantor, all rights, liens and security interests of such Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Guarantor shall be and are subordinated to the rights of the holders of the Obligations and the Administrative Agent in those assets. No Borrower shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) and the Hedging Obligations under Hedging Agreements shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document or Hedging Agreement among any Borrower and the Holders of Secured Obligations (or any affiliate thereof) have been terminated. If all or any part of the assets of any Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Guarantor is dissolved or if substantially all of the assets of any such Guarantor are sold, then, and in any such event (such events being herein referred to as an "Insolvency Event"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Guarantor to Borrowers ("Intercompany Indebtedness") shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations and Hedging Obligations under the Hedging Agreements, due or to become due, until such Obligations and Hedging Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by any Borrower upon or with respect to the Intercompany Indebtedness after an Insolvency Event prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and Hedging Obligations under Hedging Agreements and the termination of all financing arrangements pursuant to any Loan Document or Hedging Agreement among any Borrower and the Holders of Secured Obligations (and their affiliates), such Borrower shall receive and hold the same in trust, as trustee, for the benefit of the holders of the Obligations and such Hedging Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of such Borrower where necessary), for application to any of the Obligations and such Hedging Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Borrower as the property of the holders of the Obligations and such Hedging Obligations. If any Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. Each Borrower agrees that until the Obligations (other than the contingent indemnity obligations) and such Hedging Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document or Hedging Agreement among the Borrowers and the Holders of the Secured Obligations (and their affiliates) have been terminated, such Borrower will not assign or transfer to any Person (other than the Administrative Agent) any claim the Borrower has or may have against any Guarantor.

                     ARTICLE XI: THE ADMINISTRATIVE AGENT

     11.1. Appointment; Nature of Relationship. Bank One is appointed by the
           -----------------------------------
Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the
                                     ----------
defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Holder of Secured Obligations by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Holders of Secured Obligations, (ii) is a "representative" of the Holders of Secured Obligations within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its affiliates as Holders of Secured Obligations, agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Secured Obligations waives.

     11.2. Powers. The Administrative Agent shall have and may exercise such
           ------
powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

     11.3. General Immunity. Neither the Administrative Agent nor any of its
           ----------------
directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     11.4. No Responsibility for Loans, Creditworthiness, Recitals, Etc. Neither
           ------------------------------------------------------------
the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except
                                                               ---------
receipt of items required to be delivered solely to the Administrative Agent;
(iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents for the perfection or priority of the Liens on any collateral subject to the Collateral Documents, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrowers or any of their Subsidiaries.

     11.5. Action on Instructions of Lenders.  The Administrative Agent shall in
           ---------------------------------
all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all owners of Loans and on all Holders of Secured Obligations. Upon receipt of any such instructions from the Required Lenders (or all of the Lenders in the even that and to the extent that this Agreement expressly requires such), the Administrative Agent shall be permitted to act on behalf of the full principal amount of the Obligations under the Sharing Agreement. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     11.6. Employment of Administrative Agents and Counsel.  The Administrative
           -----------------------------------------------
Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

     11.7. Reliance on Documents; Counsel.  The Administrative Agent shall be
           ------------------------------
entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

     11.8. The Administrative Agent's and the Alternate Currency Banks'
           ------------------------------------------------------------
Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify
---------------------------------
the Administrative Agent and the applicable Alternate Currency Banks (in such Alternate Currency Banks' capacities as fronting banks for the Lenders) ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the applicable Borrower for which the Administrative Agent and such Alternate Currency Bank is entitled to reimbursement by the applicable Borrower under the Loan Documents,

(ii) for any other expenses incurred by the Administrative Agent or such Alternate Currency Bank on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or such Alternate Currency Bank in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of the Administrative Agent or such Alternate Currency Bank.

     11.9.  Rights as a Lender; Bank One Roles.
            ----------------------------------

     (a) Rights as a Lender. With respect to its Revolving Loan Commitment,
         ------------------
Loans made by it, and Letters of Credit issued by it, Bank One shall have the same rights and powers hereunder and under any other Loan Document as any Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders", "Issuing Bank" or "Issuing Banks" shall, unless the context otherwise indicates, include Bank One in its individual capacity. Bank One may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrowers or any of their Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

     (b) Bank One Roles. Each Lender acknowledges that, in addition to acting as
         --------------
a Lender and Issuing Bank with all of the rights and powers thereof as set forth in Section 11.9(a), Bank One acts, or may in the future act, (i) as
   ---------------
Administrative Agent for the Lenders and (ii) as Collateral Agent for the Holders of Secured Obligations and the Noteholders (collectively, the "Bank One Roles"). Without limiting the generality of this Section 11.9(b), each Lender
                                                 ---------------
hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may, subject to the provisions of this Agreement, take, or refrain from taking, any action that it, in its discretion, deems appropriate.

     11.10. Lender Credit Decision. Each Lender acknowledges that it has,
            ----------------------
independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     11.11. Successor Administrative Agent. The Administrative Agent may resign
            ------------------------------
at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent.
If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XI shall continue in effect for its benefit in
                       ----------
respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

     11.12. Execution of Collateral Documents.
            ---------------------------------

        (A) Authority to Take Action. Each Lender authorizes the Administrative
            ------------------------
     Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent (or the Collateral Agent acting on its behalf) for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

        (B) Authority to Execute and Deliver. In the event that any collateral
            --------------------------------
     granted by any Collateral Document is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such collateral in favor of the "Collateral Agent" (as defined in the Sharing Agreement) on behalf of the "Creditors" (as defined in the Sharing Agreement). In addition the Administrative Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations the Sharing Agreement. In furtherance and without limitation of the foregoing, the Administrative Agent is hereby authorized and given a power of attorney by and on behalf of each of the Holders of Secured Obligations to execute the Pledge Agreements to secure the "Secured Obligations" (as defined in the Sharing Agreement) plus, if applicable, the necessary notarial reference deed executed in connection therewith, including the power to:

            (i) Receive the pledges of shares (Entgegennahme von Verpfandunen von Geschaftsanteilen) in German limited liability companies (GmbHs) under the Pledge Agreements, execute the notarial share pledge agreements (Unterzeichnung notarieller Verpfandungsurkunden) in connection therewith, execute the reference deeds (Unterzeichnung von Bezugsurkunden) in connection therewith, and execute any other document in connection therewith;

            (ii) Execute other security arrangements in connection with the Pledge Agreements in favor of the "Creditors" (as defined in the Sharing Agreement) including without limitation, pledges of assets other than shares, guarantees, security transfer agreements (Sicherungsubereignungsvertrage) relating to tangible and/or intangible assets and of security assignment agreements relating to claims and receivables (Sicherungsabiretungs-vereinbarungen).

The Collateral Agent may act individually or may grant sub-powers of attorney (Untervollmachten) and shall be released from the restrictions set forth in section 181 of the German Civil Code (prohibition to represent several parties in the same transaction, and to represent the person represented in transactions with himself).

        (C) Authority to Release Liens and Guarantors. The Lenders hereby
            -----------------------------------------
     authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any collateral granted by any Collateral Document or release any Guarantor from its obligations under any of the Guarantees (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby (which satisfaction, in the case of outstanding Letters of Credit, may take the form of a backstop letter of credit from an issuer acceptable to the Administrative Agent or cash collateral); (ii) in connection with any transaction which is not prohibited by the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of collateral or Guarantors pursuant to this
     Section 11.12(C).
     ----------------

        (D) Additional Authority. Upon any sale or transfer of assets
            --------------------
     constituting collateral granted by any Collateral Document which is expressly permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the collateral that was sold or transferred; provided, however, that
                                                       --------  -------
     (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrowers or any Subsidiary in respect of) all interests retained by the Borrowers or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of such collateral.

        (E) The authority granted in this Section 11.12 to the Administrative
                                          -------------
     Agent shall also extend to the Collateral Agent acting on the Administrative Agent's behalf (and on behalf of the Noteholders) under the Collateral Documents.

     11.13. No Duties Imposed Upon Syndication Agent, Documentation Agent or
            ----------------------------------------------------------------
Arranger.  None of the Persons identified on the cover page to this Agreement,
--------
the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent" or "Documentation Agent" or "Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent" or "Documentation Agent" or "Arranger" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreement set forth in Section 11.10, each of
                                                       -------------
the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                    ARTICLE XII:  SETOFF; RATABLE PAYMENTS

     12.1. Setoff.  In addition to, and without limitation of, any rights of the
           ------
Lenders under applicable law, if any Default occurs and is continuing, any Indebtedness from any Lender to the Borrowers (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

     12.2. Ratable Payments.  If any Lender, whether by setoff or otherwise, has
           ----------------
payment made to it upon its Loans (other than payments received pursuant to Sections 2.14(E), 4.1, 4.2 or 4.4) in a greater proportion than that received by
----------------  ---  ---    ---
any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the Obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

     12.3. Application of Payments.  Subject to the provisions of Section 9.2,
           -----------------------                               -----------
the Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this Section 12.3, apply all payments and prepayments in respect of any
        ------------
Obligations in the following order:

        (A) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the applicable Borrower;

        (B) second, to pay interest on and then principal of any advance made under Section 10.3 for which the Administrative Agent has not then been
           ------------
     paid by the applicable Borrower or reimbursed by the Lenders;

        (C) third, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Administrative Agent;

        (D) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the issuer(s) of Letters of Credit;

        (E) fifth, to pay interest due in respect of Swing Line Loans and Alternate Currency Loans;

        (F) sixth, to pay interest due in respect of Loans (other than Swing Line Loans or Alternate Currency Loans) and L/C Obligations;

        (G) seventh, to the ratable payment or prepayment of principal outstanding on Swing Line Loans and Alternate Currency Loans;

        (H) eighth, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans), Reimbursement Obligations and Hedging Obligations under Hedging Agreements;

        (I) ninth, to provide required cash collateral, if required pursuant to
     Section 3.11; and
     ------------

        (J) tenth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurocurrency Rate
                                     ----
Loans with those Eurocurrency Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section 12.3 and the related provisions
                                        ------------
of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, the Swing Line Bank and the issuer(s) of Letters of Credit as among themselves. The order of priority set forth in clauses (D) through (J) of this Section 12.3 may at any time and from time to
-----------         ---         ------------
time be changed by all of the Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person; provided, that the order of
                                                     --------
priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank and in respect of Alternate Currency Loans may be changed only with the prior written consent of the Alternate Currency Banks. The order of priority set forth in clauses (A)
                                                              -----------
through (C) of this Section 12.3 may be changed only with the prior written
        ---         ------------
consent of the Administrative Agent.

     12.4. Relations Among Lenders.
           -----------------------

        (A) Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the following sentence, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrowers or any other obligor hereunder or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent.

        (B) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

     12.5. Representations and Covenants Among Lenders.  Each Lender represents
           -------------------------------------------
and covenants for the benefit of all other Lenders and the Administrative Agent that such Lender is not satisfying and shall not satisfy any of its obligations pursuant to this Agreement with any assets considered for any purposes of ERISA or Section 4975 of the Code to be assets of or on behalf of any "plan" as defined in section 3(3) of ERISA or section 4975 of the Code, regardless of whether subject to ERISA or Section 4975 of the Code.

       ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     13.1. Successors and Assigns. The terms and provisions of the Loan
           ----------------------
Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (A) no Borrower shall have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this Section 13.1(A) shall be null and void, and (B) any assignment
                  ---------------
by any Lender must be made in compliance with Section 13.3 hereof.
                                              ------------
Notwithstanding clause (B) of this Section 13.1 or Section 13.3, (i) any Lender
                ----------         ------------    ------------
may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender which is a fund or commingled investment vehicle that invests in commercial loans in the ordinary course of its business may at any time, without the consent of the Borrower or the Administrative Agent, pledge or assign all or any part of its rights under this Agreement to a trustee or other representative of holders of obligations owed or securities issued by such Lender as collateral to secure such obligations or securities; provided, however, that no such assignment or pledge shall release the
--------  -------
transferor Lender from its obligations hereunder. The Administrative Agent may treat each Lender as the owner of the Loans made by such Lender hereunder for all purposes hereof unless and until such Lender complies with Section 13.3
                                                               ------------
hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Loan, Revolving Loan Commitment, L/C Interest or any other interest of a Lender under the Loan Documents agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any Loan, shall be conclusive and binding on any subsequent owner, transferee or assignee of such Loan.

     13.2. Participations.
           --------------
        (A) Permitted Participants; Effect. Subject to the terms set forth in
            ------------------------------
     this Section 13.2, any Lender may, in the ordinary course of its business
          ------------
     and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Borrower (and, if such participation is with respect to an Alternate Currency Loan, the applicable Alternate Currency Bank) and the Administrative Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender, an Affiliate or a special purpose entity administered or sponsored by such Lender thereof. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of all Loans made by it for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Article IV hereof, the Participants
                                            ----------
     shall be entitled to the same rights as if they were Lenders.

        (B) Voting Rights.  Each Lender shall retain the sole right to approve,
            -------------
     without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Letter of Credit or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment (but not any prepayment) of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment, or releases all or substantially all of the Guarantees or collateral, if any, securing any such Loan or Letter of Credit.

        (C) Benefit of Setoff. Each Borrower agrees that each Participant shall
            -----------------
     be deemed to have the right of setoff provided in Section 12.1 hereof in
                                                       ------------
     respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided
                                                                     --------
     that each Lender shall retain the right of setoff provided in Section 12.1
                                                                   ------------
     hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1
                                                                ------------
     hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.
                     ------------

     13.3. Assignments.
           -----------
        (A) Permitted Assignments. Any Lender (each such assigning Lender under
            ---------------------
     this Section 13.3 being a "Seller") may, in the ordinary course of its
          ------------          ------
     business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this Section 13.3. Each assignment shall be of a
                                 ------------
     constant, and
     not a varying, ratable percentage of all of the Seller's rights and obligations under this Agreement. Such assignment shall be substantially in the form of Exhibit D hereto and shall not be permitted hereunder unless
                 ---------
     such assignment is either for all of such Seller's rights and obligations under the Loan Documents or, without the prior written consent of the Administrative Agent and any applicable Alternate Currency Bank, (x) involves loans and commitments in an aggregate Dollar Amount of at least $5,000,000 (which minimum amount (i) shall not apply to any assignment between Lenders, or to an Affiliate or Approved Fund of any Lender, and
     (ii) in any event may be waived by the Required Lenders after the occurrence of a Default or Unmatured Event of Default), and (y) after giving effect to such assignment, leaves such Seller with a Revolving Loan Commitment of at least $5,000,000. The written consent of the Administrative Agent and any applicable Alternate Currency Bank, and, prior to the occurrence of a Default, and only with respect to any assignment other than to another Lender, the Borrower (which consent, in each such case, shall not be unreasonably withheld or delayed), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate or Approved Fund of such Lender.

        (B) Effect; Effective Date. Upon (i) delivery to the Administrative
            ----------------------
     Agent and the applicable Alternate Currency Bank of a notice of assignment, substantially in the form attached as Appendix I to Exhibit D hereto (a
                                           ----------    ---------
     "Notice of Assignment"), together with any consent required by Section
                                                                    -------
     13.3(A) hereof and (ii) payment of a $3,000 fee by the assignee or the
     -------
     assignor (as agreed) to the Administrative Agent for processing such assignment other than with respect to an assignment between a Lender and an Affiliate thereof, such assignment shall become effective on the later of such date when the requirements in clauses (i), (ii), and (iii) are met or
                                        -----------  ----      -----
     the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Loan Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders, the applicable Alternate Currency Bank or the Administrative Agent shall be required to release the Seller with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and Letter of Credit participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(B), the Seller, the
                                                ---------------
     Administrative Agent, the applicable Alternate Currency Bank and the applicable Borrower shall make appropriate arrangements so that, to the extent notes have been issued to evidence any of the transferred Loans, replacement notes are issued to such Seller and new notes or, as appropriate, replacement notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment, as adjusted pursuant to such assignment. Notwithstanding anything to the contrary herein, the Borrowers shall not, at any time, be obligated to pay under Section 2.14(E) to any Lender that is a Purchaser, assignee or
           ---------------
     transferee any sum in excess of the sum which the Borrowers would have been obligated to pay to the Lender that was the Seller, assignor or transferor had such assignment or transfer not been effected.

        (C) The Register. The Administrative Agent shall maintain at its address
            ------------
     referred to in Section 14.1 a copy of each assignment delivered to and
                    ------------
     accepted by it pursuant to this Section 13.3 and a register (the
                                     ------------
     "Register") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of, principal amount of and interest on the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 13.3. The entries in the Register shall be
                           ------------
     conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     13.4. Confidentiality. Subject to Section 13.5, the Administrative Agent
           ---------------             ------------
and the Lenders and their respective representatives shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrowers in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending or investment practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or any securities exchange or similar self-regulatory organization or representative thereof or pursuant to a regulatory examination or legal process, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor or to any Person if reasonably required in connection with the exercise of remedies hereunder, and shall require any such Transferee to agree (and require any of its Transferees to agree) to comply with this Section
                                                                        -------
13.4.  In no event shall the Administrative Agent or any Lender be obligated or
----
required to return any materials furnished by the Borrowers; provided, however,
                                                             --------  -------
each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall either destroy or return all materials furnished to it by or on behalf of the Borrowers in connection with this Agreement.

     13.5. Dissemination of Information. Each Borrower authorizes each Lender to
           ----------------------------
disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Subsidiaries; provided that prior to any such
                                              --------
disclosure, such prospective Transferee shall agree to preserve in accordance with Section 13.4 the confidentiality of any confidential information described
     ------------
therein.

                            ARTICLE XIV:  NOTICES

     14.1. Giving Notice. Except as otherwise permitted by Section 2.13 with
           -------------                                   ------------
respect to Borrowing/Election Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     14.2. Change of Address.  Each Borrower, the Administrative Agent and any
           -----------------
Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                          ARTICLE XV:  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telephone, that it has taken such action.

                  [Remainder of This Page Intentionally Blank]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.


                                        ROPER INDUSTRIES, INC., as the Borrower

                                        By:___________________________
                                        Name: Martin Headley
                                        Title: Chief Financial Officer

                                        Address:
                                        160 Ben Burton Road
                                        Bogart, GA 30622

                                        Attention: Martin S. Headley
                                        Phone: (706) 369-7170
                                        Fax: (706) 353-6496
                                        E-Mail: rimheadley@aol.com

                                        ROPER CAPITAL DEUTSCHLAND GmbH, as an
                                        Alternate Currency Borrower

                                        By:___________________________
                                        Name: Nigel W. Crocker
                                        Title: Geschaftfuhrer

                                        Address:
                                        c/o Roper Industries, Inc.
                                        160 Ben Burton Road
                                        Bogart, GA 30622

                                        Attention: Nigel W. Crocker
                                        Phone: (706) 369-7170
                                        Fax: (706) 353-6496
                                        E-Mail: willcr@ix.netcom.com

                                        BANK ONE, NA (Main Office Chicago), as
                                        Administrative Agent, an Issuing Lender, the Swing Line Bank and as a Lender

                                        By:___________________________
                                        Name: David T. McNeela
                                        Title:   Vice President

                                        Address:
                                        1 Bank One Plaza
                                        Suite IL1-0324; 1-10
                                        Chicago, Illinois  60670

                                        Attention:  David T. McNeela
                                        Telephone No.:  (312) 732-5730
                                        Facsimile No.:  (312) 732-3888
                                        E-Mail: dave_mcneela@em.fcnbd.com

                                        FIRST UNION NATIONAL BANK,
                                        as Documentation Agent and a Lender


                                        By:___________________________
                                        Name:  David L. Driggers
                                        Title: Senior Vice President

                                        Address:
                                        999 Peachtree Street, Mail Code: GA9030
                                        Suite 900
                                        Atlanta, GA 30309

                                        Attention: Michael Romano, Risk Manager
                                        Phone:  (404) 827-7536
                                        Fax:    (404) 827-7199
                                        E-Mail: michael.romano@firstunion.com

                                        WACHOVIA BANK, N.A.,
                                        as Syndication Agent and as a Lender


                                        By:___________________________
                                        Name:  William J. Darby
                                        Title: Vice President

                                        Address:
                                        191 Peachtree Street, 29th Floor
                                        Atlanta, GA  30303

                                        Attention:  William J. Darby
                                        Phone:  (404) 332-1371
                                        Fax:    (404) 332-5016
                                        E-Mail: william.darby@wachovia.com

                                        DRESDNER BANK AG, NEW YORK AND GRAND
                                        CAYMAN BRANCHES, as a Lender

                                        By:___________________________
                                        Name:  Deborah Slusarczyk
                                        Title: First Vice President


                                        By:___________________________
                                        Name: ________________________
                                        Title:________________________

                                        Address:
                                        75 Wall Street
                                        New York, NY 10005

                                        Attention:  Deborah Slusarczyk
                                        Phone:  (212) 429-2244
                                        Fax:    (212) 429-2524
                                        E-Mail: dslusarc@dresdner.com

                                        BANCA NAZIONALE DEL LAVORO S.p.A. NEW
                                        YORK BRANCH, as a Lender

                                        By:___________________________
                                        Name:  Frederic W. Hall
                                        Title: Vice President


                                        By:___________________________
                                        Name:  Leonardo Valentini
                                        Title: First Vice President

                                        Address:
                                        25 West 51st Street
                                        New York, NY 10019

                                        Attention:  Frederic W. Hall
                                        Phone:  (212) 314-0263
                                        Fax:    (212) 765-2978
                                        E-Mail: Comdiv@bnlny.com

                                        KBC BANK  N.V., as a Lender


                                        By:___________________________
                                        Name: ________________________
                                        Title: _________________________


                                        By:___________________________
                                        Name: ________________________
                                        Title: _________________________

                                        Address:
                                        KBC Bank N.V.-Atlanta Representative
                                        Office
                                        245 Peachtree Center Avenue,
                                        Suite 2550 Atlanta, GA 30303

                                        Attention:  Jacqueline Brunetto
                                        Phone:  (404) 584-5466
                                        Fax:    (404) 584-5465
                                        E-Mail: jacqueline.brunetto@kbc.be.com

                                       COMERICA BANK, as a Lender


                                       By:___________________________
                                       Name:  Kristine L. Vigliotti
                                       Title: Vice President

                                       Address:
                                       500 Woodward Avenue
                                       9th Floor, MC 3280
                                       Detroit, MI 48226

                                       Attention: Kristine L. Vigliotti
                                       Phone:  (313) 222-3648
                                       Fax:    (313) 222-3330
                                       E-Mail: kristine_l_vigliotti@comerica.com

                                        THE MITSUBISHI TRUST AND BANKING
                                        CORPORATION, as a Lender

                                        By:___________________________
                                        Name:  Nobuo Tominaga
                                        Title: Chief Manager

                                        Address:
                                        311 S. Wacker Drive
                                        Suite 6300
                                        Chicago, IL  60606

                                        Attention:  Nobuo Tominaga
                                        Phone:  (312) 408-6051
                                        Fax:    (312) 663-0863
                                        E-Mail: mtbcchi4@aol.com

                                        ROBERT FLEMING & CO LIMITED,
                                        as a Lender


                                        By:___________________________
                                        Name:  Andrew L. Burke
                                        Title: Director

                                        Address:
                                        25 Copthall Avenue
                                        London EC2R 7DR

                                        Attention:  Michelle Stanley
                                        Phone:  011 44 20 7282 4772
                                        Fax:    011 44 20 7256 5036
                                        E-Mail: michelle.stanley@flemings.com